As filed with the Securities and Exchange Commission on February 9, 2005.
                                                     Registration No. 333-122178
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




           ILLINOIS                         6022                           36-3873352
(State or Other Jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)       Identification Number)

                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                DAVID A. DYKSTRA
           SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                               727 NORTH BANK LANE
                        LAKE FOREST, ILLINOIS 60045-1951
                                 (847) 615-4096
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

         JOHN R. OBIALA, ESQ.                   JOHN E. FREECHACK, ESQ.
      JENNIFER DURHAM KING, ESQ.              BARACK FERRAZZANO KIRSCHBAUM
VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.         PERLMAN & Nagelberg LLP
 222 NORTH LASALLE STREET, SUITE 2600       333 WEST WACKER DRIVE, SUITE 2700
        CHICAGO, ILLINOIS 60601                  CHICAGO, ILLINOIS 60606
           (312) 609-7500                             (312) 984-3100

                         ______________________________

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                         ______________________________

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. /_/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2005



[FIRST NORTHWEST BANCORP, INC. LOGO]              WINTRUST FINANCIAL CORPORATION

                                ________________

                PROXY STATEMENT OF FIRST NORTHWEST BANCORP, INC.

                                ________________

                  PROSPECTUS OF WINTRUST FINANCIAL CORPORATION

                                ________________

                  Merger Proposed - Your Vote Is Very Important

DEAR FIRST NORTHWEST BANCORP, INC. STOCKHOLDERS:


         You are cordially invited to attend a special meeting of stockholders of First Northwest Bancorp, Inc. which will be held on March 15, 2005, at 3:00 p.m., local time, at the offices of First Northwest located at 234 West Northwest Highway, Arlington Heights, Illinois 60004.


         At the meeting, you will be asked to approve a merger agreement between First Northwest and Wintrust Financial Corporation that provides for Wintrust's acquisition of First Northwest through the merger of First Northwest with and into Wintrust. If the merger is completed, you may elect to convert each share of First Northwest common stock into either shares of Wintrust's common stock, or a combination of cash and shares of Wintrust common stock, valued at $7.20 plus an amount that will depend upon the average price of Wintrust common stock determined at the time of closing. If the average price determined at closing of Wintrust's common stock is:

         o less than $51.00 per share, you would receive merger consideration valued at $7.20 plus 0.2822 times the average price;

         o between $51.00 and $57.00 per share, you would receive merger consideration valued at $7.20 plus $14.39;

         o between $57.00 and $64.00 per share, you would receive merger consideration valued at $7.20 plus 0.2525 times the average price; and

         o greater than $64.00 per share, you would receive merger consideration valued at $7.20 plus $16.16.


         For example, if the average price of Wintrust's common stock determined at closing is $54.72 (the closing price of the stock on February 8, 2005), you would receive per share merger consideration valued at $21.59 ($7.20 plus $14.39). Subject to certain conditions, First Northwest may terminate the merger agreement if the average price of Wintrust's common stock is equal to or less than $48.99.

         Wintrust's common stock is traded on the Nasdaq National Market under the symbol "WTFC." The closing price of Wintrust common stock on February 8, 2005, was $54.72.

         The merger cannot be completed unless the holders of at least a majority of the voting power of the outstanding shares of First Northwest common stock vote in favor of the merger agreement. All of the directors and executive officers of First Northwest have agreed to vote all of their shares of common stock in favor of the merger agreement at the special meeting. Together they own approximately 68.5% of First Northwest's outstanding shares of common stock. As a result, approval of the merger agreement at the special meeting is virtually assured. Nevertheless, under Delaware corporate law and its certificate of incorporation, First Northwest is required to hold a special meeting and obtain stockholder approval of the merger. As a result, you are encouraged to mail your proxy or vote at the special meeting. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU APPROVE IT.


         Additional information regarding the transaction, the merger agreement, First Northwest and Wintrust is set forth in the attached proxy statement/prospectus. This document also serves as the prospectus for up to 605,000 shares of Wintrust common stock that may be issued by Wintrust in connection with the merger. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING "RISK FACTORS" BEGINNING ON PAGE 14.

                                    Sincerely,

                                    S. Michael Polanski
                                    President and Chief Executive Officer
                                    First Northwest Bancorp, Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


THIS PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 11, 2005, AND IS FIRST BEING MAILED TO FIRST NORTHWEST STOCKHOLDERS ON OR ABOUT FEBRUARY 11, 2005.

                              AVAILABLE INFORMATION

         As permitted by the rules of the Securities and Exchange Commission, this document incorporates certain important business and financial information about Wintrust from other documents that is not included in or delivered with this document. These documents are available to you without charge upon your written or oral request. Your requests for these documents should be directed to the following:

                         WINTRUST FINANCIAL CORPORATION
                               727 NORTH BANK LANE
                           LAKE FOREST, ILLINOIS 60045
                           ATTENTION: DAVID A. DYKSTRA
                             CHIEF OPERATING OFFICER
                                 (847) 615-4096


         IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, YOU SHOULD MAKE YOUR REQUEST BY FEBRUARY 21, 2005 TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


         YOU CAN ALSO OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT THROUGH THE SEC'S WEBSITE AT WWW.SEC.GOV. SEE "WHERE YOU CAN FIND MORE INFORMATION" BEGINNING ON PAGE ___.

                          FIRST NORTHWEST BANCORP, INC.

                            234 W. Northwest Highway
                        Arlington Heights, Illinois 60004

                       ___________________________________

                    Notice of Special Meeting of Stockholders

                                   to be held


                                 March 15, 2005


                       ___________________________________


Date:    March 15, 2005

Time:    3:00 p.m.

Place:   FIRST NORTHWEST BANCORP, INC.
         234 WEST NORTHWEST HIGHWAY
         ARLINGTON HEIGHTS, ILLINOIS  60004


To First Northwest Bancorp, Inc. Stockholders:

We are pleased to notify you of and invite you to a special meeting of stockholders. At the meeting you will be asked to vote on the following matters:

         o Approval of the Agreement and Plan of Merger, dated as of November 17, 2004, that provides for Wintrust Financial Corporation to acquire First Northwest Bancorp, Inc., through the merger of First Northwest with and into Wintrust, as described in the attached proxy statement/prospectus.

         o To transact any other business that properly comes before the special meeting, or any adjournments or postponements of the special meeting.


Holders of record of First Northwest common stock at the close of business on February 10, 2005 may vote at the special meeting. Approval of the merger agreement requires the affirmative vote at the special meeting of holders of at least a majority of the voting power of the outstanding shares of First Northwest common stock.


THE BOARD OF DIRECTORS OF FIRST NORTHWEST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

First Northwest stockholders may dissent from the merger and, upon complying with the requirements of Delaware law, receive cash equal to the fair value of their shares instead of the merger consideration. See "Special Meeting of First Northwest Stockholders--Appraisal rights" in the accompanying proxy statement/prospectus for additional information.

To ensure that your shares are voted at the special meeting, please promptly complete, sign and return the proxy form in the enclosed envelope whether or not you plan to attend the meeting in person. Stockholders who attend the special meeting may revoke their proxies and vote in person, if they so desire. To make a timely election of merger consideration, please complete, sign and return the election form in the enclosed envelope.


Arlington Heights, Illinois
February 11, 2005



                                    By Order of the Board of Directors


                                    S. Michael Polanski
                                    President and Chief Executive Officer


                                TABLE OF CONTENTS

                                                                                                               PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER...........................................................................1

SUMMARY..........................................................................................................4
         Information about Wintrust and First Northwest..........................................................4
         The merger and the merger agreement.....................................................................4
         Reasons for the merger..................................................................................4
         Board recommendation to First Northwest's stockholders..................................................5
         Fairness opinion of First Northwest's Financial Advisor.................................................5
         First Northwest special meeting.........................................................................5
         Record date for the special meeting; revocability of proxies............................................6
         Vote required...........................................................................................6
         What First Northwest stockholders will receive..........................................................6
         Merger consideration election...........................................................................6
         Series A Convertible Preferred Stock....................................................................7
         Regulatory approvals....................................................................................7
         New Wintrust shares will be eligible for trading on Nasdaq..............................................7
         Conditions to the merger................................................................................7
         Termination.............................................................................................8
         Termination fee.........................................................................................8
         Interests of officers and directors in the merger that are different from yours.........................8
         Voting agreement........................................................................................8
         Accounting treatment of the merger......................................................................8
         Certain differences in shareholder rights...............................................................9
         Appraisal rights........................................................................................9
         Certain federal income tax consequences of the merger...................................................9
         Historical Comparative Per Share Data; Pro Forma Per Share Data.........................................9
         Selected Financial Data of Wintrust....................................................................11

RISK FACTORS....................................................................................................14
         There is fluctuation in the trading market of Wintrust's common stock and the market price of the common stock you will receive in the merger is uncertain..................................14
         First Northwest's stockholders will not control Wintrust's future operations...........................14
         De novo operations and branch openings impact Wintrust's profitability.................................14
         Wintrust's allowance for loan losses may prove to be insufficient to absorb losses that may occur in its loan portfolio...................................................................15
         Wintrust's premium finance business involves unique operational risks and could expose it to significant losses............................................................................15
         Wintrust may be adversely affected by interest rate changes............................................16
         Wintrust's shareholder rights plan and provisions in its articles of incorporation and by-laws may delay or prevent an acquisition of Wintrust by a third party..............................16

CAUTION ABOUT FORWARD-LOOKING STATEMENTS........................................................................17

SPECIAL MEETING OF FIRST NORTHWEST STOCKHOLDERS.................................................................18
         Date, place, time and purpose..........................................................................18
         Record date, voting rights, quorum and required vote...................................................18
         Voting and revocability of proxies.....................................................................18
         Appraisal rights.......................................................................................18

DESCRIPTION OF THE MERGER.......................................................................................20
         General................................................................................................20

                                       i

                                TABLE OF CONTENTS
                                  (continued)
                                                                                                               PAGE

         The Companies..........................................................................................20
         Background of the Merger...............................................................................21
         First Northwest's reasons for the merger and recommendation of the board of directors..................23
         Wintrust's reasons for the merger......................................................................24
         Fairness Opinion of First Northwest's Financial Advisor................................................25
         Accounting treatment...................................................................................30
         Certain federal income tax consequences of the merger..................................................31
         Regulatory approvals...................................................................................32
         Interests of certain persons in the merger ............................................................32
         Voting agreement.......................................................................................33
         Restrictions on resale of Wintrust common stock........................................................34

DESCRIPTION OF THE MERGER AGREEMENT.............................................................................34
         Time of completion.....................................................................................34
         Consideration to be received in the merger.............................................................34
         Series A Convertible Preferred Stock...................................................................36
         Merger consideration election .........................................................................36
         Exchange of certificates...............................................................................36
         Conduct of business pending the merger and certain covenants...........................................36
         Representations and warranties.........................................................................38
         Conditions to completion of the merger.................................................................39
         Minimum net worth and loan loss reserve requirements closing condition.................................40
         Termination............................................................................................40
         Termination fee........................................................................................41
         Management of Wintrust and First Northwest Bank after the merger.......................................41
         Employee benefit matters...............................................................................41
         Expenses...............................................................................................41
         Nasdaq stock listing...................................................................................42

COMPARISON OF SHAREHOLDER RIGHTS................................................................................42
         Authorized capital stock...............................................................................42
         Payment of dividends...................................................................................42
         Advance notice requirements for presentation of business and nominations of directors at annual meetings of shareholders......................................................................42
         Quorum.................................................................................................43
         Election, classification and size of board of directors................................................43
         Removal of directors...................................................................................43
         Filling vacancies on the board of directors............................................................43
         Amendment of charter and by-laws.......................................................................44
         Mergers, acquisitions and other transactions...........................................................44
         Business combinations with interested shareholders.....................................................44
         Limitations on directors' liability....................................................................45
         Indemnification........................................................................................45
         Action by shareholders without a meeting...............................................................46
         Special meetings of shareholders.......................................................................46
         Preemptive rights......................................................................................46
         Appraisal rights of dissenting shareholders............................................................46
         Certain anti-takeover effects of Wintrust's articles and by-laws and Illinois law......................46
         Rights plan............................................................................................47

LEGAL MATTERS...................................................................................................48

                                       ii

EXPERTS  .......................................................................................................48

SHAREHOLDER PROPOSALS...........................................................................................48

WHERE YOU CAN FIND MORE INFORMATION.............................................................................49

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................................................49

ANNEX A:  AGREEMENT AND PLAN OF MERGER.........................................................................A-1

ANNEX B:  DELAWARE APPRAISAL RIGHTS LAW........................................................................B-1

ANNEX C:  FORM OF VOTING AGREEMENT.............................................................................C-1

ANNEX D:  FAIRNESS OPINION OF FIRST NORTHWEST'S FINANCIAL ADVISOR............................................. D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT AM I BEING ASKED TO VOTE ON?  WHAT IS THE PROPOSED TRANSACTION?

A: You are being asked to vote on the approval of a merger agreement that provides for Wintrust's acquisition of First Northwest through the merger of First Northwest with and into Wintrust. As a result of the merger, you will become a shareholder of Wintrust.

Q:       WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: If the merger is completed, the shares of First Northwest common stock that you own immediately before the completion of the merger will be converted into the right to receive either shares of Wintrust common stock, or a combination of 40% cash and 60% shares of Wintrust common stock (subject to possible proration as described below). For each of your shares of First Northwest common stock, you will receive the "per share merger consideration" to be calculated as set forth in the merger agreement. The per share merger consideration will be the sum of $7.20, plus an amount that will vary depending on the average of the high and low sales price of Wintrust common stock during the 10 trading days ending three trading days before the merger closing date. If the average price determined at closing of Wintrust's common stock is:

         o less than $51.00 per share, you would receive merger consideration valued at $7.20 plus 0.2822 times the average price;

         o between $51.00 and $57.00 per share, you would receive merger consideration valued at $7.20 plus $14.39;

         o between $57.00 and $64.00 per share, you would receive merger consideration valued at $7.20 plus 0.2525 times the average price; and

         o greater than $64.00 per share, you would receive merger consideration valued at $7.20 plus $16.16.

         Subject to certain conditions, First Northwest may terminate the merger agreement if the average price of Wintrust's common stock is equal to or less than $48.99.

Q:       HOW DO I MAKE AN ELECTION FOR THE MERGER CONSIDERATION?

A: You have been provided with an election form to select whether you will receive merger consideration of Wintrust common stock or a combination of cash and Wintrust common stock. Depending on your election, the amount of stock or cash you receive may be prorated under certain circumstances. The completed election form must be received by Wintrust's exchange agent, Illinois Stock Transfer Company, on or before the fifth business day before the effective time of the merger. If you do not submit a properly completed election form by this deadline, you will be deemed to have elected to receive a combination of cash and Wintrust common stock.

Q:       WHY DO FIRST NORTHWEST AND WINTRUST WANT TO MERGE?

A: First Northwest believes that the proposed merger will provide First Northwest stockholders with substantial benefits, and Wintrust believes that the merger will further its strategic growth plans. As a larger company, Wintrust can provide the capital and resources that First Northwest Bank needs to compete more effectively and to offer a broader array of products and services to better serve its banking customers. To review the reasons for the merger in more detail, see "Description of the merger--Wintrust's reasons for the merger" on page ___ and "Description of the merger--First Northwest's reasons for the merger and recommendation of the board of directors" on page ___.

Q:       WHAT DOES THE FIRST NORTHWEST BOARD OF DIRECTORS RECOMMEND?

A: First Northwest's board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement. First Northwest's board of directors has determined that the merger agreement and the merger are in the best interests of First Northwest and its stockholders. To review the background and reasons for the merger in greater detail, see pages ___ to ___.

Q:       WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: Holders of at least a majority of the voting power of the outstanding shares of First Northwest common stock must vote in favor of the merger. All of First Northwest's directors and executive officers have agreed to vote their shares in favor of the merger at the special meeting. These stockholders owned approximately 68.5% of First Northwest's outstanding common stock on the record date. Wintrust's shareholders will not be voting on the merger agreement. See "Description of the merger--Interests of certain persons in the merger" on page ___ and "Description of the merger--Voting agreement" on page
         ___.

Q:       WHAT DO I NEED TO DO NOW?  HOW DO I VOTE?

A: After you have carefully read and considered the information contained in this proxy statement/prospectus, please complete, sign, date and mail your proxy form in the enclosed return envelope as soon as possible. This will enable your shares to be represented at the special meeting. You may also vote in person at the meeting. If you do not return a properly executed proxy form and do not vote at the special meeting, this will have the same effect as a vote against the approval of the merger agreement. If you sign, date and send in your proxy form, but you do not indicate how you want to vote, your proxy will be voted in favor of approval of the merger agreement. You may change your vote or revoke your proxy prior to the special meeting by filing with the secretary of First Northwest a duly executed revocation of proxy, submitting a new proxy form with a later date or voting in person at the special meeting.

Q:       WHAT IF I OPPOSE THE MERGER?  DO I HAVE APPRAISAL RIGHTS?

A: First Northwest stockholders who do not vote in favor of the merger agreement and otherwise comply with all of the procedures of Section 262 of the Delaware General Corporation Law, or the DGCL, will be entitled to receive payment in cash of the fair value of their shares of First Northwest common stock as ultimately determined under the statutory process. A copy of this section of the DGCL is attached as Annex B to this document. This value could be more than the merger consideration but could also be less.

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

         In general, the conversion of your shares of First Northwest common stock into Wintrust common stock in the merger will be tax-free for United States federal income tax purposes. However, you will recognize gain (but not loss) in an amount limited to the amount of cash you receive in the merger. Additionally, you will recognize gain or loss on any cash that you receive instead of fractional shares of Wintrust's common stock. You should consult with your tax adviser for the specific tax consequences of the merger to you. See "Description of the merger - Certain federal income tax consequences of the merger" on page ___.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Either at the time of closing or shortly after the merger is completed, Wintrust's exchange agent will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent. You should use the letter of transmittal to exchange your First Northwest stock certificates for new certificates representing the shares of Wintrust common stock you will own after the merger is complete. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY FORM OR YOUR STOCK ELECTION FORM.

Q:       WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We will try to complete the merger as soon as possible. Before that happens, the merger agreement must be approved and adopted by First Northwest's stockholders and we must obtain the necessary regulatory approvals. Assuming stockholders vote at least a majority of First Northwest's outstanding shares of common stock in favor of the merger agreement and we obtain the other necessary approvals, we expect to complete the merger late in the first quarter or early in the second quarter of 2005.

Q: IS COMPLETION OF THE MERGER SUBJECT TO ANY CONDITIONS BESIDES STOCKHOLDER APPROVAL?

A: Yes. The transaction must receive the required regulatory approvals, and there are other closing conditions that must be satisfied. For example, as a condition to Wintrust's obligation to close, as of the closing date, First Northwest must satisfy certain financial measures set forth in the merger agreement.

Q:       WHO CAN ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy form, you should contact S. Michael Polanski, First Northwest's President and CEO, at (847) 670-1000.

                                     SUMMARY

         This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger more fully, you should read this entire document carefully, including the annexes and the documents referred to in this proxy statement/prospectus. A list of the documents incorporated by reference appears on page __.

INFORMATION ABOUT WINTRUST AND FIRST NORTHWEST

WINTRUST FINANCIAL CORPORATION  (See page __)
727 North Bank Lane
Lake Forest, Illinois  60045
(847) 615-4096

         Wintrust Financial Corporation, an Illinois corporation, is a financial holding company headquartered in Lake Forest, Illinois. As of December 31, 2004, Wintrust operates 12 community banks, located in the greater Chicago and Milwaukee metropolitan areas, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 50 banking facilities. Wintrust also provides wealth management services, including trust, asset management and brokerage services, to customers located primarily in the Midwest, as well as to customers of its banks. Wintrust also originates and purchases residential mortgage loans, many of which are sold into the secondary market. In addition, Wintrust is involved in specialty lending through operating subsidiaries or divisions of certain of its banks. As of December 31, 2004, Wintrust had consolidated total assets of $6.42 billion, deposits of $5.10 billion and shareholders' equity of $474 million. Wintrust's common stock trades on the Nasdaq National Market under the symbol "WTFC."

FIRST NORTHWEST BANCORP, INC. (See page ___)
234 W. Northwest Highway
Arlington Heights, Illinois 60004
(847) 670-1000

         First Northwest Bancorp, Inc., a Delaware corporation, is a bank holding company headquartered in Arlington Heights, Illinois. Its primary business is operating its bank subsidiary, First Northwest Bank, an Illinois state bank with two branches in Arlington Heights, Illinois. As of December 31, 2004, First Northwest had consolidated total assets of approximately $261 million, deposits of $221 million and stockholders' equity of $14.6 million. First Northwest is not a public company and, accordingly, there is no established trading market for First Northwest's common stock.

THE MERGER AND THE MERGER AGREEMENT  (see page __)

         Wintrust's acquisition of First Northwest is governed by a merger agreement. The merger agreement provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, First Northwest will be merged with and into Wintrust and will cease to exist. After the consummation of the merger, First Northwest Bank will become a wholly owned subsidiary of Wintrust. We encourage you to read the merger agreement, which is included as Annex A to this proxy statement/prospectus.

REASONS FOR THE MERGER  (see page __)

         First Northwest's board of directors believes that the merger is in the best interests of First Northwest and its stockholders, has unanimously approved the merger agreement and unanimously recommends that its stockholders vote "FOR" the approval of the merger agreement.

         In its deliberations and in making its determination, First Northwest's board of directors considered numerous factors, including the following:

         o information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of First Northwest and Wintrust, both individually and as a combined company;

         o the perceived risks and uncertainties attendant to First Northwest's execution of its strategic growth plans as an independent banking organization, including the need to access additional capital and enhance its technology platform on a cost-effective basis to support future growth;

         o the belief that the market value of Wintrust's common stock prior to the execution of the merger agreement was very attractive and offered favorable prospects for future appreciation as a result of the proposed merger and other strategic initiatives being implemented by Wintrust;

         o the strategic vision of the management of Wintrust to seek profitable future expansion in the Chicago metropolitan area, leading to continued growth in overall stockholder value;

         o the fact that Wintrust is publicly held and the merger would provide access to a public trading market for First Northwest stockholders whose investments currently are in a privately held company, as well as enhanced access to capital markets to finance the combined company's capital requirements; and

         o the likelihood that the merger will be approved by the relevant bank regulatory authorities.

         Wintrust's board of directors concluded that the merger is in the best interests of Wintrust and its shareholders. In deciding to approve the merger, Wintrust's board of directors considered a number of factors, including:

         o First Northwest's community banking orientation and its compatibility with Wintrust and its subsidiaries;

         o a review of the demographic, economic and financial characteristics of the markets in which First Northwest operates, including existing and potential competition and history of the market areas with respect to financial institutions;

         o management's review of First Northwest's business, operations, earnings and financial condition, including its management, capital levels and asset quality, since First Northwest Bank's de novo formation in 1995; and

         o the likelihood of regulators approving the merger without undue conditions or delay.

BOARD RECOMMENDATION TO FIRST NORTHWEST'S STOCKHOLDERS  (see page ___)

         First Northwest's board of directors believes that the merger of First Northwest with Wintrust is in the best interests of First Northwest and its stockholders. FIRST NORTHWEST'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

FAIRNESS OPINION OF FIRST NORTHWEST'S FINANCIAL ADVISOR  (see page __)

         In deciding to approve the merger, First Northwest's board of directors considered, among other things, the opinion of Hovde Financial LLC that the merger consideration is fair, from a financial point of view, to the holders of First Northwest common stock. You should read the full text of the fairness opinion, which is attached to this proxy statement/prospectus as Annex D, to understand the assumptions made, limits of the reviews undertaken and other matters considered by Hovde Financial LLC in rendering its opinion.

FIRST NORTHWEST SPECIAL MEETING  (see page ___)


         The special meeting of stockholders will be held at the offices of First Northwest, located at 234 West Northwest Highway, Arlington Heights, Illinois 60004 on March 15, 2005 at 3:00 p.m., local time. First

Northwest's board of directors is soliciting proxies for use at the special meeting. At the special meeting, First Northwest stockholders will be asked to vote on a proposal to approve the merger agreement.

RECORD DATE FOR THE SPECIAL MEETING; REVOCABILITY OF PROXIES  (see page ___)


         You may vote at the special meeting if you own shares of First Northwest common stock of record at the close of business on February 10, 2005. You will have one vote for each share of First Northwest common stock you owned on that date. You may revoke your proxy at any time before the vote at the special meeting.


VOTE REQUIRED  (see page ___)

         To approve the merger, at least a majority of the voting power of the outstanding shares of First Northwest common stock must be voted in favor of the merger agreement at the special meeting. To satisfy the quorum requirements set forth in First Northwest's by-laws, stockholders holding at least a majority of the voting power of the outstanding shares of First Northwest common stock entitled to vote at the special meeting must be present in person or by proxy at the special meeting. Stockholders may vote their shares in person at the special meeting or by signing and returning the enclosed proxy form.

         All of First Northwest's directors and executive officers have committed to vote their shares of common stock in favor of the merger. At the record date, these stockholders owned 1,013,356 shares, constituting approximately 68.5% of the shares entitled to vote at the meeting. See "Description of the merger--Voting agreement" on page ___.

WHAT FIRST NORTHWEST STOCKHOLDERS WILL RECEIVE  (see page ___)

         If the merger is completed, the shares of First Northwest common stock that you own immediately before the completion of the merger will be converted into the right to receive either shares of Wintrust common stock, or a combination of cash and shares of Wintrust common stock. For each of your shares of First Northwest common stock, you will receive the "per share merger consideration" to be calculated as set forth in the merger agreement. The per share merger consideration will be the sum of $7.20, plus an amount that will vary depending on the average of the high and low sales price of Wintrust's common stock during the 10 trading days ending three trading days before the merger closing date. If the average price determined at closing of Wintrust's common stock is:

         o less than $51.00 per share, you would receive merger consideration valued at $7.20 plus 0.2822 times the average price;

         o between $51.00 and $57.00 per share, you would receive merger consideration valued at $7.20 plus $14.39;

         o between $57.00 and $64.00 per share, you would receive merger consideration valued at $7.20 plus 0.2525 times the average price; and

         o greater than $64.00 per share, you would receive merger consideration valued at $7.20 plus $16.16.

         However, subject to certain conditions, First Northwest may terminate the merger agreement if the average price of Wintrust common stock is equal to or less than $48.99.

         First Northwest stockholders will not receive fractional shares of Wintrust common stock. Instead, they will receive a cash payment for any fractional shares based on the value of Wintrust common stock determined in the manner described above.

MERGER CONSIDERATION ELECTION  (see page ___)

         With this proxy statement/prospectus, you have been provided with an election form in order to select whether you will receive merger consideration of Wintrust common stock or a combination of 40% cash and 60% shares of Wintrust common stock (subject to possible proration as described below). The completed election form must be received by Wintrust's exchange agent, Illinois Stock Transfer Company, by 5:00 p.m., Chicago time, on the fifth business day before the effective time of the merger. Once made, elections are irrevocable. If your election form is not received by this deadline, you will be deemed to have elected to receive the combination of cash and Wintrust common stock. Despite your election to receive cash and/or shares of Wintrust common stock, the merger agreement provides that the number of shares that may be converted into the right to receive cash consideration, in the aggregate, may not exceed 34% of First Northwest's outstanding common stock, and the number of shares that may be converted into the right to receive Wintrust common stock (including any shares subject to the stock portion of a combination election), in the aggregate, may not exceed 66% of First Northwest's outstanding common stock. If First
Northwest's stockholders elect to receive, in the aggregate, more than the maximum number of shares that may be converted into cash consideration or stock consideration under the merger agreement, Illinois Stock Transfer Company will prorate these elections so that the maximum amount of each type of consideration is not exceeded.

         Once the merger is complete, Illinois Stock Transfer Company will mail you materials and instructions for exchanging your First Northwest stock certificates for Wintrust stock certificates. You should not send in your First Northwest stock certificates with your completed proxy card or election form, and should wait until you receive the transmittal materials and instructions from the exchange agent.

SERIES A CONVERTIBLE PREFERRED STOCK  (see page ___)

         The merger agreement provides that prior to the effective time of the merger, each outstanding share of First Northwest's outstanding Series A Convertible Preferred Stock will be converted into shares of First Northwest's common stock, subject to the mandatory conversion provisions of the securities. Following the conversion, former holders of the Series A Convertible Preferred Stock will be entitled to receive the merger consideration discussed above. Because the shares of Series A Preferred Stock will not be converted into shares of First Northwest common stock until after the record date for the special meeting, those shares will not be eligible to vote for approval of the merger agreement.

REGULATORY APPROVALS  (see page ___)


     The merger cannot be completed until Wintrust receives the necessary regulatory approval of each of the Board of Governors of the Federal Reserve System, or the Federal Reserve, and the Division of Banks and Real Estate of the Illinois Department of Financial and Professional Regulation, or the DBRE. Wintrust submitted an application to the Federal Reserve Bank of Chicago on December 17, 2004, which was approved on January 31, 2005. Wintrust submitted an application to the DBRE on December 17, 2004. This application was approved effective January 31, 2005.


NEW WINTRUST SHARES WILL BE ELIGIBLE FOR TRADING ON NASDAQ  (see page ___)

         The shares of Wintrust common stock to be issued in the merger can be traded on the Nasdaq National Market.

CONDITIONS TO THE MERGER  (see page ___)

         The completion of the merger is subject to the fulfillment of a number of conditions, including:

         o approval of the merger agreement at the special meeting by the holders of at least a majority of the outstanding shares of First Northwest common stock;

         o approval of the transaction by the appropriate regulatory authorities, including the Federal Reserve and the DBRE, and expiration or termination of all waiting periods required by law;

         o maintenance by First Northwest of certain minimum net worth and loan loss reserve requirements;

         o the holders of not more than 5% of the outstanding shares of First Northwest common stock giving written demand for appraisal rights in accordance with the DGCL;

         o no material adverse change in Wintrust or First Northwest since November 17, 2004;

         o        the execution of an employment agreement by S. Michael
                  Polanski; and

         o the representations and warranties made by the parties in the merger agreement must be materially true and correct as of the effective date of the merger or as otherwise required in the merger agreement.

TERMINATION  (see page ___)

         Subject to conditions and circumstances described in the merger agreement, either Wintrust or First Northwest may terminate the merger agreement if, among other things, any of the following occur:

         o the merger is not completed by June 30, 2005 (or July 31, 2005, if there is a delay due to regulatory approval);

         o in certain circumstances, if a condition to the merger has become impossible to satisfy;

         o a party has materially breached the merger agreement and failed to cure the breach;

         o the holders of at least a majority of the voting power of First Northwest common stock do not approve the merger;

         o in certain circumstances, if First Northwest has received and accepted a superior offer to sell to a third party; or

         o in certain circumstances by First Northwest if the average of the high and low sales price of Wintrust's common stock during the 10 days ending three trading days before the closing date is less than or equal to $48.99.

TERMINATION FEE  (see page ___)

         Under certain circumstances described in the merger agreement, Wintrust may be owed a $1,000,000 termination fee from First Northwest if the transaction is not consummated. See "Description of the merger agreement--Termination fee."

INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE DIFFERENT FROM YOURS (see page ___)

         You should be aware that some of First Northwest's directors and officers may have interests in the merger that are different from, or in addition to, their interests as stockholders. First Northwest's board of directors was aware of these interests and took them into account in approving the merger. For example, the merger agreement obligates First Northwest Bank to enter into an employment agreement with S. Michael Polanski on completion of the merger. Additionally, pursuant to the employment agreement between First Northwest and Mr. Polanski, First Northwest is obligated to make certain cash payments to Mr. Polanski once the merger is consummated.

         Wintrust is also obligated under the merger agreement to provide continuing indemnification to First Northwest's and First Northwest Bank's directors and officers, and to provide such directors and officers with directors' and officers' liability insurance for a period of five years following the merger, subject to certain conditions set forth in the merger agreement.

VOTING AGREEMENT  (see page ___)

         All of the directors and executive officers of First Northwest have agreed to vote all of their shares of common stock in favor of the merger agreement at the special meeting. Together, they own approximately 68.5% of First Northwest's outstanding shares of common stock. These voting agreements terminate if the merger agreement is terminated in accordance with its terms. A copy of the form of voting agreement is attached to this proxy statement/prospectus as Annex C.

ACCOUNTING TREATMENT OF THE MERGER  (see page ___)

         The merger will be accounted for as a purchase transaction in accordance with accounting principles generally accepted in the United States.

CERTAIN DIFFERENCES IN SHAREHOLDER RIGHTS  (see page ___)

         When the merger is completed, First Northwest stockholders, whose rights are governed by Delaware law and First Northwest's certificate of incorporation and by-laws, automatically will become Wintrust shareholders and their rights will be governed by Illinois law, as well as Wintrust's articles of incorporation and by-laws, in addition to laws and requirements that apply to public companies.

APPRAISAL RIGHTS  (see page ___)

         First Northwest stockholders may dissent from the merger and, upon complying with the requirements of the DGCL, receive cash in the amount of the fair value of their shares instead of the merger consideration.

         A copy of the section of the DGCL pertaining to appraisal rights is attached as Annex B to this proxy statement/prospectus. You should read the statute carefully and consult with your legal counsel if you intend to exercise these rights.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER  (see page ___)

         Your receipt of shares of Wintrust common stock as part of the merger consideration generally will be tax-free for United States federal income tax purposes. However, you will recognize gain (but not loss) in an amount limited to the amount of cash you receive in the merger. Additionally, you will recognize gain or loss on any cash that you receive instead of fractional shares of Wintrust common stock. You should consult your tax adviser for a full understanding of the federal, state, local and foreign tax consequences of the merger to you.

HISTORICAL COMPARATIVE PER SHARE DATA; PRO FORMA PER SHARE DATA

         The table below shows the reported high and low sales prices of Wintrust's common stock during the periods indicated.


                                                          HIGH              LOW
                                                         ------           ------
YEAR ENDED DECEMBER 31, 2003
   First Quarter...............................          $33.65           $27.19
   Second Quarter..............................           32.40            27.74
   Third Quarter...............................           38.89            29.30
   Fourth Quarter...............................          46.85            37.64
YEAR ENDED DECEMBER 31, 2004
   First Quarter................................         $50.44           $41.85
   Second Quarter...............................          50.80            45.18
   Third Quarter................................          58.42            49.82
   Fourth Quarter...............................          63.39            54.33
YEAR ENDING DECEMBER 31, 2005
   First Quarter (through February 8, 2005).....         $57.23           $53.15

         The following table presents selected comparative per share data for Wintrust common stock and First Northwest common stock on a historical and pro forma combined basis, giving effect to the merger using the purchase method of accounting, and for Wintrust common stock on a pro forma combined basis, giving effect to the anticipated merger with First Northwest, Wintrust's acquisition of Town Bankshares, Ltd., or Town Bankshares, and its acquisition of Antioch Holding Company, or Antioch. See "Description of the Merger--Business of Wintrust--Recent Developments." The pro forma combined information is not necessarily indicative of the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated, or of the future operations of the combined entity.



                                               NINE MONTHS ENDED           YEAR ENDED
                                               SEPTEMBER 30, 2004      DECEMBER 31, 2003
                                               ------------------      -----------------
WINTRUST HISTORICAL:
   Diluted earnings per share............           $  1.71                 $  1.98
   Cash dividends declared per share.....              0.20                    0.16
   Book value per share (at period end)..             20.42                   17.43
WINTRUST PRO FORMA COMBINED(1):
   Diluted earnings per share............           $  1.72                 $  1.96
   Cash dividends declared per share.....              0.20                    0.16
   Book value per share (at period end)..             21.77                   18.94
WINTRUST PRO FORMA COMBINED (FIRST
   Northwest, Town Bankshares and
   Antioch)(1)(2)(3):
   Diluted earnings per share............           $  1.66                 $  2.09
   Cash dividends per share..............              0.20                    0.16
   Book value per share (at period end)..             23.67                   21.08
FIRST NORTHWEST HISTORICAL:
   Diluted earnings per share............           $  0.73                 $  0.53
   Cash dividends declared per share.....                --                      --
   Book value per share (at period end)..              9.26                    8.84
First Northwest Pro Forma Combined(1):
   Diluted earnings per share............           $  0.44                 $  0.50
   Cash dividends declared per share.....              0.05                    0.04
   Book value per share (at period end)..              5.50                    4.78

------------------
(1) Computed using per share merger consideration of $22.59, assuming a Wintrust common stock price of $55.00 for the anticipated acquisition of First Northwest.
(2) Computed using actual per share merger consideration of $55.34 for the acquisition of Town Bankshares.
(3) Computed assuming per share cash consideration of $55.93 for the acquisition of Antioch.


         The following table sets forth the last sales prices as reported by Nasdaq for Wintrust common stock on the dates indicated, and the equivalent per share value of First Northwest common stock, giving effect to the merger, as of the same dates:



                                CLOSING PRICE       HISTORICAL PRICE     FIRST NORTHWEST
                                   WINTRUST         FIRST NORTHWEST      EQUIVALENT PER
                                 COMMON STOCK       COMMON STOCK           SHARE VALUE
                                 ------------       ------------           -----------
November 16, 2004(1)......          $61.05               (2)              $   22.62(3)
February 8, 2005..........          $54.72               (2)              $   21.59(3)

------------------
(1) Trading date immediately preceding the date of public announcement of the proposed merger.
(2) There is no established trading market for the shares of First Northwest; as a result there is no readily obtainable market price for the shares of First Northwest.
(3) See "Description of the Merger Agreement -- Consideration to be received in the merger" on page ___.

SELECTED FINANCIAL DATA OF WINTRUST

         The selected consolidated financial data presented below, as of or for each of the years in the five-year period ended December 31, 2003, are derived from Wintrust's audited historical financial statements. The selected consolidated financial data presented below, as of or for the nine-month periods ended September 30, 2004 and 2003, are derived from unaudited consolidated financial statements. In Wintrust's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of results as of or for the nine-month periods, have been included. Share and per share amounts have been adjusted to reflect the 3-for-2 stock split effected as a stock dividend effective as of March 14, 2002. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto incorporated by reference into this proxy statement/prospectus from Wintrust's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Wintrust's Quarterly Report on Form 10-Q for the period ended September 30, 2004. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the nine-month period ended September 30, 2004 are not necessarily indicative of results that may be expected for the entire year ended December 31, 2004.


                              NINE MONTHS ENDED
                                SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                            -------------------       -----------------------------------------------------------
                            2004(1)       2003        2003(2)       2002(3)       2001         2000        1999
                            -------     --------      -------      --------     --------     --------    --------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME
   DATA:
Total interest income..     $184,683    $148,977      $203,991     $182,233     $166,455      $148,184    $109,331
Total interest expense.       72,364      62,154        83,499       84,105       92,441        87,184      61,597
                            --------    --------      --------     --------     --------      --------    --------
   Net interest income.      112,319      86,823       120,492       98,128       74,014        61,000      47,734
Provision for loan
   losses..............        5,020       8,402        10,999       10,321        7,900         5,055       3,713
                            --------    --------      --------     --------     --------      --------    --------
   Net interest income
      after provision
      for loan losses..      107,299      78,421       109,493       87,807       66,114        55,945      44,021
Non-interest Income:
   Gain on sale of
      premium finance
      receivables......        5,365       3,470         4,910        3,374        4,564         3,831       1,033
   Mortgage banking
      revenue..........       12,549      14,877        16,718       13,271        8,106         3,139       3,423
   Wealth management
      fees.............       23,659      20,669        28,871       25,229        1,996         1,971       1,171
   Service charges on
      deposit accounts.        2,944       2,611         3,525        3,121        2,504         1,936       1,562
   Administrative
      services revenues        2,927       3,178         4,151        3,501        4,084         4,402         996
   Premium finance
      defalcation-partial
      settlement(4)....           --          --           500        1,250           --            --          --
   Securities (losses)
      gains, net.......        1,731         637           642          107          337           (40)          5
   Other...............       12,453       9,849        13,275       10,819        7,207         3,067       1,618
                            --------    --------      --------     --------     --------      --------    --------
      Total
        non-interest
        income.........       61,628      55,291        72,592       60,672       28,798        18,306       9,808
                            --------    --------      --------     --------     --------      --------    --------
(See footnotes on page 13)

                                       11

                              NINE MONTHS ENDED
                                SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                            -------------------       -----------------------------------------------------------
                            2004(1)       2003        2003(2)       2002(3)       2001         2000        1999
                            -------     --------      -------      --------     --------     --------    --------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Non-interest Expense:
   Salaries and
      employee benefits     $ 66,841    $ 55,673      $ 74,775     $ 63,442     $ 35,628      $ 28,119    $ 20,808
   Equipment expense...        6,626       5,727         7,957        7,191        6,297         5,101       3,199
   Occupancy expense,
      net..............        7,026       5,626         7,436        6,691        4,821         4,252       2,991
   Data processing.....        3,909       3,193         4,304        4,161        3,393         2,837       2,169
   Advertising and
      marketing........        2,376       1,645         2,215        2,302        1,604         1,309       1,402
   Professional fees...        3,432       2,565         3,342        2,801        2,055         1,681       1,203
   Amortization of
      intangibles......          587         448           640          324          685           713         251
   Premium finance
      defalcation(4)...           --          --            --           --           --         4,320          --
   Other non-interest
      expenses.........       19,312      16,382        22,072       19,072       11,300         9,471       7,655
                            --------    --------      --------     --------     --------      --------    --------
      Total
        non-interest
        expense........      110,109      91,259       122,741      105,984       65,783        57,803      39,678
                            --------    --------      --------     --------     --------      --------    --------
Income before taxes
   and cumulative
   effect of
   accounting change...       58,818      42,453        59,344       42,495       29,129        16,448      14,151
Income tax expense.....       21,655      15,264        21,226       14,620       10,436         5,293       4,724
                            --------    --------      --------     --------     --------      --------    --------
Income before
   cumulative effect
   of accounting change     $ 37,163      27,189        38,118       27,875       18,693        11,155       9,427
Cumulative effect of
   change in
   accounting for
   derivatives, net of
   tax.................           --          --            --           --         (254)          ---          --
                            --------    --------      --------     --------     --------      --------    --------
   Net income..........     $ 37,163    $ 27,189      $ 38,118     $ 27,875     $ 18,439      $ 11,155    $  9,427
                            ========    ========      ========     ========     ========      ========    ========
COMMON SHARE DATA:
Earnings per share:
   Basic...............     $   1.83    $   1.56      $   2.11     $   1.71     $   1.34      $   0.85    $   0.76
   Diluted.............         1.71        1.46          1.98         1.60         1.27          0.83        0.73
Cash dividends per
   common share(5).....         0.20        0.16          0.16         0.12        0.093         0.067          --
Book value per share...        20.42       15.87         17.43        13.19         9.72          7.92        7.06
Weighted average
   common shares
   outstanding:
   Basic...............       20,347      17,445        18,032       16,334       13,734        13,066      12,373
   Diluted.............       21,674      18,582        19,219       17,445       14,545        13,411      12,837
SELECTED FINANCIAL
   CONDITION DATA (AT
   END OF PERIOD):
Total assets...........   $5,817,286  $4,304,877    $4,747,398   $3,721,555   $2,705,422    $2,102,806  $1,679,382
Total loans............    4,000,175   2,949,143     3,297,794    2,556,086    2,018,479     1,547,596   1,270,126
Mortgage loans
   held-for-sale.......       80,074      65,240        24,041       90,446       42,904        10,424       8,123
Total deposits.........    4,751,593   3,529,196     3,876,621    3,089,124    2,314,636     1,826,576   1,463,622
Notes payable..........        1,000      26,000        26,000       44,025       46,575        27,575       8,350
Subordinated notes.....       50,000      50,000        50,000       25,000           --            --          --
Long term debt - trust
   preferred securities      146,465      76,512        96,811       50,894       51,050        51,050      31,050
Total stockholders'
   equity..............      430,153     299,874       349,837      227,002      141,278       102,276      92,947

(See footnotes on following page)

                                       12

                              NINE MONTHS ENDED
                                SEPTEMBER 30,                          YEAR ENDED DECEMBER 31,
                            -------------------       -----------------------------------------------------------
                            2004(1)       2003        2003(2)       2002(3)       2001         2000        1999
                            -------     --------      -------      --------     --------     --------    --------
SELECTED FINANCIAL
   RATIOS AND OTHER
   DATA:
Performance Ratios:
   Net interest
      margin(6)(7).....        3.16%        3.20%        3.20%        3.34%       3.49%        3.66%       3.54%
   Net interest
      spread(6)(8)(9)..        2.95         2.99         2.99         3.06        3.08         3.29        3.23
   Non-interest income
      to average
      assets(4)(6).....        1.58%        1.86%        1.76%        1.89%       1.24%        0.99%       0.66%
   Non-interest
      expense to
      average
      assets(4)(6).....        2.83         3.07         2.98         3.30        2.83         3.12        2.65
   Net overhead
      ratio(4)(6)(10)..        1.25         1.21         1.22         1.41        1.59         2.13        2.00
   Efficiency
      ratio(4)(11).....       63.74        64.23        63.52        66.41       63.66        72.33       68.63
   Return on average
      assets(4)(6).....        0.95         0.91         0.93         0.87        0.79         0.60        0.63
   Return on average
      equity(4)(6).....       13.46        14.92        14.36        14.76       15.24        11.51       11.58
   Average
      loan-to-average
      deposit ratio....        88.1         87.1         86.4         88.5        87.4         87.7        86.6
   Dividend payout
      ratio(5)(6)......         8.8          8.2          8.1          7.5         7.4          8.0          --
Asset Quality Ratios:
   Non-performing
      loans to total
      loans............        0.45%        0.48%        0.72%        0.49%       0.64%        0.63%       0.55%
   Allowance for loan
      losses to:
      Total loans......        0.79         0.77         0.77         0.72        0.68         0.67        0.69
      Non-performing
        loans..........      175.97       160.33       107.59       146.63      105.63       107.75      126.10
   Net charge-offs to
      average
      loans(4)(6)......        0.06         0.19         0.18         0.24        0.26         0.24        0.19
   Non-performing
      assets to total
      assets...........        0.33         0.34         0.51         0.34        0.48         0.46        0.41
Other data at end of
   period:
   Number of banking
      facilities.......          47           32           36           31          29           28          24

----------------------
(1) Wintrust completed its acquisitions of SGB Corporation d/b/a WestAmerica Mortgage Company and Guardian Real Estate Services, Inc. on May 19, 2004, and Northview Financial Corporation on September 30, 2004. The results for the nine months ended September 30, 2004 include the results of WestAmerica and Guardian since the effective date of the acquisition.
(2) Wintrust completed its acquisitions of Lake Forest Capital Management Company on February 1, 2003, Advantage National Bancorp, Inc. on October 1, 2003 and Village Bancorp, Inc. on December 5, 2003. The results for the nine months ended September 30, 2003 and year ended December 31, 2003 include the results of the companies acquired as of and since the effective date of the acquisitions only.
(3) Wintrust completed its acquisition of the Wayne Hummer Companies effective as of February 1, 2002. The results for the year ended December 31, 2002 include the results of the Wayne Hummer Companies since February 1, 2002.
(4) In 2000, Wintrust recorded a $4.3 million pre-tax charge ($2.6 million after-tax) related to a fraudulent loan scheme perpetrated against its premium finance subsidiary. The amount of this charge was not included in loans charged-off because a lending relationship had never been established. In the first quarter of 2002, Wintrust recovered $1.25 million (pre-tax) of this amount ($754,000 after-tax), and in the fourth quarter of 2003, it recovered $500,000 (pre-tax) of this amount ($302,000 after-tax).
(5) Wintrust declared its first semi-annual dividend payment in January 2000. Dividend data reflected for the interim periods reflect semi-annual, not quarterly, dividends.
(6)     These financial ratios for interim periods have been annualized.
(7) Net interest income on a tax-equivalent basis divided by average interest-earning assets.
(8)     Calculated on a tax-equivalent basis.
(9) Yield earned on average interest-earning assets less rate paid on average interest-bearing liabilities.
(10) Non-interest expense less non-interest income divided by average total assets.
(11) Non-interest expense (excluding non-recurring items) divided by the sum of net interest income on a tax equivalent basis plus non-interest income (excluding securities gains and losses).

                                  RISK FACTORS

         In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption "Caution About Forward-Looking Statements" on page ___, you should consider the following risk factors carefully in deciding whether to vote for the adoption of the merger agreement.

THERE IS FLUCTUATION IN THE TRADING MARKET OF WINTRUST'S COMMON STOCK AND THE MARKET PRICE OF THE COMMON STOCK YOU WILL RECEIVE IN THE MERGER IS UNCERTAIN.

         You will receive shares of Wintrust common stock in the merger. The number of shares you receive will depend on the average price of Wintrust's common stock prior to the merger, your election and the ultimate proration, if any. Changes in the market price of Wintrust's common stock may result from a variety of factors, including general market and economic conditions, Wintrust's future financial condition and operating results, changes in Wintrust's business, operations and prospects and regulatory considerations, many of which are beyond Wintrust's control.

         The price of Wintrust's common stock at completion of the merger may vary from its price on the date the merger agreement was signed, from its price on the date of this proxy statement/prospectus, from its price on the date of the special meeting and from the average price during the 10-day pricing period used to determine the number of shares you are to receive. You will not be entitled to receive additional cash or shares in the merger if the price of Wintrust's common stock on the closing date of the merger is less than the average price during the pricing period. Because the merger will be completed after the date of the special meeting, at the time of the special meeting you will not know what the market value of the Wintrust common stock you will receive after the merger will be. See "Description of the merger agreement--Consideration to be received in the merger."

         Wintrust's common stock is traded on the Nasdaq National Market under the symbol "WTFC". The maintenance of an active public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is beyond Wintrust's control or the control of any market maker. In addition to the shares of Wintrust common stock to be issued in the merger, Wintrust also has shares of common stock covered by resale registration statements. Wintrust estimates that there are currently approximately up to 1,012,000 of those shares outstanding that have not yet been resold. These remaining shares may be freely sold from time to time in the market. The market price of Wintrust's common stock could drop significantly if shareholders sell or are perceived by the market as intending to sell large blocks of its shares.

FIRST NORTHWEST'S STOCKHOLDERS WILL NOT CONTROL WINTRUST'S FUTURE OPERATIONS.

         Currently, First Northwest's stockholders own 100% of First Northwest and have the power to approve or reject any matters requiring stockholder approval under Delaware law and First Northwest's certificate of incorporation and by-laws. After the merger, First Northwest stockholders will become owners of less than 3% of the outstanding shares of Wintrust common stock. Even if all former First Northwest stockholders voted together on all matters presented to Wintrust's shareholders, from time to time, the former First Northwest stockholders most likely would not have a significant impact on the approval or rejection of future Wintrust proposals submitted to a shareholder vote.

DE NOVO OPERATIONS AND BRANCH OPENINGS IMPACT WINTRUST'S PROFITABILITY.

         Wintrust's financial results have been and will continue to be impacted by its strategy of de novo bank formations and branch openings. Wintrust has employed this strategy to build an infrastructure that management believes can support additional internal growth in its banks' respective markets. Wintrust opened its eighth de novo bank in April 2004, and expects to undertake additional de novo bank formations or branch openings as it expands into additional communities in and around Chicago and southeast Wisconsin. Based on Wintrust's experience, its management believes that it generally takes from 13 to 24 months for de novo banks to first achieve operational profitability, depending on the number of banking facilities opened, the impact of organizational and overhead expenses, the start-up phase of generating deposits and the time lag typically involved in redeploying deposits into attractively priced loans and other higher yielding earning assets. However, it may take longer than expected or than the amount of time Wintrust has historically experienced for new banks and/or banking facilities to reach profitability, and there can be no guarantee that these new banks or branches will ever be profitable. To the extent Wintrust undertakes additional de novo bank, branch and business formations, its level of reported net income, return on average equity and return on average assets will be impacted by start-up costs associated with such operations, and it is likely to continue to experience the effects of higher expenses relative to operating income from the new operations. These expenses may be higher than Wintrust expected or than its experience has shown.

WINTRUST'S ALLOWANCE FOR LOAN LOSSES MAY PROVE TO BE INSUFFICIENT TO ABSORB LOSSES THAT MAY OCCUR IN ITS LOAN PORTFOLIO.

         Wintrust's allowance for loan losses is established in consultation with management of its operating subsidiaries and is maintained at a level considered adequate by management to absorb loan losses that are inherent in the portfolios. At September 30, 2004, Wintrust's allowance for loan losses was 175.97% of total nonperforming loans and 0.79% of total loans. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond its control, and such losses may exceed current estimates. Rapidly growing and de novo bank loan portfolios are, by their nature, unseasoned. As a result, estimating loan loss allowances for Wintrust's newer banks is more difficult, and, therefore, the banks may be more susceptible to changes in estimates, and to losses exceeding estimates, than banks with more seasoned loan portfolios. Although management believes that the allowance for loan losses is adequate to absorb losses that may develop in Wintrust's existing portfolios of loans and leases, there can be no assurance that the allowance will prove sufficient to cover actual loan or lease losses in the future.

WINTRUST'S PREMIUM FINANCE BUSINESS INVOLVES UNIQUE OPERATIONAL RISKS AND COULD EXPOSE IT TO SIGNIFICANT LOSSES.

         Of Wintrust's total loans at September 30, 2004, 19%, or approximately $765 million, were comprised of commercial insurance premium finance receivables that it generates through First Insurance Funding Corporation. These loans, intended to enhance the average yield of earning assets of its banks, involve a different, and possibly higher, level of risk of delinquency or collection than generally associated with loan portfolios of more traditional community banks. First Insurance also faces unique operational and internal control challenges due to the relatively rapid turnover of the premium finance loan portfolio and high volume of new loan originations. The average term to maturity of these loans is less than 12 months, and the average loan size when originated is approximately $30,000.

         Because Wintrust conducts lending in this segment primarily through relationships with a large number of unaffiliated insurance agents and because the borrowers are located nationwide, risk management and general supervisory oversight may be more difficult than in its banks. Wintrust may also be more susceptible to third party fraud. Acts of fraud are difficult to detect and deter, and Wintrust cannot assure investors that its risk management procedures and controls will prevent losses from fraudulent activity. For example, in the third quarter of 2000, Wintrust recorded a non-recurring after-tax charge of $2.6 million in connection with a series of fraudulent loan transactions perpetrated against First Insurance by one independent insurance agency located in Florida. Although Wintrust has since enhanced its internal controls system at First Insurance, it may continue to be exposed to the risk of significant loss in its premium finance business.

         Due to continued growth in origination volume of premium finance receivables, since the second quarter of 1999, Wintrust has been selling some of the loans First Insurance originates to an unrelated third party. Wintrust has recognized gains on the sales of the receivables, and the proceeds of sales have provided it with additional liquidity. Consistent with its strategy to be asset driven, Wintrust expects to pursue similar sales of premium finance receivables in the future; however, it cannot assure you that there will continue to be a market for the sale of these loans and the extent of Wintrust's future sales of these loans will depend on the level of new volume growth in relation to its capacity to retain the loans within its subsidiary banks' loan portfolios. Because Wintrust has a recourse obligation to the purchaser of premium finance loans that it sells, it could incur losses in connection with the loans sold if collections on the underlying loans prove to be insufficient to repay to the purchaser the principal amount of the loans sold plus interest at the negotiated buy-rate and if the collection shortfall on the loans sold exceeds Wintrust's estimate of losses at the time of sale.

WINTRUST MAY BE ADVERSELY AFFECTED BY INTEREST RATE CHANGES.

         Wintrust's interest income and interest expense are affected by general economic conditions and by the policies of regulatory authorities, including the monetary policies of the Federal Reserve. Changes in interest rates may influence the growth rate of loans and deposits, the quality of the loan portfolio, loan and deposit pricing, the volume of loan originations in Wintrust's mortgage banking business and the value that Wintrust can recognize on the sale of mortgage loans in the secondary market. Wintrust expects the results of West America, its newly acquired mortgage banking business, in selling loans into the secondary market will be impacted during periods of rising interest rates. While Wintrust has taken measures intended to manage the risks of operating in a changing interest rate environment, there can be no assurance that such measures will be effective in avoiding undue interest rate risk. If market interest rates should move contrary to Wintrust's "gap" position on interest earning assets and interest-bearing liabilities, the "gap" will work against it and Wintrust's net interest income may be negatively affected.

         The success of Wintrust's covered call and put option program, which Wintrust has used in effect to hedge its interest rate risk, may also be affected by changes in interest rates. With the relatively low interest rates that prevailed over the last three years, Wintrust has been able to augment the total return of its investment securities portfolio by selling put options and call options on fixed-income securities it owns. Wintrust recorded fee income of $8 million during 2003, compared to approximately $6 million in 2002, from premiums earned on these option transactions. During the first nine months of 2004, Wintrust recorded fee income of $7 million on these transactions. In a rising interest rate environment, particularly if interest rates continue to increase, the amount of premium income Wintrust earns on these transactions will likely decline. Wintrust's opportunities to sell covered call options may be limited in the future if rates continue to rise.

WINTRUST'S SHAREHOLDER RIGHTS PLAN AND PROVISIONS IN ITS ARTICLES OF INCORPORATION AND BY-LAWS MAY DELAY OR PREVENT AN ACQUISITION OF WINTRUST BY A THIRD PARTY.

         Wintrust's board of directors has implemented a shareholder rights plan. The rights, which are attached to Wintrust's shares and trade together with its common stock, have certain anti-takeover effects. The plan may discourage or make it more difficult for another party to complete a merger or tender offer for Wintrust's shares without negotiating with Wintrust's board of directors or to launch a proxy contest or to acquire control of a larger block of Wintrust's shares. If triggered, the rights will cause substantial dilution to a person or group that attempts to acquire Wintrust without approval of its board of directors and, under certain circumstances, the rights beneficially owned by the person or group may become void. The plan also may have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers whether or not such transactions are favored by Wintrust's incumbent directors and key management. In addition, Wintrust's executive officers may be more likely to retain their positions with the company as a result of the plan, even if their removal would be beneficial to shareholders generally.

         Wintrust's articles of incorporation and by-laws contain provisions, including a staggered board provision, that make it more difficult for a third party to gain control or acquire Wintrust without the consent of its board of directors. These provisions also could discourage proxy contests and may make it more difficult for dissident shareholders to elect representatives as directors and take other corporate actions.

         These provisions of Wintrust's governing documents may have the effect of delaying, deferring or preventing a transaction or a change in control that might be in the best interest of Wintrust's shareholders.

                    CAUTION ABOUT FORWARD-LOOKING STATEMENTS

         Certain statements contained in this document, including information incorporated into this document by reference, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, "Questions and answers about the merger," "Summary," "Risk Factors," "Description of the merger--Background of the merger," "Description of the merger--Wintrust's reasons for the merger" and "Description of the merger--First Northwest's reasons for the merger and recommendation of the board of directors." You can identify these statements from our use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated improvements in financial performance, and management's long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, its business and growth strategies, including anticipated internal growth, plans to form additional de novo banks and to open new branch offices, and to pursue additional potential development or acquisition of banks, wealth management entities, specialty finance business or fee-related businesses.

         These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors including, among other things, changes in general economic and business condition and the risks and other factors set forth in the "Risk Factors" section beginning on page 14.

         Because of these and other uncertainties, Wintrust's actual future results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, Wintrust's past results of operations do not necessarily indicate Wintrust's future results. You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. Wintrust is not undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law. Wintrust qualifies all of its forward-looking statements by these cautionary statements.

         Further information on other factors which could affect the financial results of Wintrust before and after the merger is included in Wintrust's filings with the SEC, incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information" on page ___.

                 SPECIAL MEETING OF FIRST NORTHWEST STOCKHOLDERS

DATE, PLACE, TIME AND PURPOSE


         Wintrust's and First Northwest's boards of directors are sending you this proxy statement/prospectus and proxy form to use at the special meeting. At the special meeting, the First Northwest board of directors will ask you to vote on a proposal to approve the merger agreement. First Northwest and Wintrust will share equally the costs associated with the solicitation of proxies for the special meeting. The special meeting will be held at the offices of First Northwest, located at 234 West Northwest Highway, Arlington Heights, Illinois 60004 on March 15, 2005 at 3:00 p.m., local time.


RECORD DATE, VOTING RIGHTS, QUORUM AND REQUIRED VOTE


         First Northwest has set the close of business on February 10, 2005, as the record date for determining the holders of its common stock entitled to notice of and to vote at the special meeting. Only First Northwest stockholders at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were 1,561,600 shares of First Northwest common stock outstanding and entitled to vote at the special meeting. There must be at least a majority of First Northwest's outstanding shares present in person or by proxy at the special meeting in order for the vote on the merger to occur.


         Approval of the merger agreement will require the affirmative vote of at least a majority of First Northwest's outstanding shares. Certain stockholders of First Northwest, whose aggregate ownership represents approximately 68.5% of First Northwest's outstanding shares, have committed to vote their shares in favor of the merger. Wintrust does not own any shares of First Northwest common stock. See "Description of the merger--Voting agreement" on page ___ for a description of the provisions of the voting agreement.

         Abstentions from voting or any failure to vote will have the same effect as voting against the merger agreement.

VOTING AND REVOCABILITY OF PROXIES

         You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, we recommend you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the meeting.

         Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger. If you are the record holder of your shares and submit your proxy without specifying a voting instruction, your shares will be voted "FOR" approval of the merger agreement.

         You may revoke your proxy before it is voted by:

         o filing with First Northwest's secretary a duly executed revocation of proxy;

         o        submitting a new proxy with a later date; or

         o        voting in person at the special meeting.

         Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:
First Northwest Bancorp, Inc., 234 W. Northwest Highway, Arlington Heights, Illinois, 60004, Attention: S. Michael Polanski.

APPRAISAL RIGHTS

         Pursuant to Section 262 of the DGCL, you may dissent from the merger and elect to have the fair value of your shares judicially determined and paid in cash, but only if you comply with the provisions of Section 262.

         The following is a brief summary of the statutory procedures that you must follow in order to perfect your appraisal rights under Delaware law. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 OF THE DGCL, A COPY OF WHICH IS INCLUDED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

         To dissent from the merger and demand appraisal, you must satisfy the following conditions:

         o deliver a written demand for appraisal of your shares to First Northwest before the vote on the adoption of the merger agreement at the special meeting;

         o not vote in favor of the merger agreement (the return of a signed proxy which does not specify a vote against the merger agreement or a direction to abstain, will be voted in favor of the merger agreement and constitute a waiver of your right of appraisal); and

         o continuously hold your First Northwest shares from the date of making the demand through the time the merger is completed.

         If you fail to comply with any of these conditions and the merger becomes effective, you will be entitled to receive only the consideration provided in the merger agreement. Failure to vote on the merger agreement will not constitute a waiver of your appraisal rights. Voting against the merger agreement will not satisfy the requirement of a written demand for appraisal.

         All written demands for appraisal should be addressed to: First Northwest Bancorp, Inc., 234 W. Northwest Highway, Arlington Heights, Illinois 60004, Attention: S. Michael Polanski. A demand must be received before the vote concerning the merger agreement at the special meeting occurs, and should be executed by, or on behalf of, the holder of record. If First Northwest shares are owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If First Northwest shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker or trustee, who holds First Northwest shares as a nominee for others may exercise his or her rights of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of First Northwest shares in the name of that record owner.

         Within 10 days after the merger, Wintrust must give written notice that the merger has become effective to each holder of First Northwest shares who filed a written demand for appraisal and who did not vote in favor of the merger agreement. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from Wintrust the appraisal of his or her First Northwest shares. Within 120 days after the completion of the merger, either Wintrust, or any First Northwest stockholder who has complied with Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the First Northwest shares held by all stockholders entitled to appraisal of their shares. Wintrust does not presently intend to file such a petition. Because Wintrust has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify the stockholder's previous written demand for appraisal.

         If a petition for appraisal is duly filed by a stockholder and a copy is delivered to Wintrust, Wintrust will then be obligated within 20 days of receipt of the copy to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of their shares has not been reached. After notice to these stockholders, the Court of Chancery is empowered to conduct a hearing to determine which stockholders are entitled to appraisal rights.

         The Court of Chancery will then appraise the First Northwest shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger. When the value is determined, the Court will direct the payment by Wintrust of this value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive this money.

         Stockholders of First Northwest who are considering seeking an appraisal should bear in mind that the fair value of their First Northwest shares as determined under Section 262 could be more than, the same as or less than the merger consideration they are to receive pursuant to the merger agreement if they do not seek appraisal of their shares.

         Costs of the appraisal proceeding may be assessed against the stockholder by the court as the court deems equitable in the circumstances.

         Failure to comply strictly with these procedures will cause you to lose your appraisal rights. Consequently, if you desire to exercise your appraisal rights you are urged to consult a legal advisor before attempting to exercise these rights.

                            DESCRIPTION OF THE MERGER

         The following information describes certain aspects of the merger. The merger agreement, which you should read carefully, is attached as Annex A to this proxy statement/prospectus, and incorporated herein by reference.

GENERAL

         When the merger is consummated, First Northwest will merge with and into Wintrust and will cease to exist. Wintrust will survive the merger and First Northwest Bank will become a wholly-owned subsidiary of Wintrust. At the effective time of the merger, holders of First Northwest common stock will exchange their shares for either shares of Wintrust common stock or a combination of 40% cash and 60% of shares of Wintrust common stock, subject to proration described below. Each share of First Northwest common stock will be exchanged for the "per share merger consideration" which cannot be determined until three trading days before completion of the merger. See "Description of the merger agreement--Consideration to be received in the merger" for a detailed description of the method for determining the per share merger consideration.

         Only whole shares of Wintrust common stock will be issued in the merger. As a result, cash will be paid instead of any fractional shares based on the average of the high and low sales price of Wintrust's common stock during the 10-day trading period ending three trading days before the merger is completed. Shares of First Northwest common stock held by First Northwest stockholders who elect to exercise their appraisal rights will not be converted into Wintrust common stock and/or cash.

THE COMPANIES

         Business of Wintrust--General

         Wintrust Financial Corporation, an Illinois corporation, is a financial holding company headquartered in Lake Forest, Illinois. As of December 31, 2004, Wintrust operates 12 community banks, all located in the greater Chicago and Milwaukee metropolitan areas, which provide community-oriented, personal and commercial banking services primarily to individuals and small to mid-size businesses through 50 banking facilities. Wintrust also provides wealth management services, including trust, asset management and brokerage services, to customers, primarily in the Midwest, as well as to customers of its banks. Wintrust also originates and purchases residential mortgage loans, many of which are sold into the secondary market. In addition, Wintrust is involved in specialty lending through a number of operating subsidiaries or divisions of certain of its banks. Its specialty lending niches include commercial insurance premium finance, accounts receivable financing and administrative services to the temporary staffing industry and indirect auto lending in which Wintrust purchases loans through Chicago-area automobile dealerships. As of December 31, 2004, Wintrust had consolidated total assets of $6.42 billion, deposits of $5.10 billion and shareholders' equity of $474 million.

         Financial and other information relating to Wintrust, including information relating to Wintrust's current directors and executive officers, is set forth in Wintrust's 2003 Annual Report on Form 10-K, Wintrust's Proxy Statement for its 2004 Annual Meeting of Shareholders filed with the SEC on April 23, 2004, Wintrust's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and

Wintrust's Current Reports on Form 8-K filed during 2004 and 2005, which are incorporated by reference to this proxy statement/prospectus. Copies of these documents may be obtained from Wintrust as indicated under "Where You Can Find More Information" on page ___. See "Incorporation of Certain Information by Reference" on page __.

         Business of Wintrust--Recent Developments

         On October 15, 2004, Wintrust completed its acquisition of Town Bankshares, Ltd., parent company of Town Bank with banking locations in Delafield and Madison, Wisconsin. Town Bank began operations as a de novo bank in 1998, and had total assets of approximately $261 million as of September 30, 2004. The aggregate purchase price, including the value of in-the-money options, was approximately $41.1 million.

         On December 13, 2004, Wintrust issued $50 million of floating rate trust preferred securities in a private placement offering. The trust preferred securities were issued by its newly established subsidiary, Wintrust Capital Trust VII. The trust preferred securities have a maturity of 30 years and are redeemable by Wintrust in whole or in part after five years. Distributions on the trust preferred securities will be paid quarterly at a rate equal to three-month LIBOR plus 1.95%, except for the first distribution period ending on March 15, 2005, which will bear a rate equal to LIBOR of 2.47% plus 1.95%. Wintrust used the proceeds of the trust preferred offering to fund a portion of the aggregate purchase price of its acquisition of Antioch Holding Company.

         On December 14, 2004, Wintrust entered into a forward sale agreement with Royal Bank of Canada, an affiliate of RBC Capital Markets Corporation, relating to the forward sale by Wintrust of 1,200,000 shares of its common stock, which amount equals the number of shares to be borrowed and sold by Royal Bank of Canada under the forward sale agreement. Pursuant to an underwriting agreement dated December 14, 2004, RBC Capital Markets Corporation, acting as representative of the several underwriters, agreed to purchase from Royal Bank of Canada 1,200,000 shares of Wintrust's common stock. Royal Bank of Canada also granted the underwriters the option to purchase up to an additional 180,000 shares of common stock that may be sold to cover over-allotments, if any. The shares sold by Royal Bank of Canada, acting at Wintrust's request, were registered under the Securities Act pursuant to Wintrust's existing shelf registration statement.

         On January 18, 2005, Wintrust completed its acquisition of Antioch Holding Company, the parent company of State Bank of The Lakes, with locations in Antioch, Lindenhurst, Grayslake, Spring Grove and McHenry, Illinois. Antioch had total assets of approximately $445 million as of September 30, 2004. The aggregate purchase price for the acquisition was approximately $95 million, which Wintrust paid in cash at the closing.


         On January 20, 2005, Wintrust announced its earnings for the quarter and year ended December 31, 2004. A copy of the press release relating to Wintrust's earnings results is attached to the Current Report on Form 8-K that Wintrust filed with the SEC on January 20, 2005, which is incorporated herein by reference.


         Business of First Northwest

         First Northwest Bancorp, Inc., a Delaware corporation, is a bank holding company headquartered in Arlington Heights, Illinois. Its primary business is operating its bank subsidiary, First Northwest Bank, an Illinois state bank with two branches in Arlington Heights, Illinois. As of December 31, 2004, First Northwest had consolidated total assets of approximately $261 million, deposits of $221 million and stockholders' equity of $14.6 million.

BACKGROUND OF THE MERGER

         First Northwest Bank was organized in 1995 and First Northwest was formed in 1996 for the purpose of owning all of the capital securities of First Northwest Bank. First Northwest Bank has remained an independent financial institution since its organization and has served as a community bank serving Arlington Heights, Illinois and the immediately surrounding communities. First Northwest Bank provides full-service commercial and consumer banking from its two offices located in Arlington Heights, Illinois with both of its locations offering all of the usual services, including: demand savings and time deposits; commercial, industrial, consumer and real estate lending; and associated banking services. First Northwest Bank has focused on growing its business in accordance with its business plan. Its strategy is to provide a local banking alternative to the national and regional financial institutions that dominate its market area. Management has operated First Northwest Bank to focus on and become a leader in the community, on profit improvement, staffing, training, marketing, community affairs, technology, products and services. This strategy proved to be successful and by September 30, 2004 it had grown to over $267 million in assets and had profits for the previous twelve months in excess of $2.2 million.

         At a meeting held on May 18, 2004, the First Northwest Bank Board reviewed the success of First Northwest's business and financial strategies as reflected in its increases in earnings per share and per share book value. The Board considered possible investments that would be necessary to continue its growth. Also considered was the lack of liquidity for First Northwest's stock for its stockholders. After discussing these factors as well as current conditions for bank acquisitions, the Board considered the possibility that an affiliation by First Northwest with a larger entity might result in improved stockholder value as compared to continuation as an independent, privately held company. A representative from Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, First Northwest's special legal counsel, attended the meeting and gave a presentation regarding the Board's fiduciary duties to shareholders regarding strategic transactions.

         After the presentation, the Board determined that an affiliation with a larger entity might indeed produce superior value for First Northwest's stockholders. The Board authorized the Executive Committee of the Board to interview different financial advisors to represent First Northwest through any possible transaction. The Executive Committee interviewed several different financial advisors and recommended to the Board that the firm of Hovde Financial LLC be retained to serve as First Northwest's financial advisor for this process. The Board approved retention of Hovde at a meeting on June 18, 2004 and Hovde and First Northwest entered into an agreement shortly thereafter.

         The following week, First Northwest's Executive Committee and Hovde developed a process to contact and elicit interest from a group of logical prospective strategic partners who would be provided a confidential descriptive memorandum presenting data on First Northwest and its business, subject to the prior execution of a confidentiality agreement. First Northwest's Executive Committee and Hovde began preparation of the confidential descriptive memorandum. In late June, Hovde began contacting potential strategic partners and distributed confidentiality agreements to those who expressed an initial interest.

         During July, the confidentiality agreements were received from the prospective strategic partners and First Northwest and Hovde made final revisions to the confidential descriptive memorandum. In late July, each prospective strategic partner that had executed a confidentiality agreement received a copy of the memorandum. On August 12, 2004, Hovde reviewed the results of the preliminary proposal solicitation process with the First Northwest Executive Committee. Hovde reported that it had contacted eight potential strategic partners that entered into confidentiality agreements and received the confidential descriptive memorandum. Of these parties, four presented First Northwest with written, non-binding expressions of interest for an affiliation with First Northwest, subject to due diligence and the negotiation of a definitive agreement. The expressions of interest from three parties, including Wintrust, featured a price or range of prices meeting the prior price expectations of the First Northwest Board. Two of such expressions of interest proposed a mix of stock and cash, while the third proposed all cash. The Executive Committee decided to continue the process and authorized S. Michael Polanski, First Northwest's President and Chief Executive Officer, to proceed with the due diligence process with such three parties. The due diligence process was concluded by September 3, 2004, and Hovde continued to communicate with these three parties.

         On September 16, 2004, Hovde reviewed with the Executive Committee the current status of the strategic option process. At that time, the three companies, including Wintrust continued to express interest in a possible affiliation with First Northwest. The Executive Committee authorized Hovde to schedule presentations by each of the three companies to First Northwest's Board of Directors. On September 21, 2004, each of the companies made a presentation to the Board and Hovde covering its proposed acquisition price, its operating philosophy, its views on community banking, its strategic synergies with First Northwest and a tentative timetable for the transaction and integration of business operations.

         After the final presentations, Hovde's representative summarized the perceived advantages and disadvantages of each proposal. Each director gave his or her individual evaluation of the presentations and of each company serving as a possible strategic partner. As part of the decision process, the Board considered the aggregate value of each proposal, the form of the consideration offered, the long-term growth prospects of each of the potential strategic partners which offered stock as a component of its consideration, or each potential partner's capital structure, ability to complete the transaction in a timely manner, as well as each party's community banking focus and general culture. Based on the proposals submitted by the three interested parties, the Board concluded that Wintrust provided the best strategic opportunity for First Northwest and its shareholders. At the conclusion of the meeting, the First Northwest Board instructed Hovde to focus its attention on Wintrust, continue its business review of Wintrust, identify any unresolved issues and to report findings to the Executive Committee.

         Over the ensuing weeks and with regular updates to First Northwest's Executive Committee a Hovde representative continued negotiations with Wintrust with respect to a mutually satisfactory price protection mechanism. The parties eventually agreed that the merger consideration would consist of two parts - a fixed part and a variable part that increased or decreased with the Wintrust stock price. As part of the negotiations, Wintrust insisted upon the inclusion of a mechanism that fixed the variable portion of the consideration if Wintrust's market share price exceeded $64.00 per share. Additionally, to protect First Northwest stockholders, First Northwest required that it be given the option to terminate the agreement if Wintrust's share price dropped to or below $48.99 and if Wintrust refused to increase the amount of cash consideration.

         After reaching substantial agreement on this issue, the parties, assisted by their financial and legal advisers, began negotiating a definitive merger agreement. On November 8, 2004, First Northwest and Wintrust executives, Hovde and the parties' respective legal advisers met and reached substantial agreement on the form of the definitive merger agreement, and on November 11, 2004, the final form of the merger agreement was distributed to First Northwest's Board for its review. The closing of the transaction was subject to a number of conditions, such as regulatory approvals, receipt of various legal opinions, shareholder approval, as well as a minimum shareholder's equity requirement for First Northwest.

         The First Northwest Board held a meeting on November 16, 2004 that was also attended by representatives of Hovde and Barack Ferrazzano. The meeting included a detailed discussion of the proposed transaction with Wintrust, a presentation of certain materials provided by Hovde and a description by Barack Ferrazzano of the terms of the current draft of the merger agreement. Hovde reviewed the process leading to the proposed transaction, provided a financial analysis of the proposed transaction and told the Board that upon execution of the merger agreement, it was prepared to deliver a written opinion as to the fairness of the proposed merger consideration to First Northwest stockholders from a financial point of view. First Northwest's Executive Officers discussed with the Directors the scope of the representations, warranties and covenants contained in the merger agreement, the disclosures made to First Northwest during the agreement's negotiation and their general satisfaction with the draft of the merger agreement presented to Directors. Barack Ferrazzano reviewed legal aspects of the proposed transaction and the current draft of the merger agreement with the First Northwest Board and answered Directors' questions.

         After the conclusion of this presentation and discussion, the First Northwest Board unanimously approved the merger agreement and authorized its Chief Executive Officer to execute the merger agreement on behalf of First Northwest. First Northwest and Wintrust issued a joint press release on November 17, 2004 announcing the execution of the merger agreement.

FIRST NORTHWEST'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS

         First Northwest's board of directors believes that the merger is in the best interests of First Northwest and its stockholders. Accordingly, First Northwest's board of directors has unanimously approved the merger agreement and unanimously recommends that its stockholders vote "FOR" the approval of the merger agreement.

         First Northwest's board of directors has concluded that the proposed merger offers First Northwest's stockholders an extremely attractive opportunity to achieve the board's strategic business objectives, including increasing stockholder value, growing the size of the business and enhancing liquidity for First Northwest's stockholders, who will gain the benefit of a public trading market for their shares.

         In deciding to approve the merger agreement and the transaction it contemplates, First Northwest's board of directors consulted with First Northwest's management, as well as its legal counsel, and considered numerous factors, including the following:

         o information with respect to the businesses, earnings, operations, financial condition, prospects, capital levels and asset quality of First Northwest and Wintrust, both individually and as a combined company;

         o the perceived risks and uncertainties attendant to First Northwest's execution of its strategic growth plans as an independent banking organization, including the need to access additional capital and enhance its technology platform on a cost-effective basis to support future growth;

         o the belief that the market value of Wintrust's common stock prior to the execution of the merger agreement was very attractive and offered favorable prospects for future appreciation as a result of the proposed merger and other strategic initiatives being implemented by Wintrust;

         o the strategic vision of the management of Wintrust to seek profitable future expansion in the Chicago metropolitan area, leading to continued growth in overall stockholder value;

         o the fact that Wintrust is publicly held and the merger would provide access to a public trading market for First Northwest stockholders whose investments currently are in a privately held company, as well as enhanced access to capital markets to finance the combined company's capital requirements; and

         o the likelihood that the merger will be approved by the relevant bank regulatory authorities.

         The above discussion of the information and factors considered by First Northwest's board of directors is not intended to be exhaustive, but includes all material factors considered by First Northwest's board. In arriving at its determination to approve the merger agreement and the transaction it contemplates, and recommend that First Northwest's stockholders vote to approve the merger, First Northwest's board of directors did not assign any relative or specific weights to the above factors, and individual directors may have given differing weights to different factors.

         FIRST NORTHWEST'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, FIRST NORTHWEST AND ITS STOCKHOLDERS. FIRST NORTHWEST'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         Certain directors and officers of First Northwest have interests in the merger in addition to their interests as stockholders generally, including entitlement to certain cash payments that will be made as a result of the merger under various benefit plans and agreements currently in place and to be made under agreements entered into between the individuals and Wintrust in connection with the merger. You may wish to consider these interests in evaluating First Northwest's board of directors' recommendation that you vote in favor of the merger. See "Description of the merger--Interests of certain persons in the merger." All members of First Northwest's board of directors have agreed to vote their shares in favor of the merger at the special meeting.

WINTRUST'S REASONS FOR THE MERGER

         Wintrust's board of directors believes that the merger is in the best interests of Wintrust and its stockholders. In deciding to approve the merger, Wintrust's board of directors considered a number of factors, including:

         o management's view that the acquisition of First Northwest provides an attractive opportunity to expand into desirable markets;

         o First Northwest's community banking orientation and its compatibility with Wintrust and its subsidiaries;

         o a review of the demographic, economic and financial characteristics of the markets in which First Northwest operates, including existing and potential competition and history of the market areas with respect to financial institutions;

         o management's review of the business, operations, earnings and financial condition, including capital levels and asset quality, of First Northwest Bank since its de novo formation in 1995; and

         o the likelihood of regulators approving the merger without undue conditions or delay.

         While Wintrust's board of directors considered these and other factors, the board of directors did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Wintrust's board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, based on the factors that each of them considered appropriate, that the merger is in the best interests of Wintrust's shareholders. The terms of the merger were the result of arm's-length negotiations between representatives of Wintrust and representatives of First Northwest.

FAIRNESS OPINION OF FIRST NORTHWEST'S FINANCIAL ADVISOR

         Hovde Financial LLC has acted as financial advisor to First Northwest in connection with the proposed merger. Hovde is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with First Northwest. As part of its investment banking business, Hovde is continually engaged in the valuation of businesses and their securities in connection with, among other things, mergers and acquisitions.

         At a meeting of First Northwest's board of directors on November 16, 2004, Hovde reviewed the financial aspects of the proposed merger with the board of directors and rendered an opinion that the consideration to be received by First Northwest stockholders in the merger was fair to those stockholders from a financial point of view. In addition to the oral presentation, Hovde delivery to First Northwest's board of directors a written opinion dated November 16, 2004.

         The full text of Hovde's written opinion is included in this proxy statement/prospectus as Annex D and is incorporated herein by reference. First Northwest stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Hovde.

         Hovde's opinion is directed to First Northwest's board of directors and addresses only the fairness from a financial point of view, of the aggregate merger consideration to First Northwest stockholders. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any First Northwest stockholder as to how such stockholder should vote at the special meeting on the merger agreement or any related matter.

         In rendering its opinion, Hovde:

         o        reviewed the merger agreement;

         o reviewed certain historical publicly available business and financial information concerning First Northwest and Wintrust;

         o reviewed certain internal financial statements and other financial and operating data concerning First Northwest and Wintrust;

         o analyzed certain financial projections prepared by First Northwest's management;

         o conducted meetings with members of the senior management of First Northwest and Wintrust for the purpose of reviewing the future prospects of First Northwest and Wintrust, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the "Synergies") expected to be achieved as a result of the merger;

         o evaluated the pro forma contribution of First Northwest's assets, liabilities, equity and earnings to the pro forma company;

         o reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that it considered relevant;

         o analyzed the pro forma impact of the merger on the combined company's earnings per share, consolidated capitalization and financial ratios; and

         o performed analyses and considered such other factors as it deemed appropriate.

         Hovde also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its knowledge of the banking industry and its general experience in securities valuations.

         In rendering its opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to it by First Northwest and Wintrust and in the discussions it had with the management of each of First Northwest and Wintrust. Hovde also assumed that the financial forecasts, including without limitation, the Synergies and projections regarding under-performing and non-performing assets and net charge-offs were reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of First Northwest and Wintrust and that such forecasts will be realized in the amounts and at the times contemplated thereby. Hovde is not an expert in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for loan losses with respect thereto. Hovde has assumed that such allowances for First Northwest and Wintrust are in the aggregate adequate to cover such losses. Hovde was not retained to and did not conduct a physical inspection of any of the properties or facilities of First Northwest or Wintrust. In addition, Hovde did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities of First Northwest or Wintrust, and Hovde was not furnished with any such evaluations or appraisals.

         Hovde assumed that the merger will be consummated substantially in accordance with the terms set forth in the merger agreement. Hovde also assumed that the merger will be accounted for as a purchase under GAAP. Hovde assumed that the merger is, and will be, in compliance with all laws and regulations that are applicable to First Northwest and Wintrust. Hovde further assumed that, in the course of obtaining the necessary regulatory and government approvals, no restriction will be imposed on Wintrust that would have a material adverse effect on Wintrust or the contemplated benefits of the merger. Hovde also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Wintrust after the merger.

         First Northwest engaged Hovde on June 18, 2004, to provide it with an analysis of its strategic options. Pursuant to its engagement agreement, First Northwest paid Hovde a fee of $40,000 at the time of the execution of the merger agreement and the delivery to First Northwest's board of directors of Hovde's fairness opinion. At the time the merger is completed, First Northwest will pay Hovde a total fee based on the merger consideration including the special dividend, if any, paid by First Northwest to its stockholders at/or just prior to closing. Based on Wintrust's closing price on December 5, 2004, the remaining fee paid to Hovde at the time the merger is completed is estimated at $745,000. Pursuant to the engagement agreement, First Northwest also agreed to reimburse Hovde for all reasonable out-of-pocket expenses incurred in performing its services and to indemnify Hovde against certain liabilities relating to the merger or Hovde's engagement.

         Hovde's opinion is not an expression of an opinion as to the prices at which shares of Wintrust common stock will trade following the announcement of the merger or the actual value of the Wintrust common stock when issued pursuant to the merger or the prices at which the Wintrust common stock will trade following the completion of the merger.

         In performing its analyses, Hovde made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hovde, Wintrust and First Northwest. Any estimates contained in the analyses performed by Hovde are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Hovde opinion was among several factors taken into consideration by First Northwest's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as solely determinative of the decision of First Northwest's board of directors or First Northwest's management with respect to the fairness of the merger consideration.

         The following is a summary of the material analyses presented by Hovde to First Northwest's board of directors on November 16, 2004, in connection with its opinion. The summary is not a complete description of the analyses underlying the Hovde opinion or the presentation made by Hovde to First Northwest's board of directors, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis in the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Hovde did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include the information presented in tabular format. The analyses and the summary of the analyses must be considered as a whole and selecting portions of the analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying the analyses and opinion of Hovde. The tables alone are not a complete description of the financial analyses.

         Selected Transaction Analysis. As part of its analysis, Hovde reviewed comparable mergers involving banks located in the Chicago Metropolitan Statistical Area announced since January 1, 2001 in which the seller had assets between $100 million and $1 billion (the "Chicago Merger Group"). The Chicago Merger Group consisted of the following 14 transactions:

          BUYER                                        SELLER
------------------------------                 ---------------------------------
Wintrust Financial Corporation                 Antioch Holding Company
BMO Financial Group                            Mercantile Bancorp, Inc.
Wintrust Financial Corporation                 Northview Financial Corporation
Metropolitan Bank Group, Inc.                  Citizens Bank Illinois NA
BMO Financial Group                            Lakeland Financial Corporation
Northern States Financial Corp.                Round Lake Bankcorp, Inc.
Wintrust Financial Corporation                 Advantage National Bancorp
Bridgeview Bancorp, Inc.                       Upbancorp, Inc.
Standard Bancshares, Inc.                      East Side Bancorporation, Inc.
MB Financial, Inc.                             South Holland Bancorp, Inc.
Metropolitan Bank Group, Inc.                  Firstcom Bancorp, Inc.
MB Financial, Inc.                             First Lincolnwood Corporation
First Banks, Inc.                              Plains Financial Corporation
MAF Bancorp, Inc.                              Mid Town Bancorp, Inc.

         Hovde calculated the medians for the following relevant transaction ratios in the Chicago Merger Group:

         o the percentage of the merger consideration to the acquired company's total assets;

         o the multiple of the merger consideration per share to the acquired company's tangible book value per share;

         o the multiple of the merger consideration per share to the acquired company's earnings per share for the 12 months preceding the announcement date of the transaction; and

         o        the tangible book value premium to core deposits.

         Hovde used the medians of these multiples for the Chicago Merger Group to estimate an implied transaction value involving First Northwest. These values and the corresponding multiples were then compared to the value of the consideration expressed in the merger agreement. In calculating the multiples for the merger, Hovde used core deposits (total deposits net of CDs greater than $100,000) and earnings for the last 12 months at September 30, 2004, for First Northwest. The table below shows the results of this analysis comparing the multiples based on the merger agreement versus the implied multiples to First Northwest based on the medians of the corresponding group's multiples.


                                                                                                       TANGIBLE
                                    IMPLIED                                                           BOOK VALUE
                                   AGGREGATE                                                          PREMIUM TO
                                     VALUE            TOTAL          TANGIBLE            LTM             CORE
                                  (MILLIONS)         ASSETS         BOOK VALUE(1)     EARNINGS         DEPOSITS
                                  ----------         ------         -----------       --------         --------
First Northwest............         $47.1             17.6%           357.7%            21.3x            19.3%
Chicago Merger Group.......          37.8             14.1            286.9             17.1             11.5

----------------------
(1) Utilized First Northwest's estimated tangible book value at closing ($13.2 million).

         Comparative Company Analysis. Using publicly available information, Hovde compared the financial performance of First Northwest with the Chicago Merger Group. The performance highlights for First Northwest are based on last-twelve-months information at September 30, 2004. The tangible book value for First Northwest represent an estimated value at closing of $13.2 million.

                             PERFORMANCE HIGHLIGHTS


                                                                                NON
                                                     EQUITY/      EFFICIENCY    INT.         NPA/         RESERVES/
                             ROA          ROE         ASSETS        RATIO       INC/ASSETS   ASSETS         NPA
                             ---          ---         ------        -----       ----------   ------         ---
First Northwest.....         0.92%       16.81%        4.92%(1)     60.34%        0.39%        0.06%       1,778.9
Chicago Merger
   Group
   Median...........         0.92        11.03         8.31         70.17         0.94         0.36           65.1

----------------------
(1) Utilized First Northwest's estimated tangible book value at closing ($13.2 million).

         No company or transaction used as comparison in the above analysis is identical to First Northwest, Wintrust or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

         Discounted Cash Flow Analysis. Hovde estimated the present value of the First Northwest common stock by starting with estimated earnings of $2.9 million in 2005 and assuming a 12.5% annual growth rate in earnings through 2009, which resulted in projected net income of $3.3 million, $3.7 million, $4.1 million and $4.6 million in 2006, 2007, 2008 and 2009, respectively. In arriving at the terminal value of First Northwest's earnings stream at the end of 2009, Hovde then assumed the earnings of First Northwest would increase perpetually at an annual rate of 5.0%. The present value of the earnings plus terminal value was then calculated assuming a discount rate of 13.5% resulting in an implied present value of $38.1 million. This process was repeated with a range of perpetuity growth rates between 4.0% to 6.0% and discount rates between 12.0% and 15.0%. These rates and values were chosen to reflect different assumptions regarding the required rates of return of holders or prospective buyers of First Northwest common stock. This analysis and its underlying assumptions yielded a range of values for First Northwest, the median is outlined in the table below:


                                                                                                       TANGIBLE
                                    IMPLIED                                                           BOOK VALUE
                                   AGGREGATE                         TANGIBLE                         PREMIUM TO
                                     VALUE            TOTAL            BOOK              LTM             CORE
                                  (MILLIONS)         ASSETS          VALUE(1)         EARNINGS         DEPOSITS
                                  ----------         ------          --------         --------         --------
First Northwest............           $47.1             17.6%           357.7%            21.3x            19.3%
Discount Cash Flow (Median)            38.1             14.2            289.4             17.2             14.2

----------------------
(1) Utilized First Northwest's estimated tangible book value at closing ($13.2 million).

         Hovde stated that the discounted cash flow present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual values or expected values of First Northwest common stock.

         Contribution Analysis. Hovde prepared a contribution analysis showing percentages of assets, loans, deposits, total equity and total tangible equity at September 30, 2004, for First Northwest and Wintrust, and last-twelve-months and estimated fiscal year 2004 net income that would be contributed to the combined company on a pro forma basis by First Northwest and Wintrust. Notably, First Northwest's contribution to the pro forma company based on total equity value would be approximately 2.97%. In comparison, the analysis showed that if all of the outstanding First Northwest common stock is exchanged for 100% Wintrust common stock, holders of First Northwest common stock would own approximately 3.44% of the outstanding shares of Wintrust following the transaction on a pro forma basis for the stock portion of the consideration. The contribution analysis was based on an exchange ratio of 0.3774 shares of Wintrust common stock for each share of First Northwest common stock.


                                                       FIRST NORTHWEST             WINTRUST
                                                       CONTRIBUTION TO          CONTRIBUTION TO
                                                     PRO FORMA COMBINED       PRO FORMA COMBINED
                                                     ------------------       ------------------
Total Assets..................................               4.40%                   95.60%
Total Net Loans...............................               4.20                    95.80
Total Deposits................................               4.54                    95.46
Net Income - Estimated 2004(1)................               4.46                    95.54
Net Income - LTM(2)...........................               4.39                    95.61
Total Tangible Equity(3)......................               3.79                    96.21
Total Equity(3)...............................               2.97                    97.03
Pro Forma Ownership Assuming a 100% Stock
   Exchange...................................               3.44                    96.56

----------------------
(1) Based on calendar 2004 estimates of GAAP earnings for Wintrust of $2.34 per share and estimated 2004 net income of $2.3 million for First Northwest.
(2) Based on last-twelve-months GAAP earnings for Wintrust of $2.28 per share and last-twelve-months net income of $2.2 million for First Northwest at September 30, 2004.
(3) Based on First Northwest's estimated tangible book value at closing ($13.2 million).

         Comparison Analysis of Wintrust and Selected Publicly Traded Reference Companies. As part of its analysis, Hovde reviewed and compared publicly available financial data, market information and trading multiples for Wintrust with 18 other selected publicly traded high growth bank holding reference companies that were based in metropolitan markets with assets between $1 billion and $10 billion and a compounded annual growth rate for assets over the last five years in excess of 15% (the "High-Growth Reference Group").

                                   REFERENCE COMPANIES
                           ---------------------------------
                           Alabama National Bancorp.
                           Boston Private Financial Holdings
                           Cathay General Bancorp, Inc.
                           CoBiz Inc.

                           East West Bancorp, Inc.
                           First Community Bancorp
                           First Republic Bank
                           First State Bancorporation
                           Hanmi Financial Corporation
                           Main Street Banks, Inc.
                           MB Financial, Inc.
                           Nara Bancorp, Inc.
                           PrivateBancorp, Inc.
                           Prosperity Bancshares, Inc.
                           Southwest Bancorp of Texas
                           UCBH Holdings, Inc.
                           Umpqua Holdings Corp.
                           Vineyard National Bancorp

         For the High-Growth Reference Group, Hovde analyzed, among other things, stock price as a multiple of earnings for the last twelve months, estimated fiscal year 2004 and 2005 earnings per share, book value per share, tangible book value per share. All multiples were based on closing stock prices as of November 15, 2004. Estimated earnings per share for the reference companies were based on First Call consensus estimates. The following table sets forth the median and average multiples indicated by the market analysis of the High-Growth Reference Group:


                                                                                      PRICE TO         PRICE TO
                                                    PRICE TO         PRICE TO         ESTIMATED        ESTIMATED
                                   PRICE TO         TANGIBLE            LTM             2004             2005
                                  BOOK VALUE       BOOK VALUE       EARNINGS(1)      EARNINGS(1)      EARNINGS(1)
                                  ----------       ----------       -----------      -----------      -----------
Wintrust...................           278.8%           358.5%            25.4x            24.3x            20.6x
High-Growth Reference Group
   Median Values...........           265.2            410.9             21.9             20.2             17.0
   Average Values..........           290.9            437.6             22.6             21.5             18.0

----------------------
(1) Based on LTM earnings at September 30, 2004, and First Call consensus estimates for the fiscal years 2004 and 2005.

         No company used as comparison in the above analysis is identical to Wintrust. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

         Other Factors and Analyses. Hovde took into consideration various other factors and analyses, including but not limited to: historical market prices, trading volumes and analyst coverage for Wintrust's common stock; movements in the common stock of selected publicly traded companies; movements in the S&P 500 Index and the NASDAQ Composite Index; and analyses of the weighted average costs of capital of selected publicly traded companies.

         Based upon the foregoing analyses and other investigations and assumptions set forth in its opinion, without giving specific weightings to any one factor or comparison, Hovde determined that the aggregate merger consideration was fair from a financial point of view to First Northwest's stockholders.

ACCOUNTING TREATMENT

         Wintrust will account for the merger under the "purchase" method of accounting in accordance with accounting principles generally accepted in the United States. Using the purchase method of accounting, the assets and liabilities of First Northwest will be recorded by Wintrust at their respective fair values at the time of the completion of the merger. The excess of Wintrust's purchase price over the net fair value of the assets acquired and liabilities assumed will then be allocated to identified intangible assets, with any remaining unallocated cost recorded as goodwill.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         General. The following discussion addresses certain United States federal income tax consequences of the merger that are generally applicable to First Northwest's stockholders. It does not address the tax consequences of the merger under foreign, state, or local tax laws or the tax consequences of transactions completed before or after the merger. Also, the following discussion does not deal with all federal income tax considerations that may be relevant to certain First Northwest stockholders in light of their particular circumstances, such as stockholders who:

         o        are dealers in securities;

         o        are insurance companies or tax-exempt organizations;

         o        are subject to alternative minimum tax;

         o hold their shares as part of a hedge, straddle, or other risk reduction transaction; or

         o        are foreign persons.

         YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO YOU BASED ON YOUR OWN CIRCUMSTANCES, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         The following discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as of the date of this document and all of which are subject to change, possibly with retroactive effect. Any change could be applied to transactions that were completed before the change, and could affect the accuracy of the statements and conclusions in this discussion as well as the tax consequences of the merger.

         Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C. Neither Wintrust nor First Northwest has requested, nor will they request, a ruling from the Internal Revenue Service with regard to the federal income tax consequences of the merger. Instead, as a condition to the closing of the merger, Vedder, Price, Kaufman & Kammholz, P.C., special tax counsel to First Northwest, will render its opinion to First Northwest, subject to customary representations and assumptions referred to in the opinion, substantially to the effect that:

         o the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and First Northwest and Wintrust will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code; and

         o no gain or loss will be recognized by First Northwest stockholders upon the receipt of Wintrust common stock in exchange for First Northwest common stock, except with respect to the cash portion of the merger consideration and cash received for fractional shares of Wintrust common stock.

         Vedder Price's opinion will be based upon the assumption that the merger will take place substantially in the manner described in the merger agreement and will also assume the truth and accuracy of certain factual representations that will have been made by Wintrust and First Northwest and which are customarily given in transactions of this nature. Vedder Price's opinion will not be binding on the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service will not take a contrary position to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         Gain Recognition on Receipt of Cash. First Northwest stockholders will recognize gain (but not loss) with respect to the cash portion of the merger consideration they receive. The amount of gain will be limited to the amount of cash received. Additionally, any cash received by First Northwest stockholders instead of fractional shares of Wintrust's common stock will result in gain or loss. The amount of the recognized gain to First Northwest stockholders will generally be treated as capital gain, unless the receipt of cash has the effect of the distribution of a dividend, in which case, the gain recognized will generally be treated as a dividend. Net capital gain recognized by individual and other non-corporate stockholders from the sale or exchange of stock or securities held for more than twelve months, and certain dividend income, are generally taxed at a maximum federal income tax rate of 15%.

         Withholding. The cash portion of the merger consideration and any cash payments in respect of a fractional share of Wintrust common stock may be subject to the information reporting requirements of the Internal Revenue Service and to backup withholding at the current rate of 28%. Backup withholding will not apply to a payment made to you if you complete properly and timely and sign the substitute Form W-9 that will be included as part of the transmittal letter and notice from Wintrust's exchange agent, or you otherwise prove to Wintrust and its exchange agent that you are exempt from backup withholding.

         Backup withholding is not an additional tax, but an advance payment. Any amount withheld from the payment of the merger consideration may be credited against the United States federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. You should consult with your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining this exemption.

         Reporting and Record Keeping. If you exchange shares of First Northwest common stock in the merger for Wintrust common stock, you are required to retain records of the transaction, and to attach to your federal income tax return for the year of the merger a statement setting forth all relevant facts with respect to the nonrecognition of gain or loss upon the exchange. At a minimum, the statement must include:

         o your tax basis in the First Northwest common stock surrendered; and

         o the amount of cash (if any) received and the fair market value, as of the effective date of the merger, of the Wintrust common stock received in exchange therefor.

         THE PRECEDING DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO A PARTICULAR FIRST NORTHWEST STOCKHOLDER. YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU AS A RESULT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

REGULATORY APPROVALS


         The merger of Wintrust and First Northwest is subject to prior approval of each of the Federal Reserve and the DBRE. Wintrust submitted an application to the Federal Reserve Bank of Chicago on December 17, 2004 seeking the necessary approval. As of January 31, 2005, the Federal Reserve approved the merger application, contingent upon the expiration of a 15-day waiting period and Wintrust's compliance with its commitments and representations in the application. Wintrust filed the required application with the DBRE on December 22, 2004. This application was approved effective January 31, 2005.


         The merger may not be consummated until approximately 30 days after receipt of Federal Reserve approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

         The merger cannot proceed without obtaining all requisite regulatory approvals. Wintrust has agreed to take all appropriate actions necessary to obtain the required approvals.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         As of the record date, First Northwest's directors and executive officers owned, in the aggregate, 1,013,356 shares of First Northwest's common stock, representing approximately 68.5% of First Northwest's outstanding shares of common stock, plus options to purchase an aggregate of 87,000 shares of First Northwest's common stock with a weighted average exercise price of $5.59 per share. Additionally, First Northwest's directors and officers own 3,181 shares of Series A Preferred Stock, convertible into 461,022 shares of First Northwest common stock.


         Wintrust has agreed to assume all outstanding First Northwest stock options, all of which are already vested. At the time the merger is completed, each outstanding First Northwest stock option will be converted into an option to purchase Wintrust common shares on the same terms as in effect immediately prior to completion of the merger, except that the number of shares of Wintrust common stock issuable upon the exercise of the options and the exercise price per share will be adjusted based on the per share merger consideration. First Northwest's employees hold options to purchase a total of 139,200 shares of First Northwest common stock at a weighted average exercise price of $5.59 per share.

         Employment Agreement. The merger agreement requires First Northwest's President and Chief Executive Officer, S. Michael Polanski, to enter into an employment agreement with First Northwest Bank. The term of the agreement will commence on the closing date of the merger.

         The term of the employment agreement is five years. The agreement is subject to automatic renewal for successive one-year terms unless either of the parties to each of the agreements gives notice of its intention not to renew at least 90 days before the expiration of the then current term. The employment agreement contains a non-compete and non-solicitation provision and a confidentiality provision. The non-compete and non-solicitation provisions will remain in effect for two years after termination of employment and the confidentiality provisions will survive indefinitely.

         The agreement provides for a base salary as may, from time to time, be agreed upon by the parties, provided that the amount of the salary may not be reduced below the base salary as of the effective date of the merger unless the reduction is no greater in percentage terms than a general reduction in the base salaries of the President, Chief Executive Officer and Vice Presidents of Wintrust. As of the effective time of the merger, the annual base salary of Mr. Polanski will be $185,000. Additionally, the agreement provides that if Mr. Polanski is terminated following a change of control, Mr. Polanski is entitled to an amount equal to twice his base salary from the previous year plus any bonuses paid to him during the previous 12 months. Mr. Polanski currently has an employment agreement with First Northwest, pursuant to which he will be entitled to receive approximately $435,000 upon consummation of the merger.

         Continued Director and Officer Liability Coverage. For five years following the effective time, Wintrust has agreed to indemnify and hold harmless the current and former directors and officers of First Northwest and First Northwest Bank for all actions taken by them prior to the effective time of the merger, to the same extent as First Northwest and First Northwest Bank currently provide for indemnification of their officers and directors. Pursuant to the terms of the merger agreement, Wintrust has agreed to provide to each of the directors and officers of First Northwest and First Northwest Bank, following the effective time, coverage against personal liability for actions taken after the effective time of the merger that is substantially the same as is currently provided to directors and officers of Wintrust.

VOTING AGREEMENT

         All directors and executive officers of First Northwest have entered into a voting agreement with Wintrust. Under this agreement, these stockholders have each agreed to vote their respective shares of First Northwest common stock:

         o in favor of the merger and the transactions contemplated by the merger agreement;

         o against any action or agreement that would result in a material breach of any term or obligation of First Northwest under the merger agreement; and

         o against any action or agreement that would impede, interfere with or attempt to discourage the transactions contemplated by the merger agreement.

         Furthermore, each of these stockholders has also agreed not to grant any proxies, deposit any shares of First Northwest common stock into a voting trust or enter into any other voting agreement with respect to any shares of First Northwest common stock that they own or, without the prior approval of Wintrust, solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving First Northwest. The shares subject to the voting agreement represent approximately 68.5% of First Northwest's outstanding shares of common stock on the record date. The voting agreement will terminate upon the earlier of the consummation of the merger or termination of the merger agreement in accordance with its terms.

RESTRICTIONS ON RESALE OF WINTRUST COMMON STOCK

         All shares of Wintrust common stock issued to First Northwest's stockholders in connection with the merger will be freely transferable, except that shares received by persons deemed to be "affiliates" of First Northwest under the Securities Act at the time of the special meeting may be resold only in transactions permitted by Rule 145 under the Securities Act or otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover any resales of the shares of Wintrust common stock to be received by First Northwest's stockholders upon completion of the merger, and no person may use this proxy statement/prospectus in connection with any resale. Based on the number of shares of Wintrust common stock anticipated to be received in the merger, it is expected that Rule 145 will not limit the amount of shares that former First Northwest stockholders will be able to sell into the market. Persons who may be deemed affiliates of First Northwest for this purpose generally include directors, executive officers, and the holders of 10% or more of the outstanding shares of First Northwest's common stock.

                       DESCRIPTION OF THE MERGER AGREEMENT

         The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

TIME OF COMPLETION

         The completion of the merger will take place on the last day of the calendar month in which the last of the conditions to closing set forth in the merger agreement have been fulfilled or waived, or at another time that both parties mutually agree upon. The completion of the merger sometimes is referred to in this proxy statement/prospectus as the closing date. The time at which the merger becomes effective is sometimes referred to in this proxy statement/prospectus as the "effective time."

CONSIDERATION TO BE RECEIVED IN THE MERGER

         If the merger is completed, the shares of First Northwest common stock which you own immediately before the completion of the merger will be converted into a right to receive either shares of Wintrust common stock (a "stock election") or a combination of 40% cash and 60% shares of Wintrust common stock (a "combination election"), subject to possible proration as described below. For each of your shares of First Northwest common stock, you will receive the "per share merger consideration" to be calculated as set forth in the merger agreement. The per share merger consideration will be the sum of $7.20, plus an amount that will vary depending on the average of the high and low sales price of Wintrust's common stock during the 10 trading days ending three trading days before the merger closing date. If the average price determined at closing of Wintrust's common stock is:

         o less than $51.00 per share, you would receive merger consideration valued at $7.20 plus 0.2822 times the average price;

         o between $51.00 and $57.00 per share, you would receive merger consideration valued at $7.20 plus $14.39;

         o between $57.00 and $64.00 per share, you would receive merger consideration valued at $7.20 plus 0.2525 times the average price; and

         o greater than $64.00 per share, you would receive merger consideration valued at $7.20 plus $16.16.

         First Northwest may terminate the merger agreement if the average price of Wintrust common stock is equal to or less than $48.99, unless Wintrust increases the variable portion of the merger consideration to $13.83.

         The following table illustrates the per share value of merger consideration that First Northwest's stockholders will receive in the merger based on a range of Wintrust's common stock prices and based on whether a stock election or a combination election is made.


                                                    STOCK ELECTION                 COMBINATION ELECTION
                           VALUE OF PER SHARE       --------------        --------------------------------------
   WINTRUST AVERAGE            MERGER              PER SHARE STOCK             CASH             PER SHARE STOCK
      STOCK PRICE         CONSIDERATION(1)         CONSIDERATION(2)       CONSIDERATION(3)      CONSIDERATION(2)
   ----------------       ----------------         ----------------       ----------------      ----------------
        $49.00                  $21.03                  0.4292                  $8.41                 0.2576
         50.00                   21.31                  0.4262                   8.52                 0.2558
         51.00                   21.59                  0.4233                   8.64                 0.2539
         52.00                   21.59                  0.4152                   8.64                 0.2490
         53.00                   21.59                  0.4074                   8.64                 0.2443
         54.00                   21.59                  0.3998                   8.64                 0.2398
         55.00                   21.59                  0.3925                   8.64                 0.2355
         56.00                   21.59                  0.3855                   8.64                 0.2313
         57.00                   21.59                  0.3788                   8.64                 0.2272
         58.00                   21.85                  0.3767                   8.74                 0.2260
         59.00                   22.10                  0.3746                   8.84                 0.2247
         60.00                   22.35                  0.3725                   8.94                 0.2235
         61.00                   22.60                  0.3705                   9.04                 0.2223
         62.00                   22.86                  0.3687                   9.14                 0.2213
         63.00                   23.11                  0.3668                   9.24                 0.2202
         64.00                   23.36                  0.3650                   9.34                 0.2191
         65.00                   23.36                  0.3594                   9.34                 0.2157
         66.00                   23.36                  0.3539                   9.34                 0.2124

----------------------
(1) Assumes the closing price of Wintrust's common stock on the date of the merger is the same as the average price during the pricing period. The actual trading price of Wintrust common stock is subject to market fluctuations, and First Northwest stockholders will not be entitled to receive additional shares in the merger if the trading price of Wintrust's common stock on the closing date of the merger is less than the average price during the pricing period.
(2) The numbers in this column represent the number of shares of Wintrust common stock which you will receive for each share of First Northwest common stock that you own.
(3) The numbers in this column represent the amount of cash consideration you will receive for each share of First Northwest common stock you own.

         Proration of Merger Consideration. Despite your election, the merger agreement provides that the actual number of shares that may be converted into the right to receive cash consideration, in the aggregate, may not exceed 34% of First Northwest's outstanding common stock (the "Maximum Cash Election") and the number of shares that may be converted into the right to receive Wintrust common stock (including any shares subject to the stock portion of a combination election), in the aggregate, may not exceed 66% of First Northwest's outstanding common stock (the "Maximum Stock Election"). If, after the results of the election forms are calculated, the number of shares to be converted into cash or Wintrust common stock exceeds either the Maximum Cash Election or the Maximum Stock Election, Wintrust's exchange agent will, on a pro rata basis, redesignate those shares to reduce the amount of cash or the number of shares in order to achieve the Maximum Cash Election or Maximum Stock Election, as the case may be. Accordingly, the amount of cash and Wintrust common stock you actually receive as part of the merger consideration may be different from your election. Wintrust may, however, at any time prior to the effective time direct that the redesignation procedures described above not be implemented, in which case the number of shares to be converted into cash or Wintrust common stock may exceed the Maximum Cash Election or Maximum Stock Election, as the case may be, although the redesignation cannot cause the tax consequences to be materially different than as described earlier.

         Instead of issuing a fractional share of Wintrust common stock in connection with payment of the stock consideration, cash will be paid in an amount determined by multiplying the fractional share by the average price during the pricing period.

         Stock Options. Options to purchase First Northwest common stock that are outstanding and unexercised immediately before the effective time of the merger will become options to purchase Wintrust common stock. The number of shares of Wintrust common stock subject to the converted stock options will be equal to the number of shares of First Northwest common stock subject to First Northwest stock options multiplied by the quotient of the aggregate per share merger consideration divided by the average price of Wintrust common stock as of the determination date. We sometimes refer to the quotient of the aggregate per share merger consideration divided by the average price of the Wintrust common stock as of the determination date as the "option exchange ratio." The exercise price of a converted stock option will equal the original First Northwest stock option's exercise price divided by the option exchange ratio. Except as described above, a converted stock option will have the same terms and conditions as the original First Northwest stock option.

SERIES A CONVERTIBLE PREFERRED STOCK

         The merger agreement provides that prior to the effective time of the merger, each outstanding share of First Northwest's outstanding Series A Convertible Preferred Stock will be converted into shares of First Northwest's common stock, pursuant to the mandatory conversion provisions of the securities. Because the shares of Series A Preferred Stock will not be converted into shares of First Northwest common stock until after the record date for the special meeting, those shares will not be eligible to vote for approval of the merger agreement. Each share of Series A Convertible Preferred Stock will be converted into 144.93 shares of First Northwest common stock. As of January 19, 2005, there were 3,181 outstanding shares of First Northwest's Series A Convertible Preferred Stock, which would result in the issuance of 461,022 shares of First Northwest common stock upon mandatory conversion. After the conversion, former holders of the Series A Convertible Preferred Stock will be entitled to receive the merger consideration discussed above.

MERGER CONSIDERATION ELECTION

         With this proxy statement/prospectus, you have been provided with an election form in order to select whether you will receive merger consideration of Wintrust common stock or a combination of cash and Wintrust common stock. The completed election form must be received by Wintrust's exchange agent, Illinois Stock Transfer Company, by 5:00 p.m., Chicago on the fifth business day before the effective time of the merger. Once made, elections are irrevocable. If your election form is not received by this deadline you will be deemed to have elected to receive the combination of cash and Wintrust common stock. See "--Consideration to be received in the merger--Proration of merger consideration."

EXCHANGE OF CERTIFICATES

         Wintrust has engaged Illinois Stock Transfer Company to act as its exchange agent to handle the exchange of First Northwest common stock for the merger consideration and the payment of cash for any fractional share interest. Within 10 business days after the effective time, the exchange agent will send to each First Northwest stockholder a letter of transmittal for use in the exchange with instructions explaining how to surrender First Northwest common stock certificates to the exchange agent. First Northwest stockholders that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the merger consideration. First Northwest stockholders that do not exchange their First Northwest common stock will not be entitled to receive the merger consideration or any dividends or other distributions by Wintrust until their certificates are surrendered. After surrender of the certificates representing First Northwest shares, any unpaid dividends or distributions with respect to the Wintrust common stock represented by the certificates will be paid without interest.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN COVENANTS

         Under the merger agreement, First Northwest has agreed to certain restrictions on its activities until the merger is completed or terminated. In general, First Northwest and First Northwest Bank are required to conduct their business in the usual and ordinary course, consistent with prudent banking practice.

         The following is a summary of the more significant restrictions imposed upon First Northwest, subject to the exceptions set forth in the merger agreement:

         o making changes to the charter and by-laws of First Northwest and First Northwest Bank;

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

         o except with respect to the exercise of outstanding options to purchase First Northwest common stock, and the conversion of all of the outstanding shares of First Northwest's Series A Convertible Preferred Stock, effecting any change in the capitalization or the number of issued and outstanding shares of First Northwest or First Northwest Bank;

         o except as otherwise set forth in the merger agreement, paying any dividends or other distributions;

         o except as otherwise set forth in the merger agreement, increasing the compensation of the officers or key employees of First Northwest or any of its subsidiaries or paying any bonuses;

         o making any expenditure for fixed assets in excess of $50,000 for any single item, or $250,000 in the aggregate, or entering into any lease for any fixed assets having an annual rental in excess of $50,000;

         o making or becoming party to a contract, commitment, or transaction, acquiring or disposing of any property or asset, or incurring any liabilities or obligations, other than in the ordinary course of business consistent with prudent banking practice and its current policies;

         o doing or failing to do anything that will cause a breach or default under any material contract;

         o without Wintrust's prior written consent, making, renewing or restructuring any loan in excess of $1,000,000, except as provided for in the merger agreement;

         o entering into employment, consulting, or similar agreements that cannot be terminated with less than 30 days notice without penalty;

         o buying or investing in government securities that have maturities of more than five years and a rating agency rating below "A";

         o terminating, curtailing or discontinuing any of its benefit plans; and

         o changing in any material respect any accounting or recordkeeping procedures, policies or practices.

         Wintrust has agreed to file all applications and notices to obtain the necessary regulatory approvals for the transactions contemplated by the merger agreement. First Northwest has agreed to cooperate with Wintrust in connection with obtaining the regulatory approvals. Both parties agree:

         o to use all reasonable and diligent efforts and to cooperate in the preparation and filing of all applications, notices and documents required to obtain regulatory approval and/or consents from governmental authorities for the merger and the merger agreement;

         o to use reasonable and diligent good faith efforts to satisfy the conditions required to close the merger and to consummate the merger as soon as practicable;

         o that neither will intentionally act in a manner that would cause a breach of the merger agreement or that would cause a representation made in the merger agreement to become untrue; and

         o to coordinate publicity of the transactions contemplated by the merger agreement to the media and First Northwest's stockholders.

         First Northwest has agreed that it will not solicit, encourage or facilitate any third-party inquiries or proposals to acquire First Northwest and will not participate in any negotiations or discussions regarding a proposal to acquire First Northwest. However, First Northwest may provide information and negotiate with a third party if First Northwest's board of directors determines that failure to do so would be inconsistent with its fiduciary duties. First Northwest is required under the merger agreement to provide Wintrust notice of any proposal that it receives to acquire First Northwest.

         First Northwest has also agreed to provide Wintrust with certain documents before the closing date, including:

         o        interim financial statements;

         o        prompt notice of any written assertions of appraisal rights;

         o reasonable notice and minutes of any meetings of the boards and committees of First Northwest or First Northwest Bank; and

         o certain information regarding the loans in First Northwest Bank's loan portfolio.

         The merger agreement also contains certain covenants relating to employee benefits and other matters pertaining to officers and directors. See "Description of the merger agreement--Employee benefit matters" and "Description of the merger--Interests of certain persons in the merger."

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties made by First Northwest and Wintrust. These include, among other things, representations relating to:

         o        valid corporate organization and existence;

         o corporate power and authority to enter into the merger and the merger agreement;

         o        capitalization;

         o        financial statements;

         o        certain tax matters;

         o        absence of material adverse changes;

         o        government approvals required in connection with the merger;

         o        absence of undisclosed investigations and litigation;

         o        compliance with laws;

         o        broker/finder fees; and

         o absence of any breach of organizational documents, law or other agreements as a result of the merger.

         Wintrust also represents and warrants to First Northwest in the merger agreement regarding:

         o        compliance with SEC filing requirements; and

         o        filing of necessary reports with regulatory authorities.

         First Northwest makes additional representations and warranties to Wintrust in the merger agreement relating to, among other things:

         o        organizational documents, minutes and stock records;

         o title to real property, personal property and other material assets;

         o        insurance matters;

         o        employee benefits;

         o        environmental matters;

         o        ownership of First Northwest Bank and other subsidiaries;

         o compliance with, absence of default under and information regarding material contracts;

         o        loans and its allowance for loan losses;

         o        investment securities;

         o        compliance with the Community Reinvestment Act;

         o        conduct of business and maintenance of business relationships;

         o        technology and intellectual property;

         o        absence of undisclosed liabilities; and

         o        affiliate transactions.

CONDITIONS TO COMPLETION OF THE MERGER

         Closing Conditions for the Benefit of Wintrust. Wintrust's obligations are subject to fulfillment of the following conditions:

         o the accuracy of representations and warranties of First Northwest in the merger agreement as of the closing date;

         o performance by First Northwest in all material respects of its agreements under the merger agreement;

         o the registration statement has been declared effective by the SEC and continues to be effective as of the effective time;

         o        approval of the merger by First Northwest's stockholders;

         o the holders of not more than 5% of the outstanding shares of First Northwest common stock give written demand for appraisal rights in accordance with Delaware law;

         o        receipt of all necessary regulatory approvals;

         o        no adverse material change in First Northwest since November
                  17, 2004;

         o no litigation resulting from the transactions contemplated by the merger agreement;

         o receipt of certain certificates from First Northwest and a legal opinion from First Northwest's legal counsel;

         o        execution of an employment agreement by S. Michael Polanski;

         o        liquidation of First Northwest Bank's subsidiaries; and

         o        receipt of necessary consents, permissions and approvals.

         Closing Conditions for the Benefit of First Northwest. First Northwest's obligations are subject to fulfillment of the following conditions:

         o accuracy of representations and warranties of Wintrust in the merger agreement as of the closing date;

         o performance by Wintrust in all material respects of their agreements under the merger agreement;

         o Wintrust's common stock to be issued in the merger shall be approved for trading on the Nasdaq National Market;

         o        receipt of all necessary regulatory approvals;

         o execution and delivery of articles of merger suitable for filing with the Illinois and Delaware Secretaries of State;

         o the registration statement has been declared effective by the SEC and continues to be effective as of the effective time;

         o no litigation resulting from the transactions contemplated by the merger agreement;

         o no material adverse change in Wintrust since November 17, 2004; and

         o receipt of certain certificates from Wintrust, a tax opinion from First Northwest's special tax counsel and a legal opinion from Wintrust's legal counsel.

MINIMUM NET WORTH AND LOAN LOSS RESERVE REQUIREMENTS CLOSING CONDITION

         Also, as a condition to Wintrust's obligation to close, as of the closing date:

         o First Northwest's stockholders' equity, after disregarding any adjustments made pursuant to FAS 115 subsequent to August 31, 2004, must exceed the sum of (1) $13,100,000, plus (2) any cash receipts and tax benefits recorded by First Northwest from the exercise of outstanding options to purchase First Northwest common stock, minus, on an after-tax basis, if appropriate (3) fees for attorneys, accountants and other advisors incurred by First Northwest in connection with the merger, minus (4) any change of control payments due to Mr. Polanski under his existing employment agreement as a result of the merger (the "Minimum Adjusted Net Worth"); and

         o First Northwest may have no more than $5,155,000 in outstanding principal of holding company-level debt (including trust preferred securities).

         Additionally, as of the closing date, First Northwest Bank's reserve for loan losses may not be less than 1.20% of its net loans. Immediately prior to closing, First Northwest may distribute to its stockholders the amount by which its stockholders' equity exceeds the Minimum Adjusted Net Worth.

TERMINATION

         The merger agreement may be terminated under any of the following circumstances, as set forth in the merger agreement:

         o        at any time by written agreement of Wintrust and First
                  Northwest;

         o by either party if the closing has not occurred by June 30, 2005 or such later date agreed to by the parties; provided, that the termination date will be extended to July 31, 2005 if the sole impediments to closing are due to delays in receiving regulatory approval from the Federal Reserve or in the SEC declaring the registration statement effective;

         o First Northwest receives and accepts a superior proposal for acquisition by a third party;

         o by Wintrust if First Northwest has not satisfied a condition under the merger agreement required to be met by First Northwest prior to the closing date, or if it becomes impossible for First Northwest to satisfy a condition and First Northwest's inability to satisfy the condition was not caused by Wintrust's failure to meet any of its obligations under the Agreement and Wintrust has not waived such condition;

         o by First Northwest if Wintrust has not satisfied a condition under the merger agreement required to be met by Wintrust prior to the closing date, or if it becomes impossible for Wintrust to satisfy a condition and Wintrust's inability to satisfy the condition was not caused by First Northwest's failure to meet any of its obligations under the Agreement and First Northwest has not waived such condition; and

         o by First Northwest, if the average of the high and low sales price of Wintrust's common stock during the 10-day trading period ending three trading days before the closing date is equal to or less than $48.99, subject to certain conditions.

TERMINATION FEE

         Wintrust is entitled to a $1,000,000 termination fee from First Northwest if the merger agreement is terminated under the following circumstances:

         o Wintrust terminates the merger agreement because First Northwest breaches its covenant not to solicit an acquisition proposal from a third party;

         o First Northwest terminates the merger agreement upon its receipt and approval of a superior proposal for an acquisition by a third party; or

         o the merger agreement is terminated by either Wintrust or First Northwest because the closing has not occurred by June 30, 2005 (or July 31, 2005, if the sole impediments to closing are due to delays in receiving regulatory approval from the Federal Reserve or in the SEC declaring the registration statement effective) and in each such case, within six months after termination of the merger agreement, First Northwest consummates or enters into a definitive agreement relating to an acquisition transaction which was made known to any member of First Northwest's board of directors and not disclosed to Wintrust prior to the date of such termination.

MANAGEMENT OF WINTRUST AND FIRST NORTHWEST BANK AFTER THE MERGER

         After the merger, the Wintrust board of directors will remain the same and the First Northwest Bank board of directors will likely change to include members of Wintrust's management.

EMPLOYEE BENEFIT MATTERS

         The merger agreement requires First Northwest to terminate all of its employee benefit plans, other than its 401(k) plan, health, life and disability insurance plans, and long-term care plan, and to pay or accrue all liabilities relating to the terminated employee benefit plans prior to closing. Wintrust will assume those plans which First Northwest does not terminate and former First Northwest employees may continue to participate in those plans until Wintrust terminates the plans or merges them with existing Wintrust plans. Wintrust reserves the right to amend or terminate these plans and arrangements in accordance with the terms of the plans and arrangements and applicable laws. If Wintrust chooses to terminate any First Northwest employee benefit or similar plan after the closing date, employees previously covered under the terminated plan will be eligible to participate in a similar Wintrust benefit plan.

EXPENSES

         All expenses incurred in connection with the merger agreement will be paid by the party incurring the expenses, except that the fees paid in connection with the filing of the registration statement will be borne by Wintrust, and Wintrust and First Northwest have agreed to share equally the cost and expense incurred in connection with printing and mailing the registration statement. Wintrust and First Northwest have also agreed to reimburse each other for certain expenses incurred not exceeding $250,000 in the event the merger is terminated prior to the closing date for certain specified reasons relating to its material breach of the merger agreement.

NASDAQ STOCK LISTING

         Wintrust's common stock currently is listed on the Nasdaq National Market under the symbol "WTFC." The shares to be issued to First Northwest's stockholders as merger consideration also will be eligible for trading on the Nasdaq National Market.

                        COMPARISON OF SHAREHOLDER RIGHTS

         The rights of stockholders of First Northwest, a Delaware corporation, are governed by First Northwest's certificate of incorporation and by-laws as well as the Delaware General Corporation Law (the "DGCL"). Upon completion of the merger, the rights of First Northwest stockholders who receive shares of Wintrust common stock in exchange for their shares of First Northwest common stock and become shareholders of Wintrust will be governed by the articles of incorporation and by-laws of Wintrust. Wintrust is an Illinois corporation governed by the Illinois Business Corporation Act ("IBCA"), as well as the rules and regulations applying to public companies. The following discussion summarizes material differences between the rights of First Northwest and Wintrust shareholders and is not a complete description of all of the differences. This discussion is qualified in its entirety by reference to the DGCL, IBCA and Wintrust's and First Northwest's charter and by-laws.

AUTHORIZED CAPITAL STOCK


         The authorized capital stock of First Northwest consists of 3 million shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share. Wintrust is authorized to issue 20 million shares, without par value, of preferred stock, and 30 million shares, without par value, of common stock. At February 8, 2005, Wintrust had 21,799,103 shares of common stock outstanding. Wintrust has not issued any shares of preferred stock. Issuance of shares of Wintrust's preferred stock would affect the relative rights of the holders of its common stock, depending upon the exact terms, qualifications, limitations and relative rights and preferences, if any, of the shares of the preferred stock as determined by Wintrust's board of directors.


PAYMENT OF DIVIDENDS

         The ability of First Northwest to pay dividends is governed by the DGCL. First Northwest may pay dividends only out of its surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividends, the capital of the corporation would be less than the capital represented by the outstanding stock of all classes having preference upon the distribution of assets.

         The IBCA governs the ability of Wintrust to pay dividends. Under the IBCA, an Illinois corporation may not pay dividends or make other distributions to its shareholders if the distribution would have the effect of making the corporation insolvent or if, after payment of the dividend, the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in the liquidation of the corporation if it were to be liquidated. Wintrust may pay dividends if, as and when declared by its board of directors. As noted above, Wintrust's ability to pay dividends is subject to limitations imposed by the IBCA. If Wintrust issues any shares of its preferred stock in the future, the holders of its preferred stock may have a priority over the holders of its common stock with respect to dividends.

ADVANCE NOTICE REQUIREMENTS FOR PRESENTATION OF BUSINESS AND NOMINATIONS OF DIRECTORS AT ANNUAL MEETINGS OF SHAREHOLDERS

         Wintrust's by-laws provide that nominations for the election of directors may be made by its board of directors or by any shareholder entitled to vote for the election of directors, subject to the nomination having been made in compliance with certain notice and informational requirements. Wintrust's by-laws provide that Wintrust must receive written notice of any shareholder director nomination or proposal for business at an annual meeting of shareholders no later than 60 days in advance of the meeting if the date of the meeting is within 30 days preceding the anniversary date of the prior year annual meeting. Notice must be delivered to Wintrust no later than 90 days before the meeting if the meeting is to be held on or after the anniversary date of the previous year's annual meeting. With respect to any other annual or special meeting, the required notice must be received no later than the tenth day following the date that the date of such meeting is publicly announced.

         First Northwest's by-laws provide that, for business to be properly brought before an annual meeting by a stockholder and for a stockholder nomination for the election of directors, the stockholder must give timely written notice to First Northwest's Secretary. To be timely, all notices must be received by the Secretary no later than 30 and no more than 90 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, respectively.

QUORUM

         First Northwest's by-laws provide that a majority of its outstanding shares entitled to vote on a matter, in person or by proxy, constitutes a quorum for the taking of action at a meeting of stockholders. Wintrust's by-laws contain essentially the same provision. Like First Northwest stockholders, Wintrust shareholders are entitled to one vote for each share owned.

ELECTION, CLASSIFICATION AND SIZE OF BOARD OF DIRECTORS

         Under First Northwest's certificate of incorporation, its board of directors must consist of not less than 12 and no more than 18 directors, as may determined by the then authorized number of directors. The number of directors currently authorized is 12. The board of directors is divided into three classes with each class to consist, as nearly as possible, of one-third of the total number of authorized directors. Each director is elected to a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

         Wintrust's board of directors is divided into three classes. Each class serves a staggered term, with one class or approximately one-third of the total number of directors being elected for a three-year term at each annual meeting of shareholders. Wintrust's by-laws state that the number of directors shall be 14; however, the Board of Directors may increase or decrease that number so long as there are not less than six directors at any time. The number of directors currently designated by Wintrust is 14. Shareholders do not have any right to cumulate votes in the election of directors. The staggered election of directors ensures that, at any given time, approximately two-thirds of the directors serving will have had prior experience on the board. Staggered terms for directors also moderate the pace of any change in the board by extending the time required to elect a majority of directors from one to two years. It would be impossible, assuming no resignations or removals of directors, for Wintrust's shareholders to change a majority of the directors at any annual meeting should they consider such a change desirable, unless this provision of Wintrust's articles of incorporation is amended by action of at least 85% of Wintrust's voting shares.

REMOVAL OF DIRECTORS

         First Northwest's directors may be removed, but only for cause and only by the affirmative vote of the holders of two-thirds of outstanding shares entitled to vote with respect to the election of such director at an annual meeting of stockholders or at a meeting of stockholders duly called for such purpose.

         Wintrust's directors may be removed by shareholders, with or without cause, at a duly called meeting of shareholders by the affirmative vote of the holders of a majority of outstanding shares entitled to vote.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Wintrust's by-laws provide that any vacancies and newly created directorships on the board of directors shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. Shareholders do not have the right to fill vacancies.

         First Northwest's by-laws provide that any vacancy on the board of directors may be filled by the action of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director.

AMENDMENT OF CHARTER AND BY-LAWS

         Generally, under the DGCL, First Northwest's certificate of incorporation may be amended by the affirmative vote of majority of the combined voting power of the then outstanding shares of common stock entitled to vote on the matter. However, amendment of certain provisions of the certificate of incorporation requires the affirmative vote of holders of two-thirds or more of the combined voting power of the then outstanding shares entitled to vote on the matter. These provisions relate to amendment of the bylaws, composition of the board of directors, business combinations and special meetings of stockholders.

         First Northwest's by-laws may generally be amended or repealed by a majority vote of the board of directors or by the affirmative vote of the holders of two-thirds or more of the then outstanding shares of common stock entitled to vote on the matter.

         Any amendment of Wintrust's articles of incorporation must be approved by a majority vote of the board of directors and also by a vote of at least two-thirds of the outstanding shares of common stock. However, amendment of certain provisions of Wintrust's articles of incorporation requires a higher vote of 85% or more of the outstanding shares. These include provisions relating to: prohibiting cumulative voting rights; the prohibition of shareholder action by written consent; indemnification of Wintrust's officers and directors; the number and classification of the board of directors; and the provisions of the by-laws relating to the vote required to amend certain sections of the articles of incorporation. Wintrust's by-laws may be amended only by the board of directors.

MERGERS, ACQUISITIONS AND OTHER TRANSACTIONS

         Under the IBCA, unless a corporation's articles of incorporation provide otherwise, approval by two-thirds of the voting power of the corporation is required for mergers and other transactions involving any sale, lease, exchange or disposition of all or substantially all of its assets or dissolution. Wintrust's articles of incorporation do not specify a different percentage than that required by law, except as discussed below regarding business combinations with certain persons. See "Business combinations with interested shareholders."

         Generally, under the DGCL, First Northwest may sell, lease, exchange or otherwise dispose of substantially all of its property and may merge or enter into a share exchange with another entity only if the transaction is approved by a majority of all votes entitled to be cast at a meeting for the purpose of voting on the transaction. First Northwest's certificate of incorporation provides that two-thirds stockholder approval for any such transaction will be required unless certain conditions are met.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

         As a public company, Wintrust is governed by the provisions of Section
7.85 of the IBCA which applies to a transaction with an "Interested Shareholder" (as defined below) (the "IBCA fair price provision"). Fair price provisions are designed to impede two-step takeover transactions which might otherwise result in disparate treatment of Wintrust's shareholders.

         Under the IBCA fair price provision, the approval of at least 80% of the shares is required in connection with any transaction involving an Interested Shareholder except (i) in the cases where the proposed transaction has been approved in advance by a majority of those members of the corporation's board of directors who are unaffiliated with the Interested Shareholder and were directors prior to the time when the Interested Shareholder became an Interested Shareholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares, in which case approval of only a majority of the outstanding shares of voting stock is required.

         The term "Interested Shareholder" is defined in the IBCA to include any individual, corporation, partnership or other entity (other than the corporation or any subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of the corporation's voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately before the date on which the determination whether the person is an Interest Shareholder is sought.

         First Northwest has opted to be subject to a parallel provision of the DGCL, which prohibits it from entering into certain business combination transactions with any interested stockholder for a period of three years from the time such stockholder becomes an interested stockholder unless certain supermajority votes are obtained. Under the DGCL, an "interested stockholder" is a person who beneficially owns, directly or indirectly, 15% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 15% of the voting stock within the last three years. The prohibition will not apply if:

         o the board of directors has approved either the proposed business combination or the transaction resulting in interested stockholder status prior to the date that the stockholder became an interested stockholder,

         o upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, or

         o after the date that the stockholder became an interested stockholder, the interested stockholder obtains the approval of the board of directors and the approval at an annual or special meeting (and not by written consent) of two-thirds of the shares outstanding that are not held by the interested stockholder.

LIMITATIONS ON DIRECTORS' LIABILITY

         Wintrust's articles of incorporation provides that no director will be personally liable to the corporation or any of its shareholders for monetary damages for any breach of fiduciary duty except, as required by the IBCA, as follows:

         o for breach of duty of loyalty to the corporation or the shareholders;

         o for acts and omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

         o for deriving an improper personal benefit from a transaction with the corporation; or

         o under Section 8.65 of the IBCA, which creates liability for unlawful payment of dividends and unlawful stock purchases or redemptions.

         Under Northwest's certificate of incorporation, consistent with the DGCL, a director will not be liable to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

INDEMNIFICATION


         First Northwest's certificate of incorporation requires the company to indemnify its officers and directors to the fullest extent authorized by the DGCL. Under the DGCL, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings arising because of the person's relationship to the corporation. The indemnification generally will cover expenses regardless of whether it is a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation, but only extends to expenses, including attorneys' fees, incurred in defense of the proceeding. In these cases, court approval is required before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent a person otherwise eligible for indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is required under the DGCL.


         Under the IBCA, a corporation may indemnify its directors, officers, employees and certain other individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings arising because of the person's relationship to the corporation. The indemnification generally will cover expenses regardless of whether it is a civil, criminal, administrative or investigative proceeding if the individual acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A similar standard applies in an action or suit by or in the right of the corporation, but extends to only expenses, including attorneys' fees, incurred in defense of the proceeding. In these cases, court approval is required before there can be any indemnification when the person seeking indemnification has been found liable to the corporation. To the extent a person otherwise eligible for indemnification is successful on the merits or otherwise in defense of any action, suit or proceeding described above, indemnification for expenses, including attorneys' fees, actually and reasonably incurred is required under the IBCA.

         Wintrust's articles of incorporation and by-laws generally provide for the same indemnification as the IBCA, including the advancement of expenses to the extent permitted by law.

ACTION BY SHAREHOLDERS WITHOUT A MEETING

         Under the IBCA, unless the articles of incorporation provide otherwise, shareholders may act by written consent if the consent is signed by shareholders who collectively own the number of shares that would have been required to take action at an actual shareholder meeting. Wintrust's articles of incorporation and by-laws provide that its shareholders are not permitted to act by written consent. All action required or permitted to be taken by Wintrust's shareholders must be effected at a duly called annual or special meeting of its shareholders.

         First Northwest's certificate of incorporation provides that stockholders may not act without a meeting.

SPECIAL MEETINGS OF SHAREHOLDERS

         First Northwest's certificate of incorporation states that a special meeting may be called only by two-thirds of the board of directors then in office.

         Wintrust's by-laws state that special meetings only may be called by the chairman of the board of directors or the president of Wintrust.

PREEMPTIVE RIGHTS

         Under both the DGCL and the IBCA, preemptive rights will not be available unless a corporation's certificate of incorporation or articles of incorporation, respectively, specifically provide for these rights. Neither Wintrust's nor First Northwest's articles of incorporation provide for preemptive rights. Accordingly, Wintrust shareholders are not entitled to preemptive rights with respect to any shares that Wintrust may issue in the future.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

         Under Delaware law, the rights of dissenting stockholders to obtain the fair value for their shares (so-called "appraisal rights") may be available in connection with a statutory merger or consolidation in certain specific situations. Appraisal rights are available to First Northwest stockholders in connection with the merger since First Northwest's common stock is not listed on a national securities exchange or designated as a national market system security. For a description of appraisal rights, see "Special meeting of First Northwest stockholders--Appraisal rights."

CERTAIN ANTI-TAKEOVER EFFECTS OF WINTRUST'S ARTICLES AND BY-LAWS AND ILLINOIS
LAW

         Certain provisions of Wintrust's articles of incorporation, by-laws and the IBCA may have the effect of impeding the acquisition of control of Wintrust by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by Wintrust's board of directors.

         These provisions may have the effect of discouraging a future takeover attempt which is not approved by Wintrust's board of directors but which individual Wintrust shareholders may deem to be in their best interests or in which Wintrust shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of Wintrust's current board of directors or management more difficult.

         These provisions of Wintrust's articles of incorporation and by-laws include the following:

                  (1) Wintrust's board of directors may issue additional authorized shares of Wintrust's capital stock to deter future attempts to gain control of Wintrust, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

                  (2) Wintrust's staggered board is intended to provide for continuity of its board of directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of Wintrust's incumbent board of directors;

                  (3) Wintrust's articles of incorporation do not provide for cumulative voting for any purpose, and its articles of incorporation and by-laws also provide that any action required or permitted to be taken by its shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting;

                  (4) Wintrust's articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA, as discussed above. Under the IBCA fair price provision and Wintrust's articles of incorporation, the approval of at least 80% of its shares is required in connection with any transaction involving an Interested Shareholder, subject to certain exceptions. Fair price provisions are designed to impede a two-step takeover transactions which might otherwise result in disparate treatment of Wintrust's shareholders; and

                  (5) Amendment of Wintrust's articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of Wintrust common stock, provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders' ability to act by written consent, (d) regarding the number, classification of directors, filling of board vacancies and newly created directorships,
         (e) indemnification of directors and officers by Wintrust and limitation of liability for directors, and (f) regarding amendment of the foregoing supermajority provisions of Wintrust's articles of incorporation. Wintrust's by-laws may be amended only by the board of directors.

         The provisions described above are intended to reduce Wintrust's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its board of directors.

RIGHTS PLAN

         Wintrust has a shareholders rights plan which could discourage unsolicited or hostile takeover attempts which are not negotiated with its board of directors. The plan discourages such attempts by causing substantial dilution to any person who acquires an amount in excess of a specified percentage of Wintrust's common stock and by making an acquisition of Wintrust, without the consent of its board of directors, prohibitively expensive. The description of the rights plan set forth below does not purport to be complete and is qualified in its entirety by reference to the description of the rights plan set forth in Wintrust's Registration Statement on Form 8-A dated August 28, 1998. See "Incorporation of Certain Information by Reference" on page 55.

         Each share of Wintrust common stock has attached to it a stock purchase right having the terms set forth in a rights agreement between Wintrust and Illinois Stock Transfer Company, as rights agent. Each right will entitle its registered holder to purchase from Wintrust one one-hundredth of a share of Junior Serial Preferred Stock A, without par value, at a price of $85.00 per one one-hundredth share, subject to certain adjustments. Generally, the rights become exercisable when any person or group (i) acquires or obtains the right to acquire 15% or more of Wintrust's common stock, or (ii) commences (or announces its intention to commence) a tender or exchange offer to acquire 15% or more of Wintrust's common stock.

         In the event that any person or group becomes the beneficial owner of 15% or more of Wintrust's common stock, rights owned by that person or group will immediately become null and void. Thereafter, other registered rights holders will have the right to receive, upon exercise at the then-current exercise price of the right, Wintrust common stock having a value equal to two times the exercise price of the right. Additionally, if, after any person or group has acquired 15% or more of Wintrust's common stock, Wintrust is acquired in a merger or other business combination or 50% or more of Wintrust's assets or earning power are sold, then each registered right holder will receive the right to purchase, for the exercise price, common stock of the entity which acquires or survives Wintrust having a value equal to twice the exercise price of the right.

         Prior to any person or group acquiring 15% or more of Wintrust's common stock, Wintrust may redeem the rights in whole, but not in part, at a price of $0.01 per right, to be paid in cash, shares of Wintrust common stock or other consideration. In addition, at any time after a person or group acquires 15% of Wintrust's common stock, but prior to such person or group acquiring 50% or more of Wintrust's common stock, Wintrust may exchange the rights, in whole or in part, at an exchange ratio of one share of common stock per right. The rights will expire on July 31, 2008 unless exercised, redeemed, exchanged or otherwise cancelled before that date.

         First Northwest does not have a stockholders rights plan.

                                  LEGAL MATTERS


         Certain matters pertaining to the validity of the authorization and issuance of the Wintrust common stock to be issued in the proposed merger and the federal income tax consequences of the proposed merger have been passed upon by Vedder, Price, Kaufman & Kammholz, P.C., 222 North LaSalle Street, Chicago, Illinois 60601.


                                     EXPERTS

         The consolidated financial statements of Wintrust as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, included in Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included in Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003, and are incorporated by reference herein in reliance upon such report given on the authority of Ernst & Young LLP as experts in accounting and auditing.

                              SHAREHOLDER PROPOSALS

         After the merger is completed, the next annual meeting of Wintrust's shareholders will be held in 2005. To be considered for inclusion in Wintrust's proxy materials for that annual meeting, any shareholder proposal must be received in writing at Wintrust's principal office at 727 North Bank Lane, Lake Forest, Illinois 60045, no later than December 24, 2004. All shareholder proposals submitted for inclusion in Wintrust's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and, as with any shareholder proposal, Wintrust's articles of incorporation and by-laws and Illinois law.

         Furthermore, in order for any shareholder to properly propose any business for consideration at Wintrust's 2005 annual meeting, including the nomination of any person for election as a director, or any other matter raised other than pursuant to Rule 14a-8 of the proxy rules adopted under the Exchange Act, written notice of the shareholder's intention to make such proposal must be furnished to Wintrust in accordance with its by-laws. Under the existing provisions of Wintrust's by-laws, if the 2005 annual meeting is held on May 26, 2005, the deadline for such notice is March 27, 2005.

                       WHERE YOU CAN FIND MORE INFORMATION

         Wintrust files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document Wintrust files with the SEC at its public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities. Wintrust's SEC filings are also available on its Web site at http://www.wintrust.com, and at the office of Nasdaq National Market. For further information on obtaining copies of Wintrust's public filings at the Nasdaq National Market, you should call (212) 656-5060.

         Wintrust filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of Wintrust common stock to be issued to First Northwest's stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Wintrust in addition to being a proxy statement of First Northwest for its special meeting. As permitted by the SEC rules, this proxy statement/prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows Wintrust to incorporate by reference information into this proxy statement/prospectus. This means that Wintrust can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Wintrust has filed previously with the SEC:

         o Wintrust's Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 0-21923);

         o Wintrust's proxy statement in connection with its 2004 annual meeting of stockholders filed with the SEC on April 23, 2004;

         o Wintrust's Quarterly Report on Form 10-Q for the three months ended March 31, 2004 (File No. 0-21923);

         o Wintrust's Quarterly Report on Form 10-Q for the three months ended June 30, 2004 (File No. 0-21923);

         o Wintrust's Quarterly Report on Form 10-Q for the three months ended September 30, 2004 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on January 21, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on April 20, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on May 11, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on June 14, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on July 20, 2004 (File No. 0-21923);

         o Wintrust's Current Report on Form 8-K filed with the SEC on September 30, 2004 (File No. 0-21293);

         o Wintrust's Current Reports on Form 8-K filed with the SEC on October 15, 2004 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on November 17, 2004 (File No. 0-21293);

         o Wintrust's Current Reports on Form 8-K filed with the SEC on December 14, 2004 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on December 15, 2004 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on January 18, 2005 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on January 20, 2005 (File No. 0-21293);


         o Wintrust's Current Report on Form 8-K filed with the SEC on February 1, 2005 (File No. 0-21293);

         o Wintrust's Current Report on Form 8-K filed with the SEC on February 3, 2005 (File No. 0-21293); and


         o the description of (a) Wintrust's common stock contained in Wintrust's Registration Statement on Form 8-A dated January 3, 1997 (File No. 0-21923), and (b) the associated preferred share purchase rights contained in Wintrust's Registration Statement on Form 8-A dated August 28, 1998 (File No. 0-21923).

         Wintrust also incorporates by reference any filings it makes with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement/prospectus and before the special meeting.

         Any statement contained in a document incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus, or in any other document filed later which is also incorporated in this proxy statement/prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this proxy statement/prospectus except as so modified or superseded. The information relating to Wintrust contained in this proxy statement/prospectus should be read together with the information in the documents incorporated in this proxy statement/prospectus by reference.


         You may request, either orally or in writing, and Wintrust will provide, a copy of these filings without charge by contacting David A. Dykstra, Wintrust's Chief Operating Officer, at 727 North Bank Lane, Lake Forest, Illinois 60045, (847) 615-4096. IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY FEBRUARY 21, 2005, TO RECEIVE THEM BEFORE THE SPECIAL MEETING.


         All information concerning Wintrust and its subsidiaries has been furnished by Wintrust, and all information concerning First Northwest has been furnished by First Northwest.

                                                                         ANNEX A
                                                                         -------














                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         WINTRUST FINANCIAL CORPORATION

                                       AND

                          FIRST NORTHWEST BANCORP, INC.








                             DATED NOVEMBER 17, 2004

                                                                         ANNEX A















                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         WINTRUST FINANCIAL CORPORATION

                                       AND

                          FIRST NORTHWEST BANCORP, INC.








                             DATED NOVEMBER 17, 2004

                                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I         THE MERGER...................................................................................A-1
         1.1      The Merger...................................................................................A-1
         1.2      Effective Time...............................................................................A-1
         1.3      Effect of the Merger.........................................................................A-1
         1.4      Conversion of Securities.....................................................................A-1
         1.5      Company Stock Options........................................................................A-2
         1.6      Cancellation of Treasury Shares..............................................................A-2
         1.7      Appraisal Rights.............................................................................A-2
         1.8      Recapitalization.............................................................................A-3
         1.9      Tax Treatment................................................................................A-3
         1.10     Closing......................................................................................A-3

ARTICLE II        CONVERSION AND EXCHANGE OF CERTIFICATES IN MERGER............................................A-3
         2.1      Per Share Merger Consideration...............................................................A-3
         2.2      Election Procedures..........................................................................A-4
         2.3      Proration and Redesignation Procedures.......................................................A-5
         2.4      No Fractional Shares.........................................................................A-5
         2.5      Exchange of Certificates.....................................................................A-6

ARTICLE III       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY........................................A-7
         3.1      Organization.................................................................................A-7
         3.2      Organizational Documents; Minutes and Stock Records..........................................A-8
         3.3      Capitalization...............................................................................A-8
         3.4      Authorization; No Violation..................................................................A-8
         3.5      Consents and Approvals.......................................................................A-9
         3.6      Financial Statements.........................................................................A-9
         3.7      No Undisclosed Liabilities...................................................................A-9
         3.8      Loans; Loan Loss Reserves...................................................................A-10
         3.9      Properties and Assets.......................................................................A-10
         3.10     Material Contracts..........................................................................A-11
         3.11     No Defaults.................................................................................A-12
         3.12     Conflict of Interest Transactions...........................................................A-12
         3.13     Investments.................................................................................A-12
         3.14     Compliance with Laws; Legal Proceedings.....................................................A-13
         3.15     Insurance...................................................................................A-13
         3.16     Taxes.......................................................................................A-13
         3.17     Environmental Laws and Regulations..........................................................A-14
         3.18     Community Reinvestment Act Compliance.......................................................A-15
         3.19     Company Regulatory Reports..................................................................A-15
         3.20     Employee Benefit Plans......................................................................A-15
         3.21     Technology and Intellectual Property........................................................A-17
         3.22     No Adverse Change...........................................................................A-17
         3.23     Conduct of Business in Normal Course........................................................A-18
         3.24     Change in Business Relationships............................................................A-18
         3.25     Brokers' and Finders' Fees..................................................................A-18
         3.26     Section 280G Payments.......................................................................A-18
         3.27     No Omissions................................................................................A-18

ARTICLE IV        REPRESENTATIONS AND WARRANTIES CONCERNING WINTRUST..........................................A-18
         4.1      Organization................................................................................A-18

                                                                     i

                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

         4.2      Capitalization..............................................................................A-18
         4.3      Authorization; No Violations................................................................A-19
         4.4      Consents and Approvals......................................................................A-19
         4.5      Wintrust SEC Filings and Financial Statements...............................................A-19
         4.6      Compliance with Laws; Legal Proceedings.....................................................A-20
         4.7      Wintrust Regulatory Reports.................................................................A-20
         4.8      No Adverse Change...........................................................................A-20
         4.9      Brokers' and Finders' Fees..................................................................A-20
         4.10     Taxation of the Merger......................................................................A-20
         4.11     No Omissions................................................................................A-20

ARTICLE V         AGREEMENTS AND COVENANTS....................................................................A-21
         5.1      Conduct of Business.........................................................................A-21
         5.2      Access to Information.......................................................................A-22
         5.3      Meeting of Stockholders of the Company......................................................A-22
         5.4      Registration Statement and Regulatory Filings...............................................A-23
         5.5      Listing of Shares...........................................................................A-23
         5.6      Reasonable and Diligent Efforts.............................................................A-23
         5.7      Business Relations and Publicity............................................................A-23
         5.8      No Conduct Inconsistent with this Agreement.................................................A-24
         5.9      Loan Charge-Off; Pre-Closing Loan Review....................................................A-24
         5.10     Board of Directors' Notices and Minutes.....................................................A-25
         5.11     Untrue Representations and Warranties.......................................................A-25
         5.12     Director and Officer Liability Coverage.....................................................A-25
         5.13     Interim Financial Statements................................................................A-25
         5.14     Dissent Process.............................................................................A-25
         5.15     Section 368(a) Reorganization...............................................................A-26
         5.16     Exercise of Options.........................................................................A-26
         5.17     Converted Options...........................................................................A-26
         5.18     Termination of Tax Sharing Agreement........................................................A-26

ARTICLE VI        EMPLOYEE BENEFIT MATTERS....................................................................A-26
         6.1      Benefit Plans...............................................................................A-26
         6.2      No Rights or Remedies.......................................................................A-26

ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF WINTRUST.............................................A-27
         7.1      Representations and Warranties; Performance of Agreements...................................A-27
         7.2      Closing Certificate.........................................................................A-27
         7.3      Regulatory and Other Approvals..............................................................A-27
         7.4      Approval of Merger and Delivery of Agreement................................................A-27
         7.5      Effectiveness of the Registration Statement.................................................A-27
         7.6      No Litigation...............................................................................A-27
         7.7      Environmental Surveys.......................................................................A-27
         7.8      Opinion of Counsel..........................................................................A-28
         7.9      Employment Agreements.......................................................................A-28
         7.10     No Adverse Changes..........................................................................A-28
         7.11     Minimum Net Worth and Loan Loss Reserve Requirements........................................A-28
         7.12     Voting Agreements...........................................................................A-28
         7.13     Consents....................................................................................A-28
         7.14     Liquidation of Subsidiaries.................................................................A-28
         7.15     Other Documents.............................................................................A-29

                                                                     ii

                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

ARTICLE VIII      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..........................................A-29
         8.1      Representations and Warranties; Performance of Agreements...................................A-29
         8.2      Closing Certificates........................................................................A-29
         8.3      Regulatory and Other Approvals..............................................................A-29
         8.4      Delivery of Agreement.......................................................................A-29
         8.5      Effectiveness of the Registration Statement.................................................A-29
         8.6      No Litigation...............................................................................A-29
         8.7      Opinions of Counsel.........................................................................A-29
         8.8      No Adverse Changes..........................................................................A-30
         8.9      Nasdaq Listing..............................................................................A-30
         8.10     Supplemental Indenture......................................................................A-30
         8.11     Other Documents.............................................................................A-30

ARTICLE IX        NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...................................A-30
         9.1      Non-Survival................................................................................A-30

ARTICLE X         GENERAL.....................................................................................A-30
         10.1     Expenses....................................................................................A-30
         10.2     Termination.................................................................................A-31
         10.3     Confidential Information....................................................................A-32
         10.4     Non-Assignment..............................................................................A-32
         10.5     Notices.....................................................................................A-32
         10.6     Counterparts................................................................................A-33
         10.7     Knowledge...................................................................................A-33
         10.8     Interpretation..............................................................................A-33
         10.9     Entire Agreement............................................................................A-33
         10.10    Governing Law...............................................................................A-33
         10.11    Severability................................................................................A-33

                                                        iii

                                                   DEFINED TERMS


Acquisition Proposal..........................................................................................A-24
Agreement......................................................................................................A-1
Bank...........................................................................................................A-1
Benefit Plans.................................................................................................A-16
BHCA...........................................................................................................A-7
Cash Consideration.............................................................................................A-3
Cash Election Shares...........................................................................................A-5
CERCLA........................................................................................................A-15
Certificate of Designation.....................................................................................A-1
Closing........................................................................................................A-3
Closing Balance Sheet.........................................................................................A-28
Closing Date...................................................................................................A-3
Code...........................................................................................................A-1
Combination Election...........................................................................................A-4
Commission.....................................................................................................A-9
Company........................................................................................................A-1
Company Board..................................................................................................A-8
Company Common Stock...........................................................................................A-2
Company Option Plans...........................................................................................A-2
Company Preferred Stock........................................................................................A-1
Company Regulatory Reports....................................................................................A-15
Company Stock Certificates.....................................................................................A-5
Confidentiality Agreement.....................................................................................A-22
Conversion Fund................................................................................................A-6
Converted Option...............................................................................................A-2
CRA...........................................................................................................A-15
DE Certificate of Merger.......................................................................................A-1
DGCL...........................................................................................................A-1
Dissenting Shares..............................................................................................A-3
Effective Time.................................................................................................A-1
Election Deadline..............................................................................................A-4
Election Form..................................................................................................A-4
Employees.....................................................................................................A-26
Encumbrances..................................................................................................A-10
Environmental Laws............................................................................................A-14
ERISA Affiliate...............................................................................................A-16
ERISA Plans...................................................................................................A-15
Exchange Act..................................................................................................A-19
Exchange Agent.................................................................................................A-4
FDIC..........................................................................................................A-10
Federal Reserve................................................................................................A-9
Federal Reserve Application....................................................................................A-9
Financial Statements...........................................................................................A-9
First Northwest Financial......................................................................................A-7
GAAP...........................................................................................................A-7
Governmental Authority.........................................................................................A-9
Hazardous Substance...........................................................................................A-15
IDFPR..........................................................................................................A-9
IDFPR Application..............................................................................................A-9
IL Articles of Merger..........................................................................................A-1
Illinois Act...................................................................................................A-1
Insurance LLC..................................................................................................A-7
Intellectual Property.........................................................................................A-17
Interim Balance Sheet..........................................................................................A-9

                                                      iv

Interim Financial Statements...................................................................................A-9
Investment Securities.........................................................................................A-12
IRS...........................................................................................................A-16
IT Assets.....................................................................................................A-17
knowledge.....................................................................................................A-33
Licenses......................................................................................................A-13
Loans.........................................................................................................A-10
Material Adverse Effect........................................................................................A-7
Material Contracts............................................................................................A-11
Maximum Cash Election Number...................................................................................A-4
Maximum Stock Election Number..................................................................................A-4
Merger.........................................................................................................A-1
Minimum Adjusted Net Worth....................................................................................A-28
Mortgage LLC...................................................................................................A-7
OCC...........................................................................................................A-20
Option Conversion Agreement....................................................................................A-2
Options........................................................................................................A-8
Ordinary Course of Business....................................................................................A-9
OREO..........................................................................................................A-10
Outstanding Company Option.....................................................................................A-2
Parties........................................................................................................A-1
Per Share Merger Consideration.................................................................................A-3
Permitted Encumbrances........................................................................................A-10
Plan Amendments................................................................................................A-2
Proxy Statement/Prospectus.....................................................................................A-9
Registration Statement........................................................................................A-23
Representatives................................................................................................A-4
Retained Plans................................................................................................A-26
Securities Act.................................................................................................A-9
Stock Consideration............................................................................................A-3
Stock Election.................................................................................................A-4
Stock Election Shares..........................................................................................A-5
Stockholders Meeting..........................................................................................A-22
Superior Acquisition Proposal.................................................................................A-24
Surviving Corporation..........................................................................................A-1
Tax Return....................................................................................................A-14
Tax Sharing Agreement.........................................................................................A-14
Taxes.........................................................................................................A-14
Trust Preferred Indenture.....................................................................................A-30
Variable Portion...............................................................................................A-3
Wintrust.......................................................................................................A-1
Wintrust Common Stock Price....................................................................................A-4
Wintrust Regulatory Reports...................................................................................A-20
Wintrust SEC Documents........................................................................................A-19
Wintrust Stock Certificates....................................................................................A-6

                                                           v

                                                DISCLOSURE SCHEDULES

Subsidiaries................................................................................................3.1(b)
Schedule of Option Holders..................................................................................3.3(a)
Stock Owned by the Bank.....................................................................................3.3(b)
Authorization; No Violation....................................................................................3.4
Required Consents..............................................................................................3.5
Financial Statements...........................................................................................3.6
Schedule of Real Property...................................................................................3.9(a)
Schedule of Tangible Personal Property......................................................................3.9(b)
Schedule of Material Contracts................................................................................3.10
Schedule of Interested Transactions...........................................................................3.12
Schedule of Investments....................................................................................3.13(a)
Schedule of Restricted Investment Securities...............................................................3.13(b)
Schedule of Disposed Investment Securities.................................................................3.13(c)
Legal Proceedings..........................................................................................3.14(c)
Schedule of Insurance.........................................................................................3.15
Environmental Matters.........................................................................................3.17
Change of Control Provisions Under Benefit Plans...........................................................3.20(b)
Schedule of Intellectual Property.............................................................................3.21
Conduct of Business in Normal Course; Exceptions..............................................................3.23
Brokers' and Finders' Fees....................................................................................3.25
Wintrust Regulatory Matters.................................................................................4.6(b)
Scheduled Compensation Changes..............................................................................5.1(c)
Employees......................................................................................................6.1
Employment Agreements..........................................................................................7.9
Signatories to Voting Agreement...............................................................................7.12

                                                      EXHIBITS

Exhibit A......................................................................Form of Option Conversion Agreement
Exhibit B.......................................................................Form of Opinion of Company Counsel
Exhibit C.............................................................................Form of Employment Agreement
Exhibit D.................................................................................Form of Voting Agreement
Exhibit E......................................................................Form of Opinion of Wintrust Counsel

                                                          vi

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is entered into as of the 17th day of November, 2004, by and between WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Wintrust") and FIRST NORTHWEST BANCORP, INC., a Delaware corporation (the "Company"). Wintrust and the Company are referred to collectively in this Agreement as the "Parties."

                                    RECITALS

         WHEREAS, the boards of directors of each of the Parties have approved and declared it advisable and in the best interest of the Parties and their respective stockholders to effect a reorganization, whereby the Company will merge with and into Wintrust, in the manner and on the terms and subject to the conditions set forth in Article I below (the "Merger"), as a result of which the Company will merge out of existence and First Northwest Bank, an Illinois state bank and wholly owned subsidiary of the Company (the "Bank") will become a wholly owned subsidiary of Wintrust.

         WHEREAS, for federal income tax purposes the Parties desire and intend that the Merger qualify as a reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time, as defined in Section 1.2, in accordance with this Agreement, the Illinois Business Corporation Act (the "Illinois Act") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Wintrust, and Wintrust shall continue as the corporation surviving the Merger (sometimes referred to herein as the "Surviving Corporation").

         1.2 Effective Time. As of the Closing, as defined in Section 1.10, with respect to the Merger the Parties will cause (i) articles of merger (the "IL Articles of Merger") to be executed and filed with the Illinois Secretary of State as provided in the Illinois Act, and (ii) a certificate of merger (the "DE Certificate of Merger") to be executed and filed with the Delaware Secretary of State as provided in the DGCL. The Merger shall become effective on the date on which the IL Articles of Merger and DE Certificate of Merger are duly filed by the Secretaries of State of Illinois and Delaware, respectively, at such time on such filing date as is agreed among the Parties and specified in the IL Articles of Merger and the DE Certificate of Merger (the "Effective Time").

         1.3 Effect of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 11.50 of the Illinois Act and
Section 259(a) of the DGCL.

         1.4      Conversion of Securities.

                  (a) Company Preferred Stock. After the execution of this Agreement and prior to the Effective Time, the Company will deliver to each holder of record of Series A Convertible Preferred Stock of the Company, par value $0.01 per share ("Company Preferred Stock") a Mandatory Conversion Notice, as defined in, and pursuant to, the Company's Certificate of Designation of Series A Convertible Preferred Stock (the "Certificate of Designation"). Immediately prior to the Effective Time, and pursuant to the provisions of the Certificate of Designation, each share of Company Preferred Stock shall be converted into shares of Company Common Stock, as defined in Section 1.4(b), pursuant to the terms governing a Mandatory Conversion (as defined in the Certificate of Designation). Thereafter, such shares of Company Common Stock shall be converted into and become the right to receive the consideration provided in this Agreement.

                  (b) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the stockholders of the Company, each share of common stock of the

Company, par value $0.01 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 1.6 and Dissenting Shares to the extent provided in Section 1.7), shall be converted into the right to receive the Per Share Merger Consideration, as defined in and pursuant to
Article II. At the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such share (other than shares canceled pursuant to Section 1.6 and Dissenting Shares) shall thereafter represent only the right to receive, upon surrender of such certificate in accordance with Section 2.5, the Per Share Merger Consideration, payable in the manner provided in Article II, and cash in lieu of any fractional shares of Wintrust Common Stock issuable in connection therewith. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided in this Agreement or by law.

         1.5      Company Stock Options.

                  (a) At the Effective Time, each option granted by the Company under the terms of the 1998 First Northwest Bancorp, Inc. Stock Option Plan and the 2002 First Northwest Bancorp, Inc. Stock Option Plan (together, the "Company Option Plans") to purchase shares of Company Common Stock that is outstanding and unexercised immediately prior to the Effective Time (an "Outstanding Company Option") shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Wintrust Common Stock in an amount and at an exercise price determined pursuant to this Section 1.5 (a "Converted Option"), subject to the terms, benefits, rights and features of the applicable Company Option Plan and the agreements evidencing grants of such options thereunder as in existence immediately prior to the Effective Time, which shall continue to apply to each Converted Option from and after the Effective Time.

                  (b) The number of shares of Wintrust Common Stock to be subject to each Converted Option shall be equal to the product obtained by multiplying (i) the number of shares of Company Common Stock under each Outstanding Company Option by (ii) the quotient of (a) the Per Share Merger Consideration divided by (b) the Wintrust Common Stock Price, as defined in
Section 2.1(c), provided that any fractional shares of Wintrust Common Stock resulting from such determination shall be rounded down to the nearest whole share if less than or equal to one half (1/2) of a share and rounded up to the nearest whole share if greater than one half (1/2) of a share.

                  (c) The exercise price per share of Wintrust Common Stock under each Converted Option shall be equal to (i) the exercise price per share of Company Common Stock under the original option divided by (ii) the quotient of (a) the Per Share Merger Consideration divided by (b) the Wintrust Common Stock Price, provided that such exercise price shall be rounded down to the nearest whole cent.

                  (d) The adjustments provided herein with respect to any Outstanding Company Options that are "incentive stock options" as defined in
Section 422 of the Code shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  (e) The Company Option Plans shall each be amended, effective as of the Effective Time, to provide for the conversion of Outstanding Company Options in accordance with this Section 1.5 (the "Plan Amendments"). The Company shall provide to Wintrust, not less than five (5) business days prior to the Closing Date, copies of an agreement in the form of Exhibit A attached hereto (the "Option Conversion Agreement") from each of the holders of Outstanding Company Options acknowledging their agreement and consent to the Plan Amendments and to such terms of conversion set forth in this Section 1.5.

         1.6 Cancellation of Treasury Shares. At the Effective Time, each share of Company Common Stock held as treasury stock or otherwise held by the Company or the Bank (other than in a fiduciary capacity), if any, immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no Per Share Merger Consideration shall be exchanged therefor.

         1.7 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders (a) who shall not have voted in favor of adoption of this Agreement and (b) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares"), shall not be converted into or represent the right to receive the Per Share Merger Consideration in exchange for each such share unless such stockholders fail to perfect, withdraw or otherwise lose their right to appraisal. Such stockholders shall be entitled to receive a cash payment of the appraised value of such Dissenting Shares in accordance with the provisions of the DGCL. If, after the Effective Time, any such stockholder fails to perfect, withdraws or loses his or her right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Per Share Merger Consideration in exchange for each such share, to be payable as Cash Consideration, without interest thereon, upon surrender of the certificate or certificates that formerly evidenced such Dissenting Shares in the manner set forth in Section 2.5.

         1.8 Recapitalization. In the event that Wintrust changes (or establishes a record date for changing) the number of shares of Wintrust Common Stock issued and outstanding as a result of a stock dividend, stock split, recapitalization, reclassification, combination or similar transaction with respect to the outstanding shares of Wintrust Common Stock and the record date therefor shall be after the date of this Agreement and prior to the Effective Time, then the conversion provisions described in Article II shall be appropriately and proportionately adjusted.

         1.9 Tax Treatment. It is intended that the Merger shall constitute a reorganization within the meaning Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

         1.10 Closing. The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held on or as of the last day of the calendar month in which all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied, or on such other date as the Parties may mutually agree (the "Closing Date"). In the event of the filing of any motion for rehearing or any appeal from the decision of any regulatory authority approving the transactions contemplated in this Agreement or any legal proceedings of the type contemplated by Sections 7.6 or 8.6, Wintrust or the Company may postpone the Closing by written notice to the other parties until such approvals have been obtained or such motion, appeal or litigation has been resolved, but in no event shall such Closing be postponed beyond the close of business on June 30, 2005 (except as may be extended pursuant to Section 10.2(b)) without the consent of the boards of directors of Wintrust and the Company. The Closing shall take place at 10:00 a.m., local time, on the Closing Date at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois, or at such other place and time upon which the Parties may agree.

                                   ARTICLE II

                CONVERSION AND EXCHANGE OF CERTIFICATES IN MERGER

         2.1      Per Share Merger Consideration.

                  (a) Subject to the provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 1.6 and Dissenting Shares) shall be converted into the right to receive the Per Share Merger Consideration, as determined below. The Per Share Merger Consideration shall be payable in shares of Wintrust Common Stock ("Stock Consideration") or in cash ("Cash Consideration"), as provided in Sections 2.2 and 2.3. The number of shares of Wintrust Common Stock issuable as Stock Consideration shall be that number of shares, rounded to the nearest thousandth of a share, equal to the Per Share Merger Consideration divided by the Wintrust Common Stock Price.

                  (b) "Per Share Merger Consideration" means the sum of (i) a fixed amount of $7.20 plus (ii) an amount that shall vary with the Wintrust Common Stock Price (the "Variable Portion") as follows:

                           (1) If the Wintrust Common Stock Price is at least $51.00 and not greater than $57.00, the Variable Portion shall be $14.39.

                           (2) If the Wintrust Common Stock Price is greater than $57.00 but not greater than $64.00, the Variable Portion shall be the product obtained by multiplying the Wintrust Common Stock Price by 0.2525, which is the ratio of $14.39 (the Variable Portion in (1) above) to a Wintrust Common Stock Price of $57.00 (i.e., $14.39/$57.00).

                           (3) If the Wintrust Common Stock Price is greater than $64.00, the Variable Portion shall be $16.16, which is the amount that would make up the Variable Portion under (2) above if the Wintrust Common Stock Price were $64.00 (i.e., 0.2525 x $64.00).

                           (4) If the Wintrust Common Stock Price is less than $51.00, subject to adjustment pursuant to Section 10.2(f), the Variable Portion shall be the product obtained by multiplying the Wintrust Common Stock Price by 0.2822, which is the ratio of $14.39 to a Wintrust Common Stock Price of $51.00 (i.e., $14.39/$51.00).

                  (c) "Wintrust Common Stock Price" means the unweighted average of the high and low sale prices of a share of Wintrust Common Stock as reported on the Nasdaq National Market for each of the ten (10) trading days ending on the third (3rd) trading day preceding the Closing Date.

                  (d) The number of shares of Company Common Stock to be converted into the right to receive Cash Consideration for such shares (including any such shares subject to the cash portion of a Combination Election (as defined below)), shall be 34% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 1.6 and Dissenting Shares) (the "Maximum Cash Election Number"). The number of shares of Company Common Stock to be converted into the right to receive Stock Consideration for such shares (including any such shares subject to the stock portion of a Combination Election) shall be 66% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 1.6 and Dissenting Shares) (the "Maximum Stock Election Number"). Notwithstanding the foregoing, the percentages used in the preceding definitions (and those set forth in Section 2.2(a) below) are subject to adjustment pursuant to Section 10.2(f).

         2.2      Election Procedures.

                  (a) Subject to the proration and redesignation procedures set forth in Section 2.3 below, each holder of record of shares of Company Common Stock (excluding shares to be cancelled pursuant to Section 1.6 and Dissenting Shares) will be entitled to elect to receive (i) Stock Consideration for all such shares (a "Stock Election") or (ii) Cash Consideration for 40% of such shares and Stock Consideration for 60% of such shares (a "Combination Election"). All such elections shall be made on a form designed for that purpose prepared by the Company and acceptable to Wintrust (an "Election Form"). Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities ("Representatives") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Company Common Stock held by each such Representative for a particular beneficial owner.

                  (b) The Election Form shall be mailed with the Proxy Statement/Prospectus to all holders of record of shares of Company Common Stock as of the record date of the Stockholders Meeting. Thereafter the Company and Wintrust shall each use its reasonable and diligent efforts to (i) mail the Election Form to all persons who become holders of shares of Company Common Stock during the period between the record date for the Stockholders Meeting and 5:00 pm., Chicago Time, on the date ten (10) business days prior to the anticipated Effective Time and (ii) make the Election Form available to all persons who become holders of shares of Company Common Stock subsequent to such day and no later than the close of business on the fifth (5th) business day prior to the Effective Time. In order to be effective an Election Form must be received by Illinois Stock Transfer Company, Wintrust's exchange agent (the "Exchange Agent"), on or before 5:00 p.m., Chicago Time, on the fifth (5th) business day prior to the Effective Time (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Subject to the terms of this Agreement and the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election has been properly or timely made and to disregard immaterial defects in any

Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. All elections will be irrevocable.

                  (c) A holder of Company Common Shares whose properly completed Election Form is not received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Combination Election. If the Exchange Agent shall have determined that any purported Stock Election was not properly made, such purported Stock Election shall be deemed to be of no force and effect and the holder of shares of Company Common Stock making such purported Stock Election shall for purposes hereof be deemed to have made a Combination Election.

         2.3      Proration and Redesignation Procedures.

                  (a) All shares of Company Common Stock which are subject to Combination Elections and would, but for the application of this Section 2.3, be converted into Cash Consideration are referred to herein as "Cash Election Shares." All shares of Company Common Stock which are subject to Stock Elections, and that portion of shares of Company Common Stock that are subject to Combination Elections and would, but for the application of this Section 2.3, be converted into Stock Consideration, are referred to herein as "Stock Election Shares."

                  (b) If, after the results of the Election Forms are calculated, the number of shares of Company Common Stock to be converted into shares of Wintrust Common Stock exceeds the Maximum Stock Election Number, Wintrust shall cause the Exchange Agent to determine the number of Stock Election Shares which must be redesignated as Cash Election Shares in order to reduce the number of such shares to the Maximum Stock Election Number. All holders who have Stock Election Shares shall, on a pro rata basis, have such number of their Stock Election Shares redesignated as Cash Election Shares so that the Maximum Stock Election Number is achieved.

                  (c) If, after the results of the Election Forms are calculated, the number of shares of Company Common Stock to be converted into cash exceeds the Maximum Cash Election Number, Wintrust shall cause the Exchange Agent to determine the number of Cash Election Shares which must be redesignated as Stock Election Shares in order to reduce the amount of such cash to the Maximum Cash Election Number. All holders who have Cash Election Shares shall, on a pro rata basis, have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Maximum Cash Election Number is achieved.

                  (d) Notwithstanding the foregoing, Wintrust may, in its sole discretion, direct at any time prior to the Effective Time that the redesignation procedures provided in this Section 2.3 not be implemented.

                  (e) After the redesignation procedures, if any, required by this Section 2.3 are completed, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock Election Shares shall be converted into the right to receive the Stock Consideration. Certificates previously evidencing shares of Company Common Stock ("Company Stock Certificates") shall be exchanged, as applicable, for (i) certificates evidencing the Stock Consideration, or (b) the Cash Consideration, multiplied in each case by the number of shares previously evidenced by the cancelled Company Stock Certificate, upon the surrender of such certificates in accordance with the provisions of Section 2.5, without interest.

         2.4 No Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Wintrust Common Stock shall be issued as Stock Consideration in the Merger. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fractional part of a share of Wintrust Common Stock pursuant to this Article II shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying the Wintrust Common Stock Price by the fractional share of Wintrust Common Stock to which such former holder would otherwise be entitled.

         2.5      Exchange of Certificates.

                  (a) At or prior to the Effective Time, Wintrust shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Stock Certificates for exchange in accordance with this Article II, (i) a sufficient number of certificates for shares of Wintrust Common Stock (the "Wintrust Stock Certificates") to be issued pursuant to Section 2.3, (ii) sufficient cash for payment of the Cash Consideration pursuant to Section 2.3, and (iii) sufficient cash for payment of cash in lieu of any fractional shares of Wintrust Common Stock in accordance with Section 2.4. Such Wintrust Stock Certificates and cash, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article II as the "Conversion Fund." Wintrust shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.

                  (b) Within ten (10) business days after the Closing Date, the Surviving orporation shall cause the Exchange Agent to mail to each holder of record of one or more Company Stock Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Stock Certificates pursuant to this Agreement.

                  (c) Upon proper surrender of a Company Stock Certificate for exchange to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor his or her portion of the Merger Consideration (in the form or forms elected by such holder subject to the provisions of this Article II) deliverable in respect of the shares of Company Common Stock represented by such Company Stock Certificate, and such Company Stock Certificate shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration deliverable upon surrender of a Company Stock Certificate.

                  (d) If any Wintrust Stock Certificate is to be issued in a name other than that in which the Company Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a Wintrust Stock Certificate in any name other than that of the registered holder of the Company Stock Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

                  (f) Any portion of the Conversion Fund that remains unclaimed by the stockholders of the Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation, or its successors in interest. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation, or its successors in interest, for the issuance of certificates representing shares of Wintrust Common Stock, the payment of the Cash Consideration and the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on Wintrust Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement. Notwithstanding the foregoing, none of Wintrust (including in its capacity as Surviving Corporation), the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock or Outstanding Company Options, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with
Article II, the Per Share Merger Consideration (in the form or forms pursuant to the election procedures set forth in this Article II) and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.

                  (h) No dividends or other distributions declared with respect to Wintrust Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article II. Promptly after the surrender of a Company Stock Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Wintrust Common Stock represented by such Company Stock Certificate. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Wintrust Common Stock into which Company Common Stock shall have been converted.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

         The Company hereby represents and warrants to Wintrust as follows:

         3.1      Organization.

                  (a) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" shall mean, with respect to the Company or Wintrust, as the case may be, a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of a Party and its subsidiaries, taken as a whole or (ii) the ability of a Party to consummate the Merger; provided, however, that a Material Adverse Effect shall not be deemed to result from: (1) changes in banking or similar laws of general applicability or interpretations thereof by Governmental Authorities (as defined in Section 3.5), or other changes affecting depository institutions (including banks and their holding companies) generally, including changes in general economic conditions and changes in prevailing interest and deposit rates; (2) changes in generally accepted accounting principles ("GAAP") or regulatory accounting requirements applicable to banks and their holding companies, as such would apply to the financial statements of a Party on a consolidated basis; (3) changes resulting from transaction expenses (such as legal, accounting, investment banker or other professional fees) incurred in connection with this Agreement and the Merger, including the costs of litigation defending any of the transactions contemplated by this Agreement; (4) the payment by the Company or the Bank of amounts due to, or provision of any other benefits to, any officers or employees of the Company or the Bank in accordance with the terms of any employment agreements or Benefit Plans (as defined in Section 3.20(a)); and (5) actions or omissions taken by a Party as required hereunder.

                  (b) Other than (i) the Bank, (ii) First Northwest Financial, Inc., an Illinois corporation and wholly owned subsidiary of the Bank ("First Northwest Financial"), (iii) First Northwest Mortgage, LLC, an Illinois limited liability company and wholly owned subsidiary of First Northwest Financial ("Mortgage LLC"), and (iv) First Northwest Insurance, LLC, an Illinois limited liability company and wholly owned subsidiary of First Northwest Financial ("Insurance LLC"), the Company does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

                  (c) The Bank is an Illinois state bank, duly chartered and organized, validly existing and currently authorized to transact the business of banking under the laws of the state of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                  (d) First Northwest Financial is an Illinois corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite power and authority to own its properties and to carry on its business as presently conducted.

                  (e) Mortgage LLC and Insurance LLC are each an Illinois limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois, and each has the requisite power and authority to own its respective properties and to carry on its respective business as presently conducted.

         3.2 Organizational Documents; Minutes and Stock Records. The Company has furnished Wintrust with copies of the certificate of incorporation and by-laws of the Company and the charter and by-laws of the Bank, in each case as amended to the date hereof, and with such other documents as requested by Wintrust relating to the authority of the Company and the Bank to conduct their respective businesses. All such documents are complete and correct. The stock registers and minute books of the Company and the Bank are each complete, correct and accurately reflect, in each case in all material respects, all meetings, consents, and other actions of the organizers, incorporators, stockholders, board of directors, and committees of the board of directors of the Company and the Bank, respectively, and all transactions in such entity's capital stock occurring since the initial organization of the Company and the Bank, respectively.

         3.3      Capitalization.

                  (a) The Company. The authorized capital stock of the Company consists of (i) 3,000,000 shares of common stock, par value $0.01 per share, of which 1,479,800 shares were issued and outstanding and 62,600 shares were held in treasury, and (ii) 100,000 shares of preferred stock, par value $0.01 per share, of which 4,500 shares are designated as Series A Convertible Preferred Stock of which 3,181 shares of Series A Convertible Preferred Stock were issued and outstanding as of September 30, 2004. Each share of Company Preferred Stock is convertible into 144.93 shares of Company Common Stock. The issued and outstanding shares of Company Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable. The Company has issued options for the purchase of 139,400 shares of Company Common Stock (the "Options"), the beneficial and record holders of which are set forth on Schedule 3.3(a). The Options have been duly authorized by all necessary corporate action (including stockholder approval if necessary), have been validly executed, issued and delivered by the Company, constitute the legal, valid and binding obligations of the Company, and are enforceable as to the Company in accordance with their terms. The shares of Company Common Stock to be issued upon exercise of the Options are validly authorized and, upon such exercise of the Options in accordance with their terms, will be validly issued, fully paid, and nonassessable. The Company Common Stock is subject to no preferences, qualifications, limitations, restrictions or special or relative rights under the Company's certificate of incorporation. Except for the Options, there are no warrants, agreements, contracts, or other rights in existence to purchase or acquire from the Company any shares of capital stock of the Company, whether now or hereafter authorized or issued.

                  (b) The Bank. The authorized capital stock of the Bank consists of (i) 1,000,000 shares of common stock, par value $0.01 per share, of which 640,000 are issued and outstanding and (ii) 100,000 shares of preferred stock of which no shares are issued or outstanding. The issued and outstanding shares of common stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable (except as provided in 12 U.S.C. ss.55) and owned by the Company. There are no options, agreements, contracts, or other rights in existence to purchase or acquire from the Bank any shares of capital stock of the Bank, whether now or hereafter authorized or issued. Other than as set forth in Schedule 3.3(b), the Bank does not own, whether directly or indirectly, any voting stock, equity securities or membership, partnership, joint venture or similar ownership interest in any corporation, association, partnership, limited liability company or other entity.

         3.4 Authorization; No Violation. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and do not violate or conflict with the Company's certificate of incorporation, by-laws, the DGCL, or any applicable law, court order or decree to which the Company or the Bank is a party or subject, or by which the Company, the Bank or their respective properties are bound, subject to the approval of this Agreement and the Merger by the stockholders of the Company. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement and the performance of the Company's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which the Company, the Bank or their respective properties are bound. This Agreement, when executed and delivered, and subject to the regulatory approvals described in Section 3.5, will be a valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

         3.5 Consents and Approvals. No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Authority") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger except for (a) those third-party consents, approvals, filings or registrations set forth on Schedule 3.5, (b) the filing by Wintrust of an application with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHCA (the "Federal Reserve Application"), (c) the filing by Wintrust of an application with the Illinois Department of Financial and Professional Regulation (the "IDFPR") under the Illinois Banking Act (the "IDFPR Application"), (d) the filing with the Securities and Exchange Commission (the "Commission") of a proxy statement in definitive form and a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the meeting of the Company's stockholders to be held in connection with this Agreement and the Merger and the registration of the shares of Wintrust Common Stock (the "Proxy Statement/Prospectus"), (e) the filing of the IL Articles of Merger with the Illinois Secretary of State under
Section 11.25 of the Illinois Act, and the DE Certificate of Merger with the Delaware Secretary of State under Section 252 of the DGCL, and (f) the approval of this Agreement and the Merger by the requisite vote of the stockholders of the Company.

         3.6 Financial Statements. Schedule 3.6 sets forth true and complete copies of the following financial statements (collectively, the "Financial Statements"): (a) the audited consolidated balance sheets of the Company as of December 31, 2003, 2002 and 2001 and the related statements of income, changes in stockholders' equity and cash flows for the fiscal years then ended, and (b) the unaudited consolidated interim balance sheet of the Company as of September 30, 2004 (the "Interim Balance Sheet") and the related statement of income for the nine-month period then ended (together with the Interim Balance Sheet, the "Interim Financial Statements"). The Financial Statements are complete and correct and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. Each balance sheet (including any related notes) included in the Financial Statements presents fairly the consolidated financial position of the Company as of the date thereof, and each income statement (including any related notes) and statement of cash flow included in the Financial Statements presents fairly the consolidated results of operations and cash flow, respectively, of the Company for the period set forth therein; provided, however, that the Interim Financial Statements contain all adjustments necessary for a fair presentation, subject to normal, recurring year-end adjustments (which adjustments will not be, individually or in the aggregate, material), and lack footnotes. Each of the audited Financial Statements has been certified by the Company's independent auditor, who has expressed an unqualified opinion on such Financial Statements, and each of the Interim Financial Statements has been certified by the Company's chief executive officer and principal accounting officer. The books, records and accounts of each of the Company and the Bank accurately and fairly reflect, in reasonable detail, all transactions and all items of income and expense, assets and liabilities and accruals relating to the Company and the Bank, as applicable.

         3.7 No Undisclosed Liabilities. The Company has no liabilities, whether accrued, absolute, contingent, or otherwise, existing or arising out of any transaction or state of facts existing on or prior to the date hereof, except (a) as and to the extent disclosed, reflected or reserved against in the Financial Statements, (b) as and to the extent arising under contracts, commitments, transactions, or circumstances identified in the Schedules provided for herein, excluding any liabilities for Company breaches thereunder, and (c) liabilities, not material in the aggregate and incurred in the Ordinary Course of Business, which, under GAAP, would not be required to be reflected on a balance sheet prepared as of the date hereof. An action taken in the "Ordinary Course of Business" shall mean an action taken in the ordinary course of business of the Company or the Bank, as applicable, consistent with past custom and practice (including with respect to quantity and frequency) and where for such action to be taken, no separate authorization by the Company Board or the board of directors of the Bank, as applicable, is required. Any liabilities incurred in connection with litigation or judicial, administrative or arbitration proceedings or claims against the Company shall not be deemed to be incurred in the Ordinary Course of Business. Notwithstanding the foregoing, the making or renewal of loans or other credit arrangements to directors or executive officers of the Company or the Bank made in accordance with all regulatory requirements and that are consistent with the Company's and the Bank's past practice and custom shall be deemed to have been made in the Ordinary Course of Business.

         3.8      Loans; Loan Loss Reserves.

                  (a) Each outstanding loan, loan agreement, note, lease or other borrowing agreement, any participation therein and any guaranty, renewal or extension thereof (collectively, "Loans") reflected on the books and records of the Bank is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable laws which may effect the availability of equitable remedies. No obligor named in any Loan has provided notice (whether written or, to the knowledge of the Company, oral) to the Company or the Bank that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable remedies, and no Loan is subject to any valid defense, set-off, or counterclaim that has been asserted with respect to such Loan. All Loans that are secured, as evidenced by the appropriate and sufficient ancillary security documents, are so secured by valid and enforceable liens. Neither the Bank nor the Company has entered into any loan repurchase agreements.

                  (b) The reserves for loan and lease losses shown on each of the balance sheets contained in the Financial Statements are adequate in the judgment of management and consistent with the standards of the Federal Deposit Insurance Corporation (the "FDIC") and under GAAP to provide for losses, net of recoveries relating to loans and leases previously charged off, on loans and leases outstanding (including accrued interest receivable) as of the applicable date of such balance sheet. The aggregate loan balances of the Bank as of September 30, 2004 in excess of such reserves as shown on the Interim Balance Sheet are, to the knowledge of the Company, collectible in accordance with their terms.

         3.9      Properties and Assets.

                  (a) Real Property. Attached as Schedule 3.9(a) is a Schedule of Real Property, which sets forth a complete and correct description of all real property owned or leased by the Company or the Bank or in which either the Company or the Bank has an interest (other than as a mortgagee). No real property or improvements are carried on the Bank's books and records as Other Real Estate Owned. The Company and the Bank own, or have a valid right to use or a leasehold interest in, all real property used by them in the conduct of their respective businesses as such businesses are presently conducted. Except as otherwise set forth on Schedule 3.9(a), the ownership or leasehold interest of the Company or the Bank in such real property is not subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exceptions or restrictions or claims or charges of any kind (collectively, "Encumbrances"), except for Permitted Encumbrances. As used in this Agreement, "Permitted Encumbrances" shall mean (i) Encumbrances arising under conditional sales contracts and equipment leases with third parties under which the Company or the Bank is not delinquent or in default, (ii) carriers', workers', repairers', materialmen's, warehousemen liens' and similar Encumbrances incurred in the Ordinary Course of Business, (iii) Encumbrances for taxes not yet due and payable or that are being contested in good faith and for which proper reserves have been established and reflected on the Interim Balance Sheet, (iv) minor defects in title to real property that do not materially impair the intended use thereof, (v) zoning and similar restrictions on the use of real property, and (vi) in the case of any leased assets, (A) the rights of any lessor under the applicable lease agreement or any Encumbrance granted by any such lessor and (B) any statutory lien for amounts not yet due and payable, or that are being contested in good faith and for which proper reserves have been established and reflected on the Interim Balance Sheet. All material certificates, licenses and permits required for the lawful use and occupancy of any real property by the Company or the Bank, as the case may be, have been obtained and are in full force and effect.

                  (b) Personal Property. Attached as Schedule 3.9(b) is a Schedule of Tangible Personal Property, which sets forth a complete and correct description of all tangible personal property owned by the Company or the Bank or used by the Company or the Bank in the conduct of their respective businesses that is reflected as a capital asset in the Interim Balance Sheet. Except as otherwise set forth on Schedule 3.9(b), (i) the

Company or the Bank owns, or has a valid right to use or a leasehold interest in, all such personal property, (ii) all such property is owned free and clear of any Encumbrances, except for Permitted Encumbrances, and (iii) all such property is in good working condition, normal wear and tear excepted.

                  (c) Assets. The assets reflected on the Interim Balance Sheet or identified in this Agreement or on the Schedules provided for herein include all of the material assets (i) owned by the Company or the Bank, except for those assets subsequently disposed of or purchased by the Company or the Bank for fair value in the Ordinary Course of Business, and (ii) used, intended or required for use by the Company or the Bank in the conduct of their respective businesses.

         3.10 Material Contracts. Attached as Schedule 3.10 is a Schedule of Material Contracts, true and complete copies of which have been delivered to Wintrust, except with respect to those Material Contracts described in Section 3.10(f) for which the Company has delivered to Wintrust a complete and correct list and made available to Wintrust copies of such items upon request. "Material Contracts" include every contract, commitment, or arrangement (whether written or oral) of a material nature (or that assumes materiality because of its continuing nature) under which the Company or the Bank is obligated on the date hereof, including the following:

                  (a) all consulting arrangements, and contracts for professional, advisory, and other services, including contracts under which the Company or the Bank performs services for others;

                  (b)      all leases of real estate and personal property;

                  (c) all contracts, commitments and agreements for the acquisition, development or disposition of real or personal property other than conditional sales contracts and security agreements whereunder total future payments are, in each instance, less than $50,000;

                  (d) all contracts relating to the employment, engagement, compensation or termination of directors, officers, employees, consultants or agents of the Company or the Bank, and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any employees, officers or directors of the Company, including all Benefit Plans as defined in Section 3.20;

                  (e) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of the Company or the Bank;

                  (f) all loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness, including modifications, waivers or amendments thereof, extended to or for the benefit of any single borrower or related group of borrowers if the aggregate amount of all such loans, loan commitments, promissory notes, letters of credit or other financial accommodations or arrangements or evidences of indebtedness extended to such borrower or related group of borrowers exceeds $500,000;

                  (g)      all union and other labor contracts;

                  (h) all agreements, contracts, mortgages, loans, deeds of trust, leases, commitments, indentures, notes, instruments and other arrangements which are with officers or directors of the Company or the Bank, any "affiliates" of the Company or the Bank within the meaning of Section 23A of the Federal Reserve Act or any record or beneficial owner of 5% or more of Company Common Stock, or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of any such person, excepting any ordinary and customary loans and deposits that comply with applicable banking regulations;

                  (i) any contract involving total future payments by the Company or the Bank of more than $50,000 or which requires performance by the Company or the Bank beyond the second anniversary of the Closing Date, that by its terms does not terminate or is not terminable by the Company or the Bank without penalty within 30 days after the date of this Agreement;

                  (j) except for provisions of the certificate of incorporation and by-laws of the Company and the charter and by-laws of the Bank, all contracts under which the Company or the Bank has any obligation, direct, indirect, contingent or otherwise, to assume or guarantee any liability or to indemnify any person (other than in a fiduciary capacity);

                  (k) all joint venture or marketing agreements with any other person or entity; and

                  (l) all other material contracts, made other than in the Ordinary Course of Business of the Company or the Bank, to which the Company or the Bank is a party or under which the Company or the Bank is obligated.

         3.11 No Defaults. Each of the Company and the Bank has fulfilled and taken all action reasonably necessary to date to enable it to fulfill, when due, all of its material obligations under all Material Contracts to which it is a party. There are no breaches or defaults by the Company or the Bank under any Material Contract that could give rise to a right of termination or claim for material damages under such Material Contract, and no event has occurred that, with the lapse of time or the election of any other party, will become such a breach or default by the Company or the Bank. To the knowledge of the Company, no breach or default by any other party under any Material Contract has occurred or is threatened that will or could impair the ability of the Company or the Bank to enforce any of its rights under such Material Contract.

         3.12     Conflict of Interest Transactions. Except as set forth on
Schedule 3.12, no principal officer or director of the Company or the Bank, or holder of 10% or more of the Company Common Stock or any member of the immediate family or a related interest (as such terms are defined in 12 C.F.R. ss.215.2(m)) of such person: (a) has any direct or indirect ownership interest in (i) any entity which does business with, or is a competitor of, the Company or the Bank (other than the ownership of not more than 1% of the outstanding capital stock of such entity if such stock is listed on a national securities exchange or market or is regularly traded in the over-the-counter market by a member of a national securities exchange or market) or (ii) any property or asset which is owned or used by the Company or the Bank in the conduct of its business; (b) has any financial, business or contractual relationship or arrangement with the Company or the Bank, excluding any agreements and commitments entered into in respect of the Bank's acceptance of deposits and investments or the making of any loans, in each case in the Ordinary Course of Business of the Bank.

         3.13     Investments.

                  (a) Set forth on Schedule 3.13(a) is a complete and correct list and description as of September 30, 2004, of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or the Bank, other than in a fiduciary or agency capacity (the "Investment Securities"). The Company and the Bank each has good and marketable title to all Investment Securities held by it, free and clear of all Encumbrances, except for Permitted Encumbrances, and except to the extent such Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.

                  (b) Except as set forth on Schedule 3.13(b), and as may be imposed by applicable securities laws and the documents and instruments governing the terms of such securities, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or the Bank freely to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or the Bank is a party, the Company or the Bank, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                  (c) Except as set forth on Schedule 3.13(c), neither the Company nor the Bank has sold or otherwise disposed of any Investment Securities in a transaction in which the acquiror of such Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or the Bank to repurchase or otherwise reacquire any such Investment Securities.

                  (d) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which the Company or the Bank is bound.

         3.14     Compliance with Laws; Legal Proceedings.

                  (a) The Company and the Bank are each in compliance with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks and their holding companies or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or
(ii) that otherwise relate to or affect the business or assets of the Company or the Bank or the assets owned, used, occupied or managed by either of them, except for matters concerning such compliance that would not be material to the Company or the Bank.

                  (b) The Company and the Bank hold all material licenses, certificates, permits, authorizations, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their businesses and the ownership of their assets (collectively, "Licenses"), all Licenses are in full force and effect, and the Company has received no notice (whether written or, to the knowledge of the Company, oral) of any pending or threatened action by any Governmental Authority to suspend, revoke, cancel or limit any License.

                  (c) Except as set forth on Schedule 3.14(c), there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against or affecting the Company or the Bank, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining the Company or the Bank from taking any action of any kind in connection with the business of the Company or the Bank. Except as set forth on Schedule 3.14(c), neither the Company nor the Bank has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of the Company, oral) of enforcement actions, or any criticism or recommendation of a material nature, and neither the Company nor the Bank has any reasonable basis for believing that any such notice or threat, criticism, recommendation or suggestion not otherwise disclosed herein is contemplated, concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority.

         3.15 Insurance. Attached as Schedule 3.15 is a Schedule of Insurance, which sets forth a complete and correct list of all policies of insurance in which the Company or the Bank is named as an insured party, which otherwise relate to or cover any assets, properties, premises, operations or personnel of the Company or the Bank, or which is owned or carried by the Company or the Bank. The Company and the Bank has in full force and effect policies of insurance issued by reputable insurance companies against loss or damage of the kinds and in the amounts identified in the policy summaries, and all premiums and costs with respect thereto are set forth on Schedule 3.15. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral) from any party of interest in or to any such policies claiming any breach or violation of any provisions thereof, disclaiming or denying coverage thereof or canceling or threatening cancellation of any such insurance contracts.

         3.16     Taxes.

                  (a) The Company and the Bank have each duly and timely filed all Tax Returns required to be filed or delivered by the Company or the Bank, respectively, in connection with the Company's or the Bank's business and operations, all information included in such Tax Returns is accurate in all material respects, and all Taxes required to be shown on such Tax Returns as payable by the Company or the Bank with respect to the income of the Company or the Bank have been paid when due. No application for an extension of time for filing any Tax

Return or consent to any extension of the period of limitations applicable to the assessment or collection of any Tax is in effect with respect to the Company or the Bank. Neither the Company nor the Bank is delinquent in the payment of any Taxes claimed to be due from the Company or the Bank by any taxing authority, and adequate reserves for Taxes (including any penalties and interest) payable by the Company have been made on the books of the Company and on the most recent of the Financial Statements. The Company has not received any notice (whether written or, to the knowledge of the Company, oral) of any proposed audit or proposed deficiency for any Tax due from the Company or the Bank with respect to the business and operations of the Company or the Bank, as the case may be, and there are no pending audits or claims with respect thereto.

                  (b) Except for that certain Consolidated Return Agreement by and between the Company and the Bank dated August 1, 1996 (the "Tax Sharing Agreement"), neither the Company nor the Bank is, and within the past five years, neither has been, a party to any contract, agreement or arrangement under which the Company or the Bank has agreed to share the Tax liability of any person.

                  (c) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including net income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer, recording, gross income, alternative or add-on minimum, environmental, goods and services, capital stock, profits, single business, employment, severance, stamp, unemployment, customs and duties taxes, fees and charges, imposed by any taxing authority (whether domestic or foreign including any state, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

         3.17     Environmental Laws and Regulations.

                  (a) Except as set forth on Schedule 3.17, the Company and the Bank:

                           (i) have had and now have all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which they have been or are now engaged;

                           (ii) have been and are in compliance in all material respects with all applicable federal, state, county and municipal laws, regulations, authorizations, licenses, approvals, permits and orders relating to air, water, soil, solid waste management, hazardous or toxic substances, or the protection of health or the environment (collectively, "Environmental Laws").

                  (b)      Except as set forth on Schedule 3.17:

                           (i) there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened or contemplated against, or involving, the Company or the Bank, any assets of the Company or the Bank, under any of the Environmental Laws (whether by reason of any failure to comply with any of the Environmental Laws or otherwise);

                           (ii) no decree, judgment or order of any kind under any of the Environmental Laws has been entered against the Company or the Bank;

                           (iii)    neither the Company nor the Bank:

                                    (1)      is or was a generator or
                  transporter of hazardous waste, or the owner, operator, lessor, sublessor, lessee or, to its knowledge, mortgagee of a treatment, storage, or disposal facility or underground storage tank as those terms are defined under the Resource Conservation and Recovery Act, as amended, or regulations promulgated thereunder, or of real property on which such a treatment, storage or disposal facility or underground storage tank is or was located;

                                    (2)      owns, operates, leases, subleases
                  or, to its knowledge, holds a security interest in, or owned, operated, leased or subleased (A) any facility at which any Hazardous Substances (as defined below) were treated, stored in significant quantities, recycled, disposed or are or were installed or incorporated or (B) any real property on which such a facility is or was located;

                                    (3)      arranged for the disposal or
                  treatment, arranged with a transporter for transport for disposal or treatment of Hazardous Substances at any facility from which there is a release or threat of release, or accepts or accepted Hazardous Substances for transport for disposal or treatment at any facility, as those terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"); or

                                    (4)      is or was the holder of a security
                  interest where the party giving the security is or was the owner or operator of a treatment, storage or disposal facility, underground storage tank or any facility at which any Hazardous Substances are or were treated, stored in significant quantities, recycled or disposed and where either the Company or the Bank participates or participated in management decisions concerning the facility's waste disposal activities.

                  (c) To the Company's knowledge, there are no other facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, the Company or the Bank under any of the Environmental Laws.

                  (d) For purposes of this Section 3.17, "Hazardous Substance" shall mean a hazardous substance (as defined in CERCLA) and petroleum, including crude oil or any fraction thereof, but excluding underground crude oil in its natural unrefined state, prior to its initial extraction.

         3.18 Community Reinvestment Act Compliance. Neither the Company nor the Bank has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and the Bank has received a CRA rating of satisfactory or better from the FDIC or other applicable Governmental Authority. The Company knows of no facts or circumstances which would cause either the Company or the Bank to fail to comply with such provisions or the Bank to receive a rating less than satisfactory.

         3.19 Company Regulatory Reports. Since January 1, 2002, the Company and the Bank have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the FDIC and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of the Company or the Bank (the "Company Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Company Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

         3.20     Employee Benefit Plans.

                  (a)      The Schedule of Material Contracts, attached as
Schedule 3.10, includes a complete and correct list of each employee benefit plan within the meaning of Section 3(3) of ERISA (the "ERISA Plans"), each compensation, consulting, employment or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, life, health, disability or other insurance or benefit, bonus, deferred or incentive compensation, severance or separation, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees or former employees of the Company or the Bank which the Company or the Bank maintains or contributes to (or, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) has maintained or contributed to since the date of its incorporation) or to which the Company or the Bank is a party or by which it is otherwise bound (collectively, together with the ERISA Plans, the "Benefit Plans"). None of the Benefit Plans is a "defined benefit plan" (as defined in Section 414(j) of the Code). Neither the Company nor the Bank has, and has ever had, an affiliate that would be treated as a single employer together with the Company or the Bank (an "ERISA Affiliate") under Section 414 of the Code.

                  (b) Except as set forth in Schedule 3.20(b), neither the Company nor the Bank has entered into or maintained any Benefit Plan which includes any change of control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of the Company or the Bank or any other increase in the liabilities of the Company or the Bank under such Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (c) Neither the Company nor the Bank maintains or participates, and has ever maintained or participated, in a multiemployer plan within the meaning of Section 3(37) of ERISA. None of the Company, the Bank, any director or employee of the Company or the Bank, or any fiduciary of any ERISA Plan has engaged in any transaction in violation of Section 406 or 407 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code in connection with such ERISA Plan. Neither the Company nor the Bank provides nor has ever provided medical benefits to former employees, except as required by Section 601 of ERISA.

                  (d)      Each ERISA Plan that is intended to qualify under
Section 401 and related provisions of the Code is the subject of a favorable determination letter from the Internal Revenue Service ("IRS"), or satisfies the provisions of IRS Announcement 2001-77, Section II, if applicable, to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code. Nothing has occurred since the date of such determination letter that would adversely affect such determination or the qualified tax exempt status of such ERISA Plan and its related funding instrument.

                  (e) Each Benefit Plan is, and since its inception, has been administered in material compliance with its terms and with all applicable laws, rules and regulations governing such Benefit Plan, including the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the IRS under ERISA, the Code or any other applicable law. Neither the Company nor any affiliate of the Company that is a fiduciary with respect to any Benefit Plan, has breached any of the responsibilities, obligations or duties imposed on it by ERISA. No Benefit Plan is currently the subject of a submission under IRS Employee Plans Compliance Resolution System or any similar system, nor under any Department of Labor amnesty program, and neither the Company nor the Bank anticipates any such submission of any Benefit Plan.

                  (f) There is no litigation, claim or assessment pending or, to the Company's knowledge, threatened by, on behalf of, or against any of the Benefit Plans or against the administrators or trustees or other fiduciaries of any of the Benefit Plans that alleges a violation of applicable state or federal law. To the Company's knowledge, there is no reasonable basis for any such litigation, claim or assessment.

                  (g) No Benefit Plan fiduciary or any other person has, or has had, any liability to any Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Benefit Plan, including, but not limited to, any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. Every Benefit Plan fiduciary and official is bonded to the extent required by Section 412 of ERISA.

                  (h) All accrued contributions and other payments to be made by the Company or the Bank to any Benefit Plan through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Financial Statements. Neither the Company nor the Bank is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. There are no outstanding liabilities with respect to any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

                  (i) No Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Benefit Plans, would exceed the amount deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

                  (j) There are no obligations or liabilities, whether outstanding or subject to future vesting, for any post-retirement benefits to be paid to participants under any of the Benefit Plans.

         3.21     Technology and Intellectual Property.

                  (a) Attached as Schedule 3.21 is a Schedule of Intellectual Property, which sets forth a complete and correct list of all (i) registered trademarks, service marks, copyrights and patents; (ii) applications for registration or grant of any of the foregoing; (iii) unregistered trademarks, service marks, trade names, logos and assumed names; and (iv) licenses for any of the foregoing, in each case, owned by the Company or the Bank or used in or necessary to conduct the Company's or the Bank's business as presently conducted. The items on Schedule 3.21, together with all other trademarks, service marks, trade names, logos, assumed names, patents, copyrights, trade secrets, computer software, licenses, formulae, customer lists or other databases, business application designs and inventions currently used in or necessary to conduct the business of the Company constitute the "Intellectual Property."

                  (b) Except as set forth on Schedule 3.21, the Company or the Bank has ownership of, or such other rights by license, lease or other agreement in and to, the Intellectual Property as is necessary to permit the Company and the Bank to use the Intellectual Property in the conduct of their respective businesses as presently conducted. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral) alleging that the Company or the Bank has infringed or violated any trademark, trade name, copyright, patent, trade secret right or other proprietary right of others, and to the Company's knowledge, it has not committed any such violation or infringement. Other than as set forth on Schedule 3.21, to the Company's knowledge, there is no reason to believe that, upon consummation of the transactions contemplated hereby, the Company or the Bank will be in any way more restricted in its use of any of the Intellectual Property than it was on the date hereof under any contract to which the Company or the Bank is a party or by which it is bound, or that use of such Intellectual Property by the Company or the Bank will, as a result of such consummation, violate or infringe the rights of any person, or subject Wintrust, the Company or the Bank to liability of any kind, under any such contract.

                  (c) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and the Bank in connection with their respective businesses, and have not materially malfunctioned or failed within the past three (3) years. "IT Assets" means the computers, computer software, firmware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation, owned or leased by the Company or the Bank. To the knowledge of the Company or the Bank, the IT Assets do not contain any worms, viruses, bugs, faults or other devices or effects that (i) enable or assist any person or entity to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the knowledge of the Company, no person or entity has gained unauthorized access to the IT Assets. The Company and the Bank have implemented reasonable back-up and disaster recovery technology consistent with industry practices. To the knowledge of the Company, none of the IT Assets contains any shareware, open source code, or other software the use of which requires disclosure or licensing of any intellectual property.

         3.22 No Adverse Change. Other than as specifically disclosed in this Agreement, the Financial Statements, or the Schedules delivered pursuant to this Agreement, there has not occurred (a) since December 31, 2003 any Material Adverse Effect on the Company or the Bank, or (b) any changes or condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2003 that may reasonably be expected to have or result in a Material Adverse Effect on the Company or the Bank. No fact or condition exists with respect to the business, operations or assets of the Company or the Bank which the Company has reason to believe may cause the Federal Reserve Application, the IDFPR Application or any of the other regulatory approvals referenced in Section 7.3 or 8.3 to be denied or unduly delayed.

         3.23     Conduct of Business in Normal Course. Except as set forth on
Schedule 3.23 and for actions taken in connection with entering into this Agreement, since December 31, 2003 the businesses of each of the Company and the Bank have been conducted only in the Ordinary Course of Business.

         3.24 Change in Business Relationships. Neither the Company nor the Bank has received notice (whether written or, to the knowledge of the Company, oral), whether on account of the transactions contemplated by this Agreement or otherwise, (a) that any customer, agent, representative, supplier, vendor or business referral source of the Company or the Bank intends to discontinue, diminish or change its relationship with the Company or the Bank, the effect of which would be material to the Company or the Bank, or (b) that any executive officer of the Company or the Bank intends to terminate or substantially alter the terms of his or her employment. There have been no complaints or disputes (in each case set forth in writing) with any customer, employee, agent, representative, supplier, vendor, business referral source or other parties that have not been resolved which are reasonably likely to be material to the Company or the Bank.

         3.25 Brokers' and Finders' Fees. Except as set forth in Schedule 3.25, neither the Company nor the Bank has incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

         3.26 Section 280G Payments. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment that would be deemed an "excess parachute payment" under Section 280G of the Code.

         3.27 No Omissions. None of the representations and warranties contained in Article III, in the Schedules provided for herein by the Company or in the Financial Statements is false or misleading in any material respect or omits to state a fact herein or therein necessary to make such statements not misleading in any material respect.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               CONCERNING WINTRUST

         Wintrust hereby represents to the Company as follows:

         4.1 Organization. Wintrust is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, has the corporate power and authority to own its own properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the location and character of its properties and the business conducted by it require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 Capitalization. The authorized capital stock of Wintrust consists of (i) 30,000,000 shares of common stock, no par value per share, of which 21,064,496 shares were issued and outstanding as of September 30, 2004,
(ii) 20,000,000 shares of preferred stock, no par value per share, of which 100,000 shares are designated Junior Serial Preferred Stock A, no par value per share, and no shares of preferred stock are issued and outstanding, and (iii) no shares are held in treasury. As of September 30,2004 there were (i) outstanding options in respect of 3,131,223 shares of Wintrust Common Stock, (ii) outstanding warrants for the purchase of 159,807 shares of Wintrust Common Stock, and (iii) preferred share purchase rights outstanding pursuant to the Rights Agreement between Wintrust and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998. Such options, warrants and rights have been duly authorized by all necessary corporate action (including shareholder approval, if necessary). Such options and warrants have been validly executed, issued and delivered by Wintrust, and constitute the legal, valid and binding obligations of Wintrust, and are enforceable as to Wintrust in accordance with their terms. The shares of Wintrust Common Stock to be issued upon exercise of such options and warrants are validly authorized and, upon such exercise in accordance with their terms, will be validly issued, fully paid, and nonassessable. The Wintrust Common Stock is subject to certain preferences, qualifications, limitations, restrictions or special or relative rights under Wintrust's articles of incorporation, a true and complete copy of which has been previously provided to the Company. Except for such options and warrants and preferred share purchase rights, there are no options, agreements, contracts or other rights in existence to purchase or acquire from Wintrust any shares of capital stock of Wintrust, whether now or hereafter authorized or issued, other than shares issuable pursuant to employee benefit or compensation plans referred to in the Wintrust SEC Documents.

         4.3 Authorization; No Violations. The execution and delivery of this Agreement and the performance of Wintrust's obligations hereunder have been duly and validly authorized by the Board of Directors of Wintrust, do not violate or conflict with its articles of incorporation or by-laws, the Illinois Act, or any applicable law, court order or decree to which Wintrust is a party or subject, or by which Wintrust is bound, and require no further corporate or shareholder approval on the part of Wintrust. The execution and delivery of this Agreement and the performance of Wintrust's obligations hereunder do not and will not result in any default or give rise to any right of termination, cancellation or acceleration under any material note, bond, mortgage, indenture or other agreement by which Wintrust is bound. This Agreement, when executed and delivered, and subject to the regulatory approval described in Section 4.4, will be a valid, binding and enforceable obligation of Wintrust, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and to general principles of equity.

         4.4 Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are necessary in connection with the execution and delivery by Wintrust of this Agreement and the consummation by Wintrust of the Merger except for (a) the filing by Wintrust of the Federal Reserve Application and the IDFPR Application,
(b) the filing of the Registration Statement (as defined in Section 5.4(a), and (c) the filing of the IL Articles of Merger with the Illinois Secretary of State under Section 11.25 of the Illinois Act, and the DE Certificate of Merger with the Delaware Secretary of State under Section 252 of the DGCL.

         4.5      Wintrust SEC Filings and Financial Statements.

                  (a) Since January 1, 2002, Wintrust has timely filed all reports, registration statements and other documents (including any amendments thereto) required to be filed with the Commission under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission (the "Wintrust SEC Documents"), and all such Wintrust SEC Documents have complied in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act or the Exchange Act. As of their respective filing and effective dates, none of the Wintrust SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The audited consolidated financial statements contained or incorporated by reference in Wintrust's Annual Report on Form 10-K for the years ended December 31, 2002 and 2003 and the unaudited interim financial statements included in Wintrust's most recent Quarterly Report on Form 10-Q have been prepared in conformity with GAAP applied on a consistent basis, and, together with the notes thereto, present fairly the consolidated financial position of Wintrust and its subsidiaries at the dates shown and the consolidated results of their operations, changes in shareholders' equity and cash flows for the periods then ended. The interim financial statements as of, and for, the periods ending after December 31, 2003 included in Wintrust's Quarterly Reports on Form 10-Q, as filed with the Commission, include all adjustments necessary for a fair presentation of the financial position of Wintrust and its subsidiaries and the results of their operations for the interim periods presented, subject to normal, recurring year-end adjustments and the omission of footnote disclosure.

                  (c) The reserves for loan losses shown on each of the balance sheets contained in the Wintrust SEC Documents are adequate in the judgment of management and consistent with the standards of the FDIC and GAAP to provide for losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the applicable date of such balance sheet.

         4.6      Compliance with Laws; Legal Proceedings.

                  (a) Wintrust and its subsidiaries are each in compliance in all material respects with all applicable federal, state, county and municipal laws and regulations (i) that regulate or are concerned in any way with the ownership and operation of banks or the business of banking or of acting as a fiduciary, including those laws and regulations relating to the investment of funds, the taking of deposits, the lending of money, the collection of interest, the extension of credit and the location and operation of banking facilities, or (ii) that otherwise relate to or affect the business or assets of Wintrust or any of its subsidiaries or the assets owned, used, occupied or managed by Wintrust or any of its subsidiaries, except for such noncompliance which individually or in the aggregate would not have a Material Adverse Effect on Wintrust. Wintrust and its subsidiaries (direct and indirect) hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other Governmental Authorities necessary for the conduct of their respective businesses and the ownership of their respective assets.

                  (b) Except as may be disclosed in the Wintrust SEC Documents, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Wintrust, threatened or contemplated against or affecting Wintrust or its subsidiaries, at law or in equity, or before any federal, state or other Governmental Authority or any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order or supervisory agreement of any kind in existence against or restraining Wintrust or its subsidiaries from taking any action of any kind in connection with their respective businesses. Except as may be disclosed in the Wintrust SEC Documents or as set forth on Schedule 4.6(b), none of Wintrust or its subsidiaries has received from any federal, state or other Governmental Authority any notice or threat (whether written or, to the knowledge of Wintrust, oral) of any enforcement action, criticism or recommendation concerning capital, compliance with laws or regulations, safety or soundness, fiduciary duties or other banking or business practices that has not been resolved to the reasonable satisfaction of such Governmental Authority and that would be materially adverse to Wintrust and its subsidiaries taken as a whole, and Wintrust has no reasonable basis to believe that any such enforcement action, criticism or recommendation not otherwise disclosed herein is contemplated.

         4.7 Wintrust Regulatory Reports. Since January 1, 2002, Wintrust and its subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with the Federal Reserve, the Office of the Comptroller of the Currency (the "OCC") and any other Governmental Authority or self-regulatory organization with jurisdiction over any of the activities of Wintrust or its subsidiaries (the "Wintrust Regulatory Reports"), and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, the Wintrust Regulatory Reports complied in all material respects with the statutes, rules and regulations enforced or promulgated by the applicable regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8 No Adverse Change. Except as disclosed in the Wintrust SEC Documents, this Agreement, or the Schedules delivered pursuant to this Agreement there has not occurred (a) since December 31, 2003, any Material Adverse Effect on Wintrust, or (b) any change, condition, event, circumstance, fact or other occurrence, whether occurring before or since December 31, 2003 that may reasonably be expected to have or result in a Material Adverse Effect on Wintrust. No fact or condition exists with respect to the business, operations or assets of Wintrust or its subsidiaries which Wintrust has reason to believe may cause the Federal Reserve Application, the IDFPR Application or any of the other regulatory approvals referenced in Section 7.3 or 8.3 to be denied or unduly delayed.

         4.9 Brokers' and Finders' Fees. Wintrust has not incurred any liability for brokerage commissions, finders' fees, or like compensation with respect to the transactions contemplated by this Agreement.

         4.10 Taxation of the Merger. Neither Wintrust nor any subsidiary of Wintrust has engaged in any act that would preclude or adversely affect the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

         4.11 No Omissions. None of the representations and warranties contained in Article IV or in the Schedules provided for herein is false or misleading in any material respect or omits to state a fact herein necessary to make such statements not misleading in any material respect.

                                    ARTICLE V

                            AGREEMENTS AND COVENANTS

         5.1 Conduct of Business. During the period commencing on the date hereof and continuing until the Effective Time, the Company shall conduct the Company's business and shall cause the Bank to conduct its business in the Ordinary Course of Business consistent with prudent banking practice. Without limiting the foregoing, without the prior written consent of Wintrust:

                  (a) no change shall be made in the certificate of incorporation or by-laws of the Company or the charter or by-laws of the Bank;

                  (b) except with respect to the exercise of any Option, no change shall be made in the capitalization of the Company or the Bank or in the number of issued and outstanding shares of Company Common Stock or Options;

                  (c) the compensation of officers or key employees of the Company or the Bank shall not be increased, nor any bonuses paid except as set forth on Schedule 5.1(c);

                  (d) no Loan, or renewal or restructuring of a Loan, in the amount of $1,000,000 or more (including Loans to any one borrower or related group of borrowers which, in the aggregate, equal or exceed $1,000,000) shall be made by the Bank except after delivering to Wintrust a complete loan package for such Loan, renewal or restructuring, in a form consistent with the Bank's policies and practice, and obtaining Wintrust's prior consent, which consent shall not be unreasonably withheld or delayed and shall be deemed given if Wintrust shall have not responded to the Company's request within two (2) business days after receipt of such complete loan package, and such Loan or renewal or restructuring of a Loan shall be made in the Ordinary Course of Business consistent with prudent banking practices, the Bank's current loan policies and applicable rules and regulations of applicable Governmental Authorities with respect to amount, term, security and quality of such borrower's or borrowers' credit;

                  (e) no dividends or other distributions shall be declared or paid by the Company to the extent it would cause the stockholders' equity in the Company, as adjusted pursuant to Section 7.11 below, to fall below the Minimum Adjusted Net Worth, or as otherwise would not be permitted under applicable law;

                  (f) no dividends or other distributions shall be declared or paid by the Bank to the extent it would cause the minimum net worth of the Bank to fall below well-capitalized status, as defined by applicable FDIC regulations, or as would not be permitted under applicable law;

                  (g) the Company and the Bank shall each use their commercially reasonable efforts to maintain their present insurance coverage in respect to its properties and business;

                  (h) no significant changes shall be made in the general nature of the business conducted by the Company or the Bank;

                  (i) no employment, consulting or similar agreements shall be entered into by the Company or the Bank that are not terminable by the Company or the Bank on 30 days' or fewer notice without penalty or obligation;

                  (j) neither the Company nor the Bank shall take any action that would result in a termination, partial termination, curtailment, discontinuance of a Benefit Plan or merger of any Benefit Plan into another plan or trust;

                  (k) the Company and the Bank shall file all Tax Returns in a timely manner and shall not make any application for or consent to any extension of time for filing any Tax Return or any extension of the period of limitations applicable thereto;

                  (l) neither the Company nor the Bank shall make any expenditure any expenditure for fixed assets in excess of $50,000 for any single item, or $250,000 in the aggregate, or shall enter into leases of fixed assets having an annual rental in excess of $50,000;

                  (m) neither the Company nor the Bank shall incur any liabilities or obligations, make any commitments or disbursements, acquire or dispose of any property or asset, make any contract or agreement, or engage in any transaction except in the Ordinary Course of Business consistent with prudent banking practices and the Bank's current policies;

                  (n) neither the Company nor the Bank shall do or fail to do anything that will cause a breach by the Company or the Bank of, or default by the Company or the Bank under, any Material Contract;

                  (o) the Bank shall not engage or agree to engage in any "covered transaction" within the meaning of Sections 23A or 23B of the Federal Reserve Act (without regard to the applicability of any exemptions contained in Section 23A) or any transaction of the kind referred to in Section 3.12, unless the Bank has complied with Sections 23A and B of the Federal Reserve Act;

                  (p) the Bank shall only purchase or invest in obligations of the government of the United States or agencies of the United States or state or local governments having maturities of not more than five (5) years and which municipal obligations have been assigned a rating of A or better by Moody's Investors Service or by Standard and Poor's, provided, however, that the Bank shall be permitted to purchase up to an aggregate of $5,000,000 of (i) mortgage-backed securities with an average maturity of seven (7) years or less issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and (ii) securities issued by the United States Small Business Administration so long as such securities are not purchased at a premium.

                  (q) no changes of a material nature shall be made in either the Company's or the Bank's accounting procedures, methods, policies or practices or the manner in which the Company or the Bank maintain their records.

         5.2      Access to Information.

                  (a) To the extent permissible under applicable law and pending the Closing, representatives of Wintrust shall, during normal business hours and on reasonable advance notice to the Company, be given full access to the Company's and the Bank's records and business activities and be afforded the opportunity to observe their business activities and consult with their officers and employees regarding the same on an ongoing basis (without limiting the foregoing, to verify compliance by the Company with all terms of this Agreement); provided, however, that the foregoing actions do not interfere with the business operations of the Company and the Bank.

                  (b) Wintrust will use such information as is provided to it by the Company or the Bank, or representatives thereof, solely for the purpose of conducting business, legal and financial reviews of the Company and the Bank and for such other purposes as may be related to this Agreement, and Wintrust will, and will direct all of its agents, employees and advisors to, maintain the confidentiality of all such information in accordance with the terms of the letter agreement regarding confidentiality entered into by and between Hovde Financial LLC, on behalf of the Company and the Bank, and Wintrust dated June 30, 2004 (the "Confidentiality Agreement").

         5.3 Meeting of Stockholders of the Company. As soon as practicable after the date of this Agreement and the effectiveness of the Registration Statement pursuant to Section 5.4, the Company shall call and hold a meeting of its stockholders for the purpose of voting upon this Agreement, the Merger and the transactions herein contemplated in accordance with the Company's certificate of incorporation, its by-laws and the DGCL (the "Stockholders Meeting"). The Company shall, through the Company Board, recommend to its stockholders, subject to its fiduciary duties, approval of this Agreement and the Merger.

         5.4      Registration Statement and Regulatory Filings.

                  (a) Wintrust shall file with the Commission within 30 days after the execution of this Agreement or as soon as practicable, a registration statement on an appropriate form under the Securities Act covering Wintrust Common Stock to be issued pursuant to this Agreement and shall use its reasonable and diligent efforts to cause the same to become effective and thereafter, until the Effective Time or termination of this Agreement, to keep the same effective and, if necessary, amend and supplement the same. Such registration statement and any amendments and supplements thereto are referred to herein as the "Registration Statement." The Registration Statement shall include a Proxy Statement/Prospectus thereto reasonably acceptable to Wintrust and the Company, prepared by Wintrust and the Company for use in connection with the meeting of stockholders of the Company referred to in Section 5.3, all in accordance with the rules and regulations of the Commission. Wintrust shall, as soon as practicable after the execution of this Agreement, make all filings, if any, required to obtain all blue sky permits, authorizations, consents or approvals required for the issuance of Wintrust Common Stock. In advance of filing the Registration Statement, Wintrust shall provide the Company and its counsel with a copy of the Registration Statement and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from the Commission with respect to the Registration Statement. None of the information furnished by Wintrust or the Company for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document filed with the Commission or any state securities commission, at the respective times at which such documents are filed with the Commission or such state securities commission, or, in the case of the Registration Statement, when it becomes effective, or in the case of the Proxy Statement/Prospectus, when mailed or at the time of the Stockholders Meeting, shall be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (b) Wintrust, within 30 days following execution and delivery of this Agreement, will file the Federal Reserve Application and the IDFPR Application and take all other appropriate actions (except as otherwise specified in Section 5.4(a) above) necessary to obtain the regulatory approvals referred to in Sections 7.3 and 8.3 hereof, and the Company will use all reasonable and diligent efforts to assist in obtaining all such approvals. The obligation to take all appropriate actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order, or approval of, or any exemption by, any Governmental Authority or other party that are not acceptable to Wintrust, in its sole reasonable discretion, or to change the business practices of Wintrust or any of its subsidiaries in a manner not acceptable to Wintrust, in its sole reasonable discretion. In advance of filing any applications for such regulatory approvals, Wintrust shall provide the Company and its counsel with a copy of such applications (but excluding any information contained therein regarding Wintrust and its business or operations for which confidential treatment has been requested) and provide an opportunity to comment thereon, and thereafter shall promptly advise the Company and its counsel of any material communication received by Wintrust or its counsel from any regulatory authorities with respect to such applications.

         5.5 Listing of Shares. Wintrust shall use all reasonable and diligent efforts to cause the shares of Wintrust Common Stock issuable in the Merger to be approved for listing on the Nasdaq National Market.

         5.6 Reasonable and Diligent Efforts. The Parties shall use reasonable and diligent efforts in good faith to satisfy the various conditions to Closing and to consummate the Merger as soon as practicable. None of the Parties will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement (including any action that would impair or impede the timely obtainment of the regulatory approvals referenced in Sections 7.3 and 8.3) or that would cause any of the representations contained herein to be or become untrue.

         5.7 Business Relations and Publicity. The Company shall use reasonable and diligent efforts to preserve the reputation and relationship of the Company and the Bank with suppliers, clients, customers, employees, and others having business relations with the Company or the Bank. Wintrust and the Company shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except as otherwise required by applicable law or the rules of the Nasdaq National Market, or with respect to employee meetings, neither Party shall issue any press release, publicity statement or other public notice or communication, whether written or oral, relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall obtain the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of Wintrust to the content of any communication to the Company's stockholders. In furtherance of the foregoing the Parties acknowledge that immediately after execution of this Agreement Wintrust shall issue a news release (after consultation with the Company as to its content) and file the same with the Commission on Form 8-K.

         5.8      No Conduct Inconsistent with this Agreement.

                  (a) The Company shall not, and shall cause the Bank to not, during the term of this Agreement, directly or indirectly, solicit, encourage or facilitate inquiries or proposals or enter into any agreement with respect to, or initiate or participate in any negotiations or discussions with any person or entity concerning, any proposed transaction or series of transactions involving or affecting the Company or the Bank (or the securities or assets of either) that, if effected, would constitute an acquisition of control of either the Company or the Bank within the meaning of 12 U.S.C.A. ss.1817(j) (disregarding the exceptions set forth in 12 U.S.C.A. ss.1817(j)(17)) and the regulations of the Federal Reserve thereunder (each, an "Acquisition Proposal"), or furnish any information to any person or entity proposing or seeking an Acquisition Proposal.

                  (b) Notwithstanding the foregoing, in the event that the Company Board determines in good faith and after consultation with outside counsel, that in light of a Superior Acquisition Proposal (as defined herein) it is necessary to pursue such Superior Acquisition Proposal in order to act in a manner consistent with such Board's fiduciary duties, the Company Board may, in response to an Acquisition Proposal which was not solicited by or on behalf of the Company or the Bank or which did not otherwise result from a breach of
Section 5.8(a), subject to its compliance with Section 5.8(c), (i) furnish information with respect to the Company or the Bank to such person or entity making such Superior Acquisition Proposal pursuant to a customary confidentiality agreement that is no less restrictive than the Confidentiality Agreement, (ii) participate in discussions or negotiations regarding such Superior Acquisition Proposal, (iii) withdraw, modify or otherwise change in a manner adverse to Wintrust, the Company's recommendation to its stockholders with respect to this Agreement and the Merger, and/or (iv) terminate this Agreement in order to concurrently enter into an agreement with respect to such Superior Acquisition Proposal; provided, however, that the Company Board may not terminate this Agreement pursuant to this Section 5.8(b) unless and until (x) five (5) business days have elapsed following the delivery to Wintrust of a written notice of such determination by the Company Board and during such five
(5) business-day period, the Company and the Bank otherwise cooperate with Wintrust with the intent of enabling the Parties to engage in good faith negotiations so that the Merger and other transactions contemplated hereby may be effected and (y) at the end of such five (5) business-day period the Company Board continue reasonably to believe the Acquisition Proposal at issue constitutes a Superior Acquisition Proposal. A "Superior Acquisition Proposal" shall mean any Acquisition Proposal containing terms which the Company Board determines in its good faith judgment (based on the advice of an independent financial advisor) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Company Board, is reasonably capable of being obtained by such third party, but shall exclude any Acquisition Proposal the terms of which were made known to the Company Board prior to the date of this Agreement.

                  (c) In addition to the obligations of the Company set forth in Section 5.8(a) and (b), the Company shall immediately advise Wintrust orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person or entity making such request or Acquisition Proposal. The Company shall keep Wintrust reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal, including the status of any discussions or negotiations with respect to any Superior Acquisition Proposal.

         5.9      Loan Charge-Off; Pre-Closing Loan Review.

                  (a) The Company shall cause the Bank, prior to the Closing Date, to write off all Loans of the Bank that are required to be written off by the Bank's regulators or that, in conformity with past practices and policies of the Bank and GAAP, should be written off as Loan losses.

                  (b) The Company shall make available to Wintrust full information regarding the status of each Loan contained in the Loan portfolio of the Bank, as of a date not more than 15 days prior to the Closing Date.

                  (c) Wintrust and the Company shall negotiate in good faith regarding the write down, in conformity with the provisions of Section 5.9(a) above, of potential Loan losses (net of reasonably conservative estimates of collateral recoveries and of applicable reserves) identified to the Company by Wintrust; provided, however, that: (i) the Company shall not be required to take any actions as a result of such good faith negotiations (1) more than five
(5) days prior to the Closing Date and (2) until such time as the Company shall have received reasonable assurances that all conditions precedent to Wintrust's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied; (ii) any such actions taken as a result of such good faith negotiation (1) shall not have any effect on the representations and warranties under Section 3.8 made by the Company as of the date of this Agreement but (2) shall be taken into account in determining the Minimum Adjusted Net Worth (as defined in Section 7.9 below) of the Company as of the Closing Date; and (iii) nothing in this Section 5.9 shall require the Company to make any additional provision to the Bank's reserve for loan losses so long as such reserve, determined as described in Section 3.8 and in compliance with the second sentence of Section 5.13 below, is adequate and not less than 1.20% of the Bank's total Loans (gross Loans less unearned discounts).

         5.10 Board of Directors' Notices and Minutes. The Company shall give reasonable notice to Wintrust of all meetings of the Company Board and any of its committees, and the board of directors of the Bank and any of its committees, and if known, the agenda for or business to be discussed at such meetings. To the extent permissible under law, the Company shall promptly transmit to Wintrust copies of all notices, minutes, consents and other materials that the Company or the Bank provides to their directors, other than materials relating to any proposed acquisition of the Company or the Bank, or this Agreement or the Merger, subject to the Company's compliance with Section
5.8. Wintrust agrees to hold in confidence all such information pursuant to the Confidentiality Agreement.

         5.11 Untrue Representations and Warranties. During the term of this Agreement, if any Party becomes aware of any facts, circumstances or of the occurrence or impending occurrence of any event that would cause one or more of such Party's representations and warranties contained in this Agreement to be or to become untrue as of the Closing Date then:

                  (a) such Party shall promptly give detailed written notice thereof to the other Parties; and

                  (b) such Party shall use reasonable and diligent efforts to change such facts or events to make such representations and warranties true, unless the same shall have been waived in writing by the other Parties.

         5.12 Director and Officer Liability Coverage. Wintrust agrees to provide each of the directors and officers of the Company and the Bank after the Effective Time substantially the same insurance coverage against personal liability for actions taken after the Effective Time as is provided to directors and officers of Wintrust. Wintrust further agrees to cause the Surviving Corporation, or its successors in interest, for a period of five (5) years after the Effective Time, to indemnify the current and past directors and officers of the Company and the Bank for all actions taken by them prior to the Effective Time in their respective capacities as directors and officers of the Company and the Bank to the same extent as the indemnification provided by the Company and the Bank under their respective by-laws to such directors and officers immediately prior to the Effective Time.

         5.13 Interim Financial Statements. Prior to the Closing Date, the Company shall deliver to Wintrust a monthly balance sheet, income statement and statement of stockholders' equity of the Company and the Bank as of the end of each month as promptly as practicable after they become available. Such monthly financial statements shall be prepared consistent with past practice and in conformity in all material respects with GAAP (excluding footnote disclosure) applied on a basis consistent with the Financial Statements. Notwithstanding the preceding sentence, such monthly financial statements (a) shall not reflect any negative loan loss provisions with respect to the Company or the Bank and (b) shall reflect a monthly loan loss provision of at least $5,000 recorded by the Bank.

         5.14 Dissent Process. The Company will give to Wintrust prompt notice of any written notice relating to the exercise of appraisal rights granted under the DGCL, including the name of the dissenting stockholder and the number of shares of Company Common Stock to which the dissent relates. Wintrust will have the right to participate in all negotiations and proceedings relating thereto, and exceptions required by law. The Company will not make any payment with respect to, or settle or offer to settle, any appraisal demands without Wintrust's prior written consent.

         5.15 Section 368(a) Reorganization. Either prior to or after the Closing Date, none of the Parties shall take or cause to be taken any action, or omit to take any action or cause any omission, which would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code.

         5.16 Exercise of Options. Notwithstanding anything contained in this Agreement to the contrary, Wintrust and the Company each acknowledge and agree that the holder of any Option may, at any time prior to the fifth business day preceding the Closing Date, exercise such Option in accordance with its terms and conditions.

         5.17 Converted Options. Wintrust agrees to assume and honor each of the Converted Options in accordance with their terms. As soon as reasonably practicable following the Closing Date, Wintrust shall file a registration statement with the Commission with respect to the shares of Wintrust Common Stock to be covered by such Converted Options. Such shares of Wintrust Common Stock shall be duly authorized and, upon exercise of such Converted Options, shall be validly issued, fully paid and nonassessable, and not in violation of or subject to any preemptive rights except as set forth in Wintrust's articles of incorporation. Wintrust shall after the Effective Time have reserved sufficient shares of Wintrust Common Stock for issuance with respect to such options.

         5.18 Termination of Tax Sharing Agreement. The Company shall, and shall cause the Bank to, terminate the Tax Sharing Agreement effective immediately prior to the Effective Time.

                                   ARTICLE VI

                            EMPLOYEE BENEFIT MATTERS

         6.1 Benefit Plans. Schedule 6.1 lists all of the employees of the Company and the Bank (the "Employees"). Wintrust and the Company Board shall together review the Benefit Plans and the coverages provided thereunder. The Company Board shall cause the Company to terminate effective as of the Closing Date all Benefit Plans other than the Company's 401(k) plan, health, life and disability insurance plans, and long-term care plan (the "Retained Plans"), and to pay prior to the Closing or accrue fully any liabilities under the Benefit Plans (including the Retained Plans) or arising out of such termination of Benefit Plans. Effective as of the Closing Date each full-time Employee shall become eligible for and entitled to participate in Wintrust's benefit plans (other than those benefit plans for which such Employee is covered under the Retained Plans) on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. From and after the Closing Date Wintrust shall continue coverage for the Employees under the Retained Plans in effect prior to the Closing Date, to the extent not in violation of any statute, law (including common law), ordinance, rule or regulation applicable to such plans or the qualifications or requirements of such plans, until such time as Wintrust determines such plans are to be terminated or merged with existing Wintrust plans, at which time all Employees previously covered under such Retained Plans shall become eligible for and entitled to participate in Wintrust's similar plans on the same terms and subject to the same conditions as all other U.S. employees of Wintrust and its subsidiaries. To the extent permitted by applicable law, the Company shall cause its health insurance provider to (i) provide to Wintrust a schedule of de-identified information regarding the claims experience of insured persons under the applicable Benefit Plans, and (ii) inform Wintrust of whether such health provider is aware of any significant pre-existing conditions of any insured persons that are not reflected in such schedule. Wintrust shall use its reasonable and diligent efforts to cause any pre-existing condition limitations under Wintrust's medical benefit plans to be waived to the extent such conditions have been waived under the Company's health insurance plans. For purposes of determining eligibility to participate in and, where applicable, vesting under Wintrust's applicable retirement savings plan and employee stock purchase plan, Wintrust's short-term disability plans and vacation policy, each Employee shall receive past service credit for his or her prior employment with the Company as if such Employee had then been employed by Wintrust. Wintrust reserves the right to change or terminate its employee benefit plans at any time.

         6.2 No Rights or Remedies. Nothing in this Article shall confer upon any Employee or his or her legal representative, any rights or remedies, including any right to employment, or continued employment, for any specified period, or any nature or kind whatsoever under or by reason of this Agreement.

                                   ARTICLE VII

                             CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF WINTRUST

         Unless the conditions are waived by Wintrust, all obligations of Wintrust under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

         7.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article III of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in Article III that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. The Company shall have performed in all material respects all agreements herein required to be performed by the Company on or before the Closing.

         7.2 Closing Certificate. Wintrust shall have received a certificate of the Company signed by a senior executive officer of the Company, dated as of the Closing Date, certifying in such detail as Wintrust may reasonably request, as to the fulfillment of the conditions to the obligations of Wintrust set forth in this Agreement that are required to be fulfilled by the Company on or before the Closing.

         7.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

         7.4 Approval of Merger and Delivery of Agreement. This Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with the Company's articles of incorporation, by-laws and the DGCL, and the proper officers of the Company shall have executed and delivered to Wintrust the IL Articles of Merger and the DE Certificate of Merger, each in form suitable for filing with the Illinois Secretary of State and Delaware Secretary of State, respectively, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing. The holders of not more than 5% of the shares of Company Common Stock shall have given written demand for appraisal rights in accordance with the DGCL.

         7.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or threatened in writing.

         7.6 No Litigation. No suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that Wintrust believes, in good faith and with the written advice of outside counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that the Company or the Bank has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on the Company or the Bank.

         7.7 Environmental Surveys. Wintrust shall have the right, at its sole option and cost, to obtain Phase I environmental audits of all real property or facilities owned or used by either the Company or the Bank in the conduct of their respective businesses, conducted by an independent environmental consultant selected by Wintrust. No such environmental audit shall have identified any violation of the Environmental Laws or condition relating to the environment, human health or safety which could reasonably be expected to have a Material Adverse Effect on the Company.

         7.8 Opinion of Counsel. Wintrust shall have received the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel for the Company, dated as of the Closing Date, and in form substantially similar to Exhibit B and reasonably satisfactory to Wintrust and its counsel.

         7.9      Employment Agreements. Those persons identified on Schedule
7.9 shall each have entered into an employment agreement with Wintrust or the Bank, dated the Closing Date, in substantially the form attached as Exhibit C, and shall each be capable of performing his or her duties under his or her employment agreement as of the Closing Date.

         7.10 No Adverse Changes. Between the date of this Agreement and the Closing Date, the business of the Company and the Bank, taken as a whole, shall have been conducted in the Ordinary Course of Business, in all respects consistent with prudent banking practices, and there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on the Company.

         7.11 Minimum Net Worth and Loan Loss Reserve Requirements. The Company shall have delivered to Wintrust a balance sheet as of the Closing Date (the "Closing Balance Sheet"), prepared in conformity with past practices and policies of the Company and GAAP applied on a basis consistent with the preparation of the Financial Statements, which shall reflect that stockholders' equity in the Company, adjusted to reflect the following adjustments, specifications and charges (which adjustments, specifications and charges shall be made by the Company on or prior to the Closing Date), shall be equal to or greater than the sum of $13,100,000.00 plus any cash receipts and attendant tax benefits recorded from the exercise of Options on or after October 21, 2004 in accordance with Section 5.16 (such sum, after giving effect to such adjustments, specifications and charges, the "Minimum Adjusted Net Worth"):

                  (a) the Closing Balance Sheet shall reflect accruals for, on an after-tax basis if appropriate, (i) any professional fees and expenses (including legal, investment banking and accounting fees) actually incurred by the Company in connection with this Agreement and the transactions contemplated hereby, and (ii) any change of control payments due to Mr. S. Michael Polanski under his existing employment agreement with the Company as a result of the Merger, which shall be paid to Mr. Polanski by the Company concurrently with the Closing;

                  (b) any changes in the Other Comprehensive Income account recorded as equity after August 31, 2004 shall be disregarded for purposes of determining Minimum Adjusted Net Worth;

                  (c) the Company shall have no more than $5,155,000 of indebtedness (including trust preferred securities issued and outstanding); and

                  (d) the Bank's reserve for loan losses, determined as described in Section 3.8 and in compliance with the second sentence of Section 5.13, shall be not less than 1.20% of the Bank's net Loans (gross Loans less unearned discounts). The Company may distribute to its stockholders immediately prior to Closing the amount by which stockholders' equity is greater than the Minimum Adjusted Net Worth.

         7.12 Voting Agreements. On or before November 30, 2004, Wintrust shall have received a Voting Agreement, in the form attached hereto as Exhibit D, executed by each of those stockholders of the Company identified on Schedule 7.12.

         7.13 Consents. The Company shall have obtained or caused to be obtained (a) all written consents under those Material Contracts set forth on
Schedule 3.5, and (b) all other written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties required to effect the transactions contemplated by this Agreement where failure to obtain such consents, permissions and approvals would have a Material Adverse Effect on the Company or Wintrust's rights under this Agreement.

         7.14 Liquidation of Subsidiaries. The Company shall have, and shall have caused the Bank to, dissolve, wind up and liquidate each of First Northwest Financial, Mortgage LLC and Insurance LLC.

         7.15 Other Documents. Wintrust shall have received at the Closing such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by the Company with the terms and conditions of this Agreement.

                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE COMPANY

         Unless the conditions are waived by the Company, all obligations of the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

         8.1 Representations and Warranties; Performance of Agreements. Each of the representations and warranties contained in Article IV of this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and each of the representations and warranties contained in Article IV that are not qualified by materiality shall be true and correct in all material respects, except to the extent such representations and warranties speak as of an earlier date, they shall be tested as of such earlier date. Wintrust shall have performed in all material respects all agreements herein required to be performed by Wintrust on or before the Closing.

         8.2 Closing Certificates. The Company shall have received certificates signed by the Chief Executive Officer, a Senior Executive Vice President, an Executive Vice President, or a Senior Vice President of Wintrust dated as of the Closing Date, certifying in such detail as the Company may reasonably request, as to the fulfillment of the conditions to the obligations of the Company as set forth in this Agreement.

         8.3 Regulatory and Other Approvals. Wintrust shall have obtained the approval of all appropriate regulatory entities of the transactions contemplated by this Agreement and the Merger, all required regulatory waiting periods shall have expired, and there shall be pending on the Closing Date no motion for rehearing or appeal from such approval or any suit or action seeking to enjoin the Merger or to obtain substantial damages in respect of such transaction.

         8.4 Delivery of Agreement. The proper officers of Wintrust shall have executed and delivered to the Company the IL Articles of Merger and the DE Certificate of Merger, each in form suitable for filing with the Illinois Secretary of State and Delaware Secretary of State, respectively, and shall have executed and delivered all such other certificates, statements or instruments as may be necessary or appropriate to effect such a filing.

         8.5 Effectiveness of the Registration Statement. The Registration Statement shall have become effective with respect to the shares of Wintrust Common Stock to be issued in the Merger, no stop order suspending the effectiveness of such Registration Statement shall have been issued, no proceeding for that purpose shall have been instituted or threatened in writing.

         8.6 No Litigation. No suit or other action shall have been instituted or threatened in writing seeking to enjoin the consummation of the Merger or to obtain other relief in connection with this Agreement or the transactions contemplated herein that the Company believes, in good faith and with the written advice of outside counsel, makes it undesirable or inadvisable to consummate the Merger by reason of the probability that the proceeding would result in the issuance of an order enjoining the Merger or in a determination that Wintrust has failed to comply with applicable legal requirements of a material nature in connection with the Merger or actions preparatory thereto or would have a Material Adverse Effect on Wintrust.

         8.7      Opinions of Counsel.

                  (a) The Company shall have received the opinion of Schiff Hardin LLP, special counsel for Wintrust, dated as of the Closing Date, and in form substantially similar to Exhibit E and reasonably satisfactory to the Company and its counsel.

                  (b) The Company shall have received the opinion of Vedder, Price, Kaufman & Kammholz, P.C., as special counsel to the Company, dated as of the Closing Date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, that the Company and Wintrust will each be a party to such reorganization within the meaning of Section 368(a) of the Code, and that no gain or loss will be recognized by the holders of shares of Company Common Stock upon the receipt of shares of Wintrust Common Stock in exchange for their shares of Company Common Stock, except to the extent of any Cash Consideration received in the Merger and any cash received in lieu of fractional share of Wintrust Common Stock. The tax opinion shall be supported by one or more fact certificates or affidavits from Wintrust, in such form and content as may reasonably be requested by counsel to the Company.

         8.8 No Adverse Changes. Between the date of this Agreement and the Closing Date, there shall not have occurred any change or any condition, event, circumstance, fact or occurrence, other than as provided in this Agreement, that would have a Material Adverse Effect on Wintrust.

         8.9 Nasdaq Listing. The Wintrust Common Stock to be issued to holders of Company Common Stock pursuant to the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance if required.

         8.10 Supplemental Indenture. Pursuant to the Junior Subordinated Indenture between the Company and Wilmington Trust Company dated May 25, 2004 (the "Trust Preferred Indenture"), Wintrust shall have entered into a supplemental indenture and taken such other actions as reasonably required under the Trust Preferred Indenture for Wilmington Trust Company to consent to the change in control of the Company, provided that the Company shall have taken all actions required under the Trust Preferred Indenture in connection with such change in control, including delivery to Wilmington Trust Company of an officer's certificate of the Company and opinion of Company counsel.

         8.11 Other Documents. The Company shall have received at the Closing all such other customary documents, certificates, or instruments as they may have reasonably requested evidencing compliance by Wintrust with the terms and conditions of this Agreement.

                                   ARTICLE IX

            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         9.1 Non-Survival. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for those covenants or agreements contained herein which by their terms apply in whole or in part after the Effective Time.

                                    ARTICLE X

                                     GENERAL

         10.1 Expenses. Except as otherwise provided in this Section 10.1, all costs and expenses incurred in the consummation of this transaction, including any brokers' or finders' fees, shall be paid by the Party incurring such cost or expense.

                  (a) Each of Wintrust and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Registration Statement, excluding legal and accounting fees and expenses related thereto which shall be borne and paid by the Party incurring such fees and expenses. Registration Statement filing fees to be paid to the Commission shall be borne and paid by Wintrust.

                  (b) In the event that this Agreement is terminated by Wintrust because the Company committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by Wintrust to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided Wintrust is in material compliance with all of its material obligations under this Agreement, the Company shall reimburse Wintrust in an amount, not to exceed $250,000, for the out-of-pocket expenses and costs, subject to verification thereof, that Wintrust (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of the Company's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of Wintrust; provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by Wintrust as a result of the Company's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, Wintrust shall be entitled to recover such other amounts, including consequential damages, as it may be entitled to receive at law or in equity.

                  (c) In the event that this Agreement is terminated (i) by Wintrust as a result of a breach by the Company of its covenant in Section 5.8(a), (ii) by the Company pursuant to Section 10.2(e), or (iii) pursuant to Sections 10.2(b) or 10.2(c) and within six months after the date of such termination the Company or the Bank has either consummated or entered into a definitive agreement relating to an Acquisition Proposal which was made known to any member of the Company Board and not disclosed to Wintrust prior to the date of such termination, then the Company shall pay to Wintrust a termination fee equal to $1,000,000.

                  (d) In the event that this Agreement is terminated by the Company because Wintrust committed a material breach of its material obligations under this Agreement, unless such breach is a result of the failure by the Company or the Bank to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date of such termination, then, provided the Company is in material compliance with all of its material obligations under this Agreement, Wintrust shall reimburse the Company in an amount, not to exceed $250,000, for the out-of-pocket expenses, subject to verification thereof, that the Company (i) has incurred in furtherance of this Agreement and the transactions contemplated herein and (ii) is reasonably expected to incur as a result of Wintrust's breach of this Agreement, including, but not limited to, reasonable fees of professionals engaged for such purpose by or on behalf of the Company; provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement. Notwithstanding the foregoing, if this Agreement is terminated by the Company as a result of Wintrust's willful breach of this Agreement, then in addition to recovery of its out-of-pocket expenses and costs, the Company shall be entitled to recover such other amounts, including consequential damages, as it may be entitled to receive at law or in equity.

                  (e)      In the event this Agreement is terminated pursuant to
Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 for any reason other than regulatory matters relating solely to the Company or the Bank, Wintrust shall pay to the Company $250,000, provided, however, that such sums shall constitute liquidated damages and the receipt thereof shall be the Company's sole and exclusive remedy under this Agreement.

                  (f)      In the event this Agreement is terminated pursuant to
Section 10.2(b) because Wintrust fails to obtain all of the necessary regulatory approvals described in Sections 7.3 and 8.3 because of regulatory matters relating solely to the Company or the Bank, the Company shall pay to Wintrust $250,000, provided, however, that except as provided in Section 10.1(c), such sums shall constitute liquidated damages and the receipt thereof shall be Wintrust's sole and exclusive remedy under this Agreement.

All costs and expenses reasonably estimated to have been incurred by the Company shall be either paid or accrued for on or prior to the Closing Date; provided, however, that nothing in this Section 10.1 shall be deemed to relieve the Company of its liability to pay any expenses incurred in connection with this Agreement following the Closing.

         10.2     Termination.  This Agreement may be terminated:

                  (a) at any time by written agreement between Wintrust and the Company;

                  (b) by either Wintrust or the Company if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its material obligations under this Agreement) by June 30, 2005, or such later date agreed to by the Parties, provided, however, that such termination date shall automatically be extended until July 31, 2005, if the sole impediment to Closing is a delay in either (i) the determination of the effectiveness of the Registration Statement or (ii) the Federal Reserve's approval of the Federal Reserve Application;

                  (c) by Wintrust by written notice to the Company, if (i) any of the conditions in Article VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Wintrust to comply with its obligations under this Agreement); and (ii) Wintrust has not waived such condition on or before the Closing Date;

                  (d) by the Company by written notice to Wintrust, if (i) any of the conditions in Article VIII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company or the Bank to comply with its obligations under this Agreement); and (ii) the Company has not waived such condition on or before the Closing Date; or

                  (e) by the Company, if pursuant to Section 5.8(b) the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party, or by Wintrust if an Acquisition Proposal from a third party is accepted by the Company or consummated, in each case by written notice to the other party; or

                  (f) by the Company, if the Wintrust Common Stock Price is equal to or less than $48.99, provided, however, that the Company may not terminate the Agreement pursuant to this Section 10.2(f) unless and until five
(5) business days have elapsed following the delivery to Wintrust of written notice of such termination, and prior to the end of such five (5) business-day period Wintrust fails to notify the Company that Wintrust elects to increase the Variable Portion of the Per Share Merger Consideration to $13.83, and pay in connection therewith additional Stock Consideration and/or Cash Consideration, so long as the Maximum Cash Election Number does not exceed 45% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding shares to be cancelled pursuant to Section 1.6 and Dissenting Shares).

Any termination of this Agreement shall not affect any rights accrued prior to such termination.

         10.3 Confidential Information. Wintrust and the Company each covenant that, in the event the transactions contemplated by this Agreement are not consummated, each such Party will keep in strict confidence and return all documents containing any information concerning the properties, business, and assets of the other Parties that may have been obtained in the course of negotiations or examination of the affairs of each other Party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources), except to the extent that disclosure is required by judicial process or governmental or regulatory authorities.

         10.4 Non-Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, Wintrust may assign its rights hereunder to another wholly owned subsidiary of Wintrust. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

         10.5 Notices. All notices, requests, demands, and other communications provided for in this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) the third business day after being deposited in the United States mail, registered or certified mail (return receipt requested), or (c) the first business day after being deposited with Federal Express or any other recognized national overnight courier service, in each case addressed as follows:

                  (i)     If to the Company, addressed to:

                          First Northwest Bancorp, Inc.
                          234 W. Northwest Highway
                          Arlington Heights, Illinois 60004
                          Attention: S. Michael Polanski, President with a copy to:

                          John E. Freechack
                          Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700
                          Chicago, Illinois 60606

                  (ii)    If to Wintrust, addressed to:

                          Wintrust Financial Corporation
                          727 North Bank Lane
                          Lake Forest, Illinois  60045
                          Attention:    David A. Dykstra,
                                        Senior Executive Vice President and
                                        Chief Operating Officer

                          with a copy to:

                          Matthew G. Galo
                          Schiff Hardin LLP
                          6600 Sears Tower
                          Chicago, Illinois 60606-6473

         10.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each counterpart were upon the same instrument.

         10.7 Knowledge. References in this Agreement to the "knowledge" of a party shall mean, with respect to a natural person, the actual knowledge of such person after reasonable investigation and with respect to an entity, the actual knowledge of its officers and directors after reasonable investigation.

         10.8 Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole. Article, Section, Exhibit and Schedule references are to the Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," "including" or similar expressions are used in this Agreement, they will be understood to be followed by the words "without limitation." The words describing the singular shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships and other entities and vice versa. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

         10.9 Entire Agreement. This Agreement, including the Schedules and agreements delivered pursuant hereto, and the Confidentiality Agreement, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written. This Agreement shall not be modified or amended other than by written agreement of the parties hereto. Captions appearing in this Agreement are for convenience only and shall not be deemed to explain, limit, or amplify the provisions hereof.

         10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof.

         10.11 Severability. In the event that a court of competent jurisdiction shall finally determine that any provision of this Agreement or any portion thereof is unlawful or unenforceable, such provision or portion thereof shall be deemed to be severed from this Agreement, and every other provision and portion thereof that is not invalidated by such determination shall remain in full force and effect. To the extent that a provision is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, such provision shall be enforceable to the fullest extent permitted under the laws and public policies of the state whose laws are deemed to govern enforceability.

                          ** Signature Page Follows **

         IN WITNESS WHEREOF, Wintrust and the Company have each executed this Agreement and Plan of Merger as of the day and year first written above.

                                         WINTRUST FINANCIAL CORPORATION


                                         By:    /s/ David A. Dykstra
                                                -------------------------------
                                         Name:  David A. Dykstra
                                         Title: Senior Executive Vice President
                                                and Chief Operating Officer


                                         FIRST NORTHWEST BANCORP, INC.


                                         By:    /s/ S. Michael Polanski
                                                -------------------------------
                                         Name:  S. Michael Polanski
                                         Title: President and Chief Executive
                                                Officer

                                                                         ANNEX B



               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                         DISSENTERS' RIGHTS OF APPRAISAL

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. '01, eff. 7-1-01).

                                                                         ANNEX C



                            FORM OF VOTING AGREEMENT

         THIS AGREEMENT ("Agreement") is made and entered into as of the ___ day of November, 2004, by and between the undersigned stockholders (each, a "Stockholder," and collectively, the "Stockholders"), of FIRST NORTHWEST BANCORP, INC., a Delaware corporation (the "Company"), and WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Wintrust").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company and Wintrust have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") (capitalized terms used but not defined in this Agreement shall have the meanings given them in the Merger Agreement);

         WHEREAS, each of the Stockholders is a director or executive officer of the Company or its wholly owned subsidiary, First Northwest Bank;

         WHEREAS, it is a condition precedent to Wintrust's obligations under the Merger Agreement that the Stockholders shall have executed and delivered this Agreement, solely in their capacities as stockholders of the Company; and

         WHEREAS, each Stockholder owns and is entitled to vote the number of issued and outstanding shares of common stock of the Company (the "Company Common Shares") set forth opposite such Stockholder's name on Schedule 1 attached hereto and has agreed to vote such Stockholder's Company Common Shares pursuant to the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, the Stockholders and Wintrust hereby agree as follows:

         Section 1. Voting of Shares. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, such Stockholder shall vote the Company Common Shares which such Stockholder owns and is entitled to vote (a) in favor of the transactions contemplated by the Merger Agreement, (b) against any action or agreement which would result in a breach of any term of, or any other obligation of the Company under, the Merger Agreement, and (c) against any action or agreement which would impede, interfere with or attempt to discourage the transactions contemplated by the Merger Agreement; provided, however, that nothing in this Agreement shall prevent a Stockholder, in his or her capacity as a director of the Company, from discharging his or her fiduciary duties to the Company. Each Stockholder agrees that the Company shall be authorized to include in any proxy or material transmitted to stockholders of the Company, a statement to the effect that the Stockholder is a party to this Agreement and has committed to vote in favor of the transactions contemplated by the Merger Agreement.

         Section 2. Term of Agreement. This Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time (as defined in the Merger Agreement), or
(ii) the termination of the Merger Agreement in accordance with its terms, which includes termination in the event the Company Board determines that its fiduciary duties require it to accept an unsolicited Acquisition Proposal from a third party pursuant to Section 5.8(b) of the Merger Agreement.

         Section 3. Covenants of Stockholders. Each Stockholder agrees not to: except to the extent contained in this Agreement, grant any proxies, deposit any Company Common Shares into a voting trust or enter into a voting agreement with respect to any Company Common Shares; or without the prior written approval of Wintrust, solicit, initiate or encourage any inquiries or proposals for a merger or other business combination involving the Company.

         Section 4. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to Wintrust as follows: (a) such Stockholder owns - and is entitled to vote in accordance with such

Stockholder's commitments under this Agreement - the number of Company Common Shares set forth opposite his or her name on Schedule 1 hereto, and, except as disclosed on Schedule 3.3(a) of the Merger Agreement, does not own or have any right to acquire any Company Common Shares not listed on Schedule 1; (b) such Stockholder has the right, power and authority to execute, deliver and perform under this Agreement; such execution, delivery and performance will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which such Stockholder is a party or is subject; and this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms; (c) except as set forth in the next sentence, such Stockholder's Company Common Shares listed as owned on Schedule 1 hereto are now and will remain owned by such Stockholder, free and clear of all voting trusts, voting agreements, proxies, liens, claims, liabilities, security interests, marital property rights or any other encumbrances whatsoever (other than (i) pledges for loans entered into in the ordinary course and (ii) rights of Wintrust and encumbrances respecting such Company Common Shares created pursuant to this Agreement or the Merger Agreement); and (d) other than this Agreement and the Merger Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or agreements related to, such Stockholder's Company Common Shares. Notwithstanding anything contained in this Agreement to the contrary, at any time prior to the Closing, each Stockholder shall be permitted to transfer ownership and voting rights of up to an aggregate of five percent (5%) of such Stockholder's Company Common Shares listed as owned on Schedule 1 to a family member of such Stockholder without obtaining Wintrust's prior consent or approval of such transfer. For purposes of the preceding sentence, "family member" shall mean any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

         Section 5. Representations and Warranties of Wintrust. Wintrust has the right, power and authority to execute and deliver this Agreement; such execution and delivery will not violate, or require any consent, approval, or notice under any provision of law or result in the breach of any outstanding agreements or instruments to which Wintrust is a party or is subject; and this Agreement has been duly executed and delivered by Wintrust and constitutes a legal, valid and binding agreement of Wintrust, enforceable in accordance with its terms.

         Section 6. Transferability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Wintrust may assign this Agreement to a direct or indirect wholly-owned subsidiary or affiliate of Wintrust, provided that no such assignment shall relieve Wintrust of its obligations hereunder.

         Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed by any of the Stockholders in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Wintrust shall be entitled to an injunction(s) to prevent breaches of this Agreement by the Stockholders and to enforce specifically the terms and provisions hereof in addition to any other remedy to which Wintrust is entitled at law or in equity.

         Section 8. Further Assurances. Each Stockholder agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary or appropriate in order to consummate the transactions contemplated hereby.

         Section 9. Entire Agreement and Amendment. (a) Except for the Merger Agreement and its ancillary agreements and instruments, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect hereto.

                  (b) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         Section 10. Notices. Each notice, demand or other communication which may be or is required to be given under this Agreement shall be in writing and shall be deemed to have been properly given when delivered personally at the address set forth herein for Wintrust or the address on Schedule 1 for each of the Stockholders, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties with telephone confirmation of receipt, or the day after sending by recognized overnight courier or if by the United States registered or certified mail, return receipt requested, postage prepaid two days after deposit therein.

         Section 11. General Provisions. This Agreement shall be governed by the laws of the State of Illinois. This Agreement may be executed in counterparts, each of which shall be deemed to be an original. Headings are for convenience only and shall not affect the meaning of this Agreement. Any term of this Agreement which is invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Wintrust Financial Corporation, an Illinois
Corporation:


By:
   ---------------------------------------
Its:
   ---------------------------------------

Address for Notices:                         With a copy to
    Wintrust Financial Corporation                Matthew G. Galo
    727 North Bank Lane                           Schiff Hardin & Waite
    Lake Forest, Illinois  60045                  6600 Sears Tower
    Attn:    David A. Dykstra                     Chicago, Illinois  60606-6473
             Senior Executive Vice President      Facsimile No.:  (312) 258-5700
             and Chief Operating Officer
    Facsimile No.:  (847) 615-4091


STOCKHOLDERS


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------


-------------------------------------      -------------------------------------

                                   SCHEDULE 1

                                                                                  NUMBER OF COMPANY COMMON SHARES
   NAME, ADDRESS AND FACSIMILE       NUMBER OF COMPANY COMMON SHARES OWNED        ISSUABLE UNDER OPTIONS HELD BY
      NUMBER OF STOCKHOLDER                      BY STOCKHOLDER                             STOCKHOLDER


                                                                         ANNEX D

                        [Hovde Financial LLC Letterhead]


                                                               November 15, 2004

Board of Directors
First Northwest Bancorp, Inc.
234 W. Northwest Highway
Arlington Heights, Illinois 60004

Dear Members of the Board:

         We understand that Wintrust Financial Corporation, an Illinois corporation ("WTFC"), and First Northwest Bancorp, Inc., a Delaware corporation ("FNBI") have entered into an Agreement and Plan of Merger, dated November 12, 2004 (the "Agreement"), pursuant to which the Board of Directors of each of WTFC and FNBI have determined that it is in the best interests of the parties to the Agreement and their respective shareholders to enter into a transaction wherein WTFC shall acquire FNBI pursuant to the merger of FNBI with and into WTFC (the "Merger"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings attributed to them in the Agreement. As set forth in the Agreement, at the Effective Time of the Merger, (a) each share of common stock of FNBI that is issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to received the sum (the "Merger Consideration") of (i) a fixed amount of Seven Dollars and Twenty Cents ($7.20) plus (ii) an amount that shall vary with the WTFC Common Stock Price (the "Variable Portion) as set forth in Section 2.1 of the Agreement, plus (iii) a special dividend at closing based on the Minimum Net Worth requirements of
Section 7.11 of the Agreement. In connection therewith, you have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the shareholders of FNBI.

         Hovde Financial LLC ("Hovde"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with FNBI, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement. We are also familiar with WTFC, through our continued Merger negotiations and due diligence.

         We were retained by FNBI to act as its financial advisor in connection with the Agreement and the Merger. We will receive compensation from FNBI in connection with our services, a significant portion of which is contingent upon the consummation of the Merger. FNBI has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of their businesses, affiliates of Hovde may actively trade the equity securities of FNBI or WTFC for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

         During the course of our engagement and for the purposes of the opinion set forth herein, we have:

         (i)      reviewed the Agreement;

         (ii) reviewed certain historical publicly available business and financial information concerning FNBI and WTFC;

         (iii) reviewed certain internal financial statements and other financial and operating data concerning FNBI and WTFC;

         (iv) analyzed certain financial projections prepared by the management of FNBI;

Board of Directors
First Northwest Bancorp, Inc.
November 15, 2004
Page 2


         (v) conducted meetings with members of the senior management of FNBI and WTFC for the purpose of reviewing the future prospects of FNBI and WTFC, including financial forecasts related to the respective businesses, earnings, assets, liabilities and the amount and timing of cost savings (the "Synergies") expected to be achieved as a result of the Merger;

         (vi) evaluated the pro forma contribution of FNBI's assets, liabilities, equity and earnings to the pro forma company;

         (vii) analyzed the pro forma impact of the Merger on the combined company's earnings per share, consolidated capitalization and financial ratios;

         (viii) reviewed the terms of recent merger and acquisition transactions, to the extent publicly available, involving banks and bank holding companies that we considered relevant; and

         (ix) performed such other analyses and considered such other factors as we have deemed appropriate.

         We also took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our knowledge of the banking industry and our general experience in securities valuations.

         In rendering this opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the materials provided to us by FNBI and WTFC and in the discussions with FNBI and WTFC managements. In that regard, we have assumed that the financial forecasts, including, without limitation, the synergies and projections regarding under-performing and nonperforming assets and net charge-offs have been reasonably prepared on a basis reflecting the best currently available information and judgments and estimates of FNBI and WTFC and that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed that such allowances for FNBI and WTFC are in the aggregate adequate to cover such losses. We were not retained to and did not conduct a physical inspection of any of the properties or facilities of FNBI and WTFC. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of FNBI and WTFC and we were not furnished with any such evaluations or appraisals.

         We have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for United States federal income tax purposes. We have assumed that the Merger is, and will be, in compliance with all laws and regulations that are applicable to FNBI and WTFC. In rendering this opinion, we have been advised by FNBI and WTFC and we have assumed that there are no factors that would impede any necessary regulatory or governmental approval of the Merger and we have further assumed that, in the course of obtaining the necessary regulatory and governmental approvals, no restriction will be imposed on FNBI and WTFC that would have a material adverse effect on WTFC, as the surviving corporation, or the contemplated benefits of the Merger. We have also assumed that there would be no change in applicable law or regulation that would cause a material adverse change in the prospects or operations of WTFC, as the surviving corporation, after the Merger.

         Our opinion is based solely upon the information available to us and the economic, market and other circumstances as they exist as of the date hereof. Events occurring and information that becomes available after the date hereof could materially affect the assumptions and analyses used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring or information that becomes available after the date hereof, except as otherwise agreed in our engagement letter.

         We are not expressing any opinion herein as to the prices at which shares of WTFC issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to

Board of Directors
First Northwest Bancorp, Inc.
November 15, 2004
Page 3


any FNBI shareholder as to how such holder should vote with respect to the Agreement at any meeting of FNBI shareholders. Our opinion does not address the underlying business decision to proceed with the Merger.

         This letter is solely for the information of the Board of Directors of FNBI and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in each case in accordance with our prior written consent which shall not be unreasonably withheld; provided, however, that we hereby consent to the inclusion and reference to this letter in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of FNBI Common Stock in connection with the Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

         Subject to the foregoing and based on our experience as investment bankers, our activities and assumptions as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration that will be paid pursuant to the Agreement to the shareholders of FNBI is fair, from a financial point of view.


                                                        Sincerely,


                                                        /s/ Hovde Financial LLC

                                                        HOVDE FINANCIAL LLC

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         In accordance with the Illinois Business Corporation Act (being Chapter 805, Act 5 of the Illinois Compiled Statutes), Articles Eight and Nine of the Registrant's Certificate of Incorporation provide as follows:

         ARTICLE EIGHT: No director of the corporation shall be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct of a knowing violation of law, (c) under Section 8.65 of the BCA, as the same exists or hereafter may be amended, or (d) for any transaction from which the director derived an improper personal benefit.

         ARTICLE NINE, PARAGRAPH 1: The corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The words "liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs. Expenses incurred in defending a civil, criminal, administrative, investigative or other action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in accordance with the provisions of Section
8.75 of the BCA.

         The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any statute, by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         PARAGRAPH 2: The corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

         PARAGRAPH 3: For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         PARAGRAPH 4: The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the BCA, or other applicable law, if any, are in effect, and any repeal or modification of any such law or of this

Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         PARAGRAPH 5: For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

         Section 6.3 of the Registrant's By-laws provides as follows:

         SECTION 6.3. MANDATORY INDEMNIFICATION. To the extent that a director, officer, employee or agent of a corporation, or any subsidiary or subsidiaries, as the case may be, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         The Illinois Business Corporation Act provides for indemnification of officers, directors, employees and agents as follows:

         5/8.75 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) To the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and
(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (1) by the majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of the directors designated by a majority vote of the directors, even though less than a quorum,
(3) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders.

         (e) Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by or granted under the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         (g) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section.

         (h) If a corporation indemnifies or advances expenses to a director or officer under subsection (b) of this Section, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         (i) For purposes of this Section, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         (j) For purposes of this Section, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

         (k) The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

         (l) The changes to this Section made by this amendatory Act of the 92nd General Assembly apply only to actions commenced on or after the effective date of this amendatory Act of the 92nd General Assembly. (Last amended by P.A. 92-0033, L. '01, eff. 7-1-01.)

         Wintrust has purchased $30 million of insurance policies which insure Wintrust's directors and officers against liability which they may incur as a result of actions taken in such capacities. In addition, Wintrust maintains fiduciary liability coverage up to a $5 million limit and trust errors and omissions coverage up to a limit of $15 million.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      Exhibits:

         A list of the exhibits included as part of this registration statement is set forth on the list of exhibits immediately preceding such exhibits and is incorporated herein by reference.

         (b)      Financial Statement Schedules:

         All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere or incorporated by reference in the registration statement.

ITEM 22:  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or

         497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 19th day of January, 2005.

                                    WINTRUST FINANCIAL CORPORATION


                                    By:/s/ David A. Dykstra
                                       _________________________________________
                                       David A. Dykstra
                                       Senior Executive Vice President and
                                       Chief Operating Officer




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----
/s/ Edward J. Wehmer
----------------------------------------             President, Chief Executive
Edward J. Wehmer                                        Officer and Director                    February 9, 2005

/s/ David L. Stoehr                                 Executive Vice President and
----------------------------------------              Chief Financial Officer
David L. Stoehr                                    (Principal Accounting Officer)               February 9, 2005

----------------------------------------               Chairman and Director                    February 9, 2005
John S. Lillard

----------------------------------------                     Director                           February 9, 2005
Peter D. Crist

/s/ Bruce K. Crowther*
----------------------------------------                     Director                           February 9, 2005
Bruce K. Crowther


---------------------------------------                      Director                           February 9, 2005
Joseph F. Damico

/s/ Bert A. Getz, Jr.*
----------------------------------------                     Director                           February 9, 2005
Bert A. Getz, Jr.

/s/ Paul J. Liska*
----------------------------------------                     Director                           February 9, 2005
Paul J. Liska

/s/ James B. McCarthy*
----------------------------------------                     Director                           February 9, 2005
James B. McCarthy

/s/ Albin F. Moschner*
----------------------------------------                     Director                           February 9, 2005
Albin F. Moschner

/s/ Thomas J. Neis*
----------------------------------------                     Director                           February 9, 2005
Thomas J. Neis


                                      S-1

                 NAME                                          TITLE                                  DATE
                 ----                                          -----                                  ----


/s/ Hollis W. Rademacher*
----------------------------------------                     Director                           February 9, 2005
Hollis W. Rademacher

----------------------------------------                     Director                           February 9, 2005
J. Christopher Reyes

/s/ John J. Schornack*
----------------------------------------                     Director                           February 9, 2005
John J. Schornack

/s/ Ingrid S. Stafford*
----------------------------------------                     Director                           February 9, 2005
Ingrid S. Stafford

*   By:  /s/ David A. Dykstra
         --------------------
        Attorney-in-fact



                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
------   ----------------------

2.1 Agreement and Plan of Merger by and between Wintrust Financial Corporation and First Northwest Bancorp, Inc., dated as of November 17, 2004 (included as Annex A to this proxy statement/prospectus).

3.1 Amended and Restated Articles of Incorporation of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.1 of the Company's Form S-1 Registration Statement (No. 333-18699) filed with the Securities and Exchange Commission on December 24, 1996).

3.2 Statement of Resolution Establishing Series of Junior Serial Preferred Stock A of Wintrust Financial Corporation (incorporated by reference to
         Exhibit 3.2 of the Company's Form 10-K for the year ended December 31,
         1998).

3.3 Amended and Restated By-laws of Wintrust Financial Corporation (incorporated by reference to Exhibit 3.3 of the Company's Form 10-Q for the quarter ended March 31, 2003).

4.1 Rights Agreement between Wintrust Financial Corporation and Illinois Stock Transfer Company, as Rights Agent, dated July 28, 1998 (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A Registration Statement (No. 000-21923) filed with the Securities and Exchange Commission on August 28, 1998).


5.1      Opinion of Vedder, Price, Kaufman & Kammholz, P.C.+

8.1      Tax Opinion of Vedder, Price, Kaufman & Kammholz, P.C.+

23.1     Consent of Ernst & Young LLP.*

23.2     Consent of Hovde Financial LLC.+

23.3     Consents of Vedder Price (included in Exhibits 5.1 and 8.1)+

24.1 Power of Attorney (contained in signature page to the registration statement).+

99.1     Form of proxy card.+

99.2     Form of election card.+

---------------------------------------
*  Filed herewith.
+  Previously filed.